                                                              Rule No. 424(b)(1)
                                                              File No. 333-32737


PROSPECTUS

$266,262,029.25
CHASE MANHATTAN MARINE OWNER TRUST 1997-A
CLASS A ASSET BACKED NOTES
CLASS B ASSET BACKED NOTES
CLASS C ASSET BACKED NOTES

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
THE CHASE MANHATTAN BANK
SELLERS

THE CIT GROUP/SALES FINANCING, INC.
SERVICER

Chase Manhattan Marine Owner Trust 1997-A (the 'TRUST' or the 'ISSUER'), created pursuant to an Amended and Restated Trust Agreement, to be dated as of October 1, 1997, among Chase Manhattan Bank USA, National Association, a national banking association ('CHASE USA'), The Chase Manhattan Bank, a New York banking corporation ('CHASE,' and together with Chase USA, the 'SELLERS'),

                                                   (Continued on following page)

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, THE CHASE MANHATTAN BANK, THE CIT GROUP/SALES FINANCING, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES IS A DEPOSIT AND NONE OF THE NOTES IS INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE 'FDIC'). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE HEADING 'RISK FACTORS' COMMENCING ON PAGE 11 HEREIN.

--------------------------------------------------------------------------------

                          AGGREGATE                                                           UNDERWRITING
                          PRINCIPAL       INTEREST      FINAL SCHEDULED        PRICE TO       DISCOUNT AND      PROCEEDS TO
                           AMOUNT           RATE       DISTRIBUTION DATE      PUBLIC(1)        COMMISSION       SELLERS(2)

CLASS A-1 NOTES        $ 41,800,000.00     5.845%     JANUARY 17, 2000         100.000000%        0.1500%          99.850000%
CLASS A-2 NOTES        $ 55,600,000.00     6.028%     MARCH 15, 2002           100.000000%        0.1750%          99.825000%
CLASS A-3 NOTES        $ 50,600,000.00     6.140%     JANUARY 17, 2005          99.984375%        0.2000%          99.784375%
CLASS A-4 NOTES        $ 37,300,000.00     6.250%     APRIL 16, 2007            99.968750%        0.2500%          99.718750%
CLASS A-5 NOTES        $ 29,300,000.00     6.420%     OCTOBER 15, 2009         100.000000%        0.2850%          99.715000%
CLASS A-6 NOTES        $ 23,700,000.00     6.500%     APRIL 16, 2012           100.000000%        0.3250%          99.675000%
CLASS B NOTES          $ 10,650,000.00     6.680%     AUGUST 15, 2013          100.000000%        0.4500%          99.550000%
CLASS C NOTES          $ 17,312,029.25     6.850%     OCTOBER 16, 2017          99.953125%        0.5500%          99.403125%
TOTAL                  $266,262,029.25                                      $266,234,351.74   $658,121.16     $265,576,230.58

(1) Plus accrued interest, if any, from the Closing Date.
(2) Before deduction of expenses estimated at $573,000.
--------------------------------------------------------------------------------

This Prospectus may be used by Chase Securities Inc., an affiliate of each of the Sellers and a subsidiary of The Chase Manhattan Corporation (the 'CORPORATION'), in connection with offers and sales related to market-making transactions in the Notes. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

The Notes are being offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form, on or about October 23, 1997 (the 'CLOSING DATE') through the facilities of The Depository Trust Company ('DTC'), Cedel Bank, societe anonyme ('CEDEL') or the Euroclear System ('EUROCLEAR'), against payment therefor in immediately available funds.

Underwriters of the Class A Notes

CHASE SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                                                             MERRILL LYNCH & CO.

Underwriter of the Class B Notes and the Class C Notes
CHASE SECURITIES INC.

THE DATE OF THIS PROSPECTUS IS OCTOBER 16, 1997.

(continued from preceding page)

and Wilmington Trust Company, as Owner Trustee (the 'OWNER TRUSTEE'), will issue eight classes of Asset Backed Notes (collectively, the 'NOTES') in the respective aggregate principal amounts set forth on the cover page hereof pursuant to an indenture (as amended and supplemented from time to time, the 'INDENTURE') to be dated as of October 1, 1997, between the Trust and Norwest Bank Minnesota, National Association, as indenture trustee (the 'INDENTURE TRUSTEE'). The Trust will also issue Certificates (the 'CERTIFICATES'), which will not bear interest but will have certain rights to the monies in the Reserve Account and certain other excess funds (as described in 'Summary of Terms--Reserve Account') after the payment of all principal and interest then due on the Notes. The Certificates will represent fractional undivided beneficial equity interests in the Trust (the 'CERTIFICATE INTEREST'). The Certificates are not being offered or sold hereby.

     The assets of the Trust will consist of a pool of retail installment sales contracts and purchase money notes and other notes secured by new and used boats, boat motors and boat trailers, certain monies received or due thereunder on and after October 1, 1997 (the 'CUTOFF DATE'), security interests in the boats, boat motors and boat trailers financed thereby, amounts on deposit in the Collection Account, the Note Distribution Account, the Paid-Ahead Account and the Reserve Account and proceeds from claims and other rights to payment on certain insurance policies, all as more fully described herein. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

     Interest on all classes of Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will generally be payable on the 15th day of each month (each, a 'DISTRIBUTION DATE'), commencing November 17, 1997. Principal of the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on any class of Notes until all of the Notes with preceding class designations have been paid in full.

      Each class of Notes will be payable in full on the Final Scheduled Distribution Date with respect to such class specified above. Investors should be aware that payment in full of a class of Notes could occur earlier than such dates as described herein. In addition, the Class C Notes will be subject to prepayment in whole, but not in part, on any Distribution Date on which The CIT Group/Sales Financing, Inc. ('CITSF'), in its capacity as servicer (in such capacity, the 'SERVICER'), exercises its option to purchase the Receivables. The Servicer may purchase all the Receivables on any Distribution Date following the last day of a Collection Period on which the Pool Balance (as defined herein) shall have declined to 5% or less of the Cutoff Date Pool Balance (as defined herein).

     The Notes initially will be represented by Notes registered in the name of Cede & Co. ('CEDE'), the nominee of DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof (the 'PARTICIPANTS'). Definitive Notes (as defined herein) will be available only under the limited circumstances described herein.


     There currently is no secondary market for the Notes and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Notes, and there is no assurance that any such market will develop or continue.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING' HEREIN.

     Upon receipt of a request by an investor, or his or her representative, within the period during which there is a prospectus delivery obligation, the Underwriters will transmit or cause to be transmitted promptly, without charge and in addition to any such delivery requirements, a paper copy of this Prospectus or this Prospectus encoded in an electronic format.

                             AVAILABLE INFORMATION

     The Sellers have filed with the Securities and Exchange Commission (the 'COMMISSION') a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the 'REGISTRATION STATEMENT') under the Securities Act of 1933, as amended (the 'SECURITIES ACT'), with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and any reports and other documents incorporated herein by reference as described below under 'Incorporation of Certain Documents by Reference,' which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Chase Manhattan Bank, on behalf of the Trust, will agree to file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT'), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web, at which site reports, information statements and other information, including all electronic filings, regarding the Sellers may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, unaudited monthly reports and annual reports containing information concerning the Trust and prepared by the Servicer will be sent on behalf of the Trust only to Cede, as the nominee of DTC and the registered holder of the Notes. See 'Certain Information Regarding the Notes--Book-Entry Registration,' '--Definitive Notes' and '--Reports.' Such reports will not constitute financial statements prepared in accordance with

United States generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant. None of the Sellers or the Servicer intends to send any of its financial reports to Noteholders or to the owners of beneficial interests in the Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed on behalf of the Trust with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes, shall be deemed to be incorporated by reference herein and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Servicer, Attention: Securitization Department. Telephone requests for such copies should be directed to the Servicer at (201) 740-5408.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed under the captions 'The Receivables Pool--Delinquencies and Net Losses' and 'Weighted Average Life of the Notes--CPR Tables' may constitute forward-looking statements within the meaning of Section 7A of the Securities Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Receivables to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                                SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Certain capitalized terms used in this Summary are defined elsewhere herein on the pages indicated in the 'Index of Terms.'

Issuer................... Chase Manhattan Marine Owner Trust 1997-A (the 'TRUST'
                          or the 'ISSUER'), a Delaware business trust created
                          pursuant to an amended and restated trust agreement
                          (as amended and supplemented, the 'TRUST AGREEMENT'),
                          to be dated as of October 1, 1997, among the Sellers
                          and the Owner Trustee.

Sellers.................. Chase USA and Chase (also referred to herein together as the 'SELLERS' or the 'BANKS'). None of the Sellers
                          or any of their affiliates has guaranteed, insured or
                          is otherwise obligated with respect to the Notes. See
                          'Risk Factors--Limited Assets; Subordination.'

Servicer................. The CIT Group/Sales Financing, Inc., a Delaware
                          corporation ('CITSF,' or in such capacity, the
                          'SERVICER'), a wholly-owned subsidiary of The CIT
                          Group, Inc., a Delaware corporation ('CIT'). The
                          Servicer will be responsible for managing,
                          administering, servicing and making collections on the
                          Receivables and serving as an administrator of the
                          Trust. Neither CITSF nor any of its affiliates has
                          guaranteed, insured or is otherwise obligated with
                          respect to the Notes. CIT is partially owned by the
                          Corporation, the parent of each of the Sellers. See
                          'The CIT Group/Sales Financing, Inc., Servicer'
                          herein.

Chase Marine Finance..... Prior to the Servicing Transfer, Chase and Chase USA,
                          each a wholly-owned subsidiary of the Corporation,
                          together with several of their affiliates, were
                          engaged in the marine product financing and marine
                          loan servicing business. As used herein, the term
                          'CHASE MARINE FINANCE' refers to such business of the
                          Sellers, their respective predecessors and their
                          affiliates, and such term does not include what was
                          the marine product financing and marine loan servicing
                          business of The Chase Manhattan Bank, National
                          Association ('CHASE N.A.') or any of its affiliates
                          prior to the Chase/Chemical Merger. Prior to the
                          Servicing Transfer, the servicing of Marine Loans by
                          Chase Marine Finance was performed by Chase Financial
                          Management Corporation ('CFMC'), an Ohio corporation
                          headquartered in Cleveland, Ohio and a subsidiary of

                          Chase USA.

                          On June 3, 1997, the right to service or subservice the Marine Loans and certain other loans then serviced by CFMC was sold to CITSF (such transaction, the 'SERVICING TRANSFER'). CITSF began servicing such Marine Loans and other loans on August 18, 1997. In connection with the Servicing Transfer, CITSF agreed to serve as Servicer under the Sale and Servicing
                          Agreement. Following the Servicing Transfer, none of the Sellers and their affiliates (other than CIT and its affiliates) is financing or servicing Marine
                          Loans. The

                          documents effecting the Servicing Transfer are referred to herein as the 'SERVICING TRANSFER
                          AGREEMENTS.'

Indenture Trustee........ Norwest Bank Minnesota, National Association, a
                          national banking association, as Indenture Trustee
                          under the Indenture. The Indenture Trustee's Corporate
                          Trust Office is located at Norwest Center, Sixth
                          Street and Marquette Avenue, Minneapolis, Minnesota
                          55479-0070, telephone (612) 667-8058. The Banks, the
                          Servicer and their respective affiliates may have
                          normal banking relationships with the Indenture
                          Trustee and its affiliates.

Owner Trustee............ Wilmington Trust Company, a Delaware banking corporation, as trustee under the Trust Agreement (the
                          'OWNER TRUSTEE'). The Owner Trustee's Corporate Trust
                          Office is located at Rodney Square North, 1100 North
                          Market Street, Wilmington, Delaware 19890-0001,
                          telephone (302) 651-1000. The Banks, the Servicer and
                          their respective affiliates may have normal banking
                          relationships with the Owner Trustee and its
                          affiliates.

The Notes................ Class A-1 5.845% Asset Backed Notes in the aggregate principal amount of $41,800,000.00 (the 'CLASS A-1
                          NOTES').

                          Class A-2 6.028% Asset Backed Notes in the aggregate principal amount of $55,600,000.00 (the 'CLASS A-2
                          NOTES').

                          Class A-3 6.140% Asset Backed Notes in the aggregate

                          principal amount of $50,600,000.00 (the 'CLASS A-3
                          NOTES').

                          Class A-4 6.250% Asset Backed Notes in the aggregate principal amount of $37,300,000.00 (the 'CLASS A-4
                          NOTES').

                          Class A-5 6.420% Asset Backed Notes in the aggregate principal amount of $29,300,000.00 (the 'CLASS A-5
                          NOTES').

                          Class A-6 6.500% Asset Backed Notes in the aggregate principal amount of $23,700,000.00 (the 'CLASS A-6
                          NOTES' and, together with the Class A-1 Notes, Class
                          A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class
                          A-5 Notes, the 'CLASS A NOTES').

                          Class B 6.680% Asset Backed Notes in the aggregate principal amount of $10,650,000.00 (the 'CLASS B
                          NOTES').

                          Class C 6.850% Asset Backed Notes in the aggregate principal amount of $17,312,029.25 (the 'CLASS C
                          NOTES').

                          To the extent described herein, the Class A Notes will be senior in right of payment to the Class B Notes and the Class C Notes, and the Class B Notes will be senior in right of payment to the Class C Notes.

                          The Notes will be issued by the Trust pursuant to an Indenture to be dated as of October 1, 1997 (the
                          'INDENTURE'), between the Trust and the Indenture
                          Trustee. The Notes will be secured by the assets of the Trust.

                          The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiples thereof. The Noteholders will not be entitled to receive Definitive Notes, except in the limited circumstances described herein. Noteholders may elect to hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe). All references herein to Noteholders shall reflect the rights of Noteholders, as such rights may be exercised through DTC and its Participants (including Cedel and Euroclear), except as otherwise specified herein. See

                          'Description of the Notes--General' and 'Certain
                          Information Regarding the Notes--Book-Entry
                          Registration' herein.

The Certificates......... The Certificates will represent fractional undivided beneficial equity interests in the Trust, including
                          residual interests in amounts in the Reserve Account
                          (after the payment of all outstanding interest and
                          principal then due on the Notes) in excess of the
                          Specified Reserve Account Balance, and will be issued
                          pursuant to the Trust Agreement. The Certificates are
                          not being offered or sold hereby. Each Seller (each, a
                          'CERTIFICATEHOLDER') will initially retain a portion
                          of the Certificates. Chase will retain 49.40% of the
                          Certificate Interest and Chase USA will retain 50.60%
                          of the Certificate Interest. The Sellers may
                          subsequently transfer the Certificates, subject to
                          certain restrictions.

The Trust................ The Trust is a business trust created under the laws of Delaware pursuant to the Trust Agreement. The
                          activities of the Trust are limited by the terms of
                          the Trust Agreement to acquiring, owning and managing
                          the Receivables, issuing and making payments on the
                          Notes and other activities related thereto. The assets
                          of the Trust will include (i) the Receivables,
                          including (A) with respect to Simple Interest
                          Receivables, certain monies received thereunder on and
                          after the Cutoff Date, and (B) with respect to
                          Precomputed Receivables, certain monies due thereunder
                          on and after the Cutoff Date, (ii) such amounts as
                          from time to time may be held in one or more Trust
                          Accounts established and maintained pursuant to the
                          Sale and Servicing Agreement, as described herein,
                          (iii) security interests in the Financed Boats, (iv)
                          proceeds from the exercise of any Seller's recourse
                          rights against Dealers, (v) proceeds from claims and
                          other rights to payment on certain insurance policies
                          and (vi) any and all proceeds of the foregoing.

The Receivables.......... The Receivables are marine retail installment sales contracts and purchase money notes and other notes
                          secured by new and used boats and motors and trailers
                          for boats (collectively, the 'FINANCED BOATS'). On the
                          Closing Date, the Sellers will transfer the
                          Receivables to the Trust in exchange for the Notes and
                          Certificates pursuant to a Sale and Servicing
                          Agreement to be dated as of October 1, 1997 (as
                          amended and supplemented from time to time, the 'SALE
                          AND SERVICING AGREEMENT'), among the Trust, the
                          Sellers and the Servicer. Chase will transfer
                          Receivables to the Trust having an

                          aggregate Principal Balance of $131,543,761.78 as of the Cutoff Date, and Chase USA will transfer
                          Receivables to the Trust having an aggregate Principal
                          Balance of $134,718,267.47 as of the Cutoff Date. See
                          'Description of the Transfer and Servicing Agreements' herein.

                          The Receivables consist of all of the Marine Loans owned by the Sellers which met the criteria stated herein as of the Cutoff Date. No Receivable has a scheduled maturity that, after giving prospective effect to any permitted extensions or deferrals, would be later than September 30, 2017 (the 'FINAL SCHEDULED
                          MATURITY DATE'). As of the Cutoff Date, the weighted average remaining maturity of the Receivables was approximately 140.36 months and the weighted average original maturity of the Receivables was approximately
                          188.44 months.

                          The aggregate Principal Balance of the Receivables as of the Cutoff Date (the 'CUTOFF DATE POOL BALANCE') was $266,262,029.25, and the aggregate Principal
                          Balance of the Receivables as of each of their respective origination dates (the 'ORIGINAL POOL
                          BALANCE') was $365,982,443.52.

                          The 'POOL BALANCE' as of any date will equal the aggregate Principal Balance of the Receivables as of the close of business on such date.

Terms of the Notes....... The principal terms of the Notes are described below:

                          Distribution Dates. Payments of interest on and principal of the Notes will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, commencing
                          November 17, 1997. Payments will be made to holders of record of the Class A Notes (the 'CLASS A
                          NOTEHOLDERS'), the holders of record of the Class B
                          Notes (the 'CLASS B NOTEHOLDERS') and the holders of record of the Class C Notes (the 'CLASS C NOTEHOLDERS' and, together with the Class A Noteholders and the Class B Noteholders, the 'NOTEHOLDERS') as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the last day of the preceding calendar month (each, a 'RECORD DATE'). A
                          'BUSINESS DAY' is a day on which banks located in New
                          York, New York; Oklahoma City, Oklahoma; Wilmington,

                          Delaware; and Minneapolis, Minnesota are open for the purpose of conducting a commercial banking business.

                          Interest Rates. Each class of Notes will bear interest at the fixed rate per annum specified for such class on the cover page hereof. The interest rate for each class of Notes is referred to herein as an 'INTEREST RATE.'

                          Interest. Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Interest Rate from and including the Closing Date (in the case of the first Distribution
                          Date) or from and including the most recent

                          Distribution Date on which interest has been paid to but excluding the following Distribution Date (each, an 'INTEREST ACCRUAL PERIOD'). Interest on the Class B
                          Notes and Class C Notes will not be paid on any Distribution Date until interest on the Class A Notes for such Distribution Date has been paid in full, and interest on the Class C Notes will not be paid on any Distribution Date until interest on the Class B Notes for such Distribution Date has been paid in full. In addition, if an Event of Default occurs and the Notes are accelerated, (i) payments of interest on and principal of the Class B Notes and the Class C Notes will not be made until the Class A Notes have been paid in full and (ii) payments of interest on and principal of the Class C Notes will not be made until the Class B Notes have been paid in full. Interest on the the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
                          Interest on the Notes of any class for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution
                          Date in addition to an amount equal to interest on such amount at the applicable Interest Rate (to the extent lawful). See 'Description of the Notes--Payments of Interest' and 'Description of the Transfer and Servicing Agreements--Distributions' herein.

                          Principal. Principal of the Notes will be payable on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for such
                          Distribution Date, to the extent of the Available

                          Amount remaining after the Servicer has been paid the Servicer Payment and the Noteholders' Interest
                          Distributable Amount has been deposited into the Note
                          Distribution Account. The Noteholders' Principal
                          Distributable Amount for each Distribution Date will be calculated by the Servicer in the manner described under 'Description of the Transfer and Servicing
                          Agreements--Distributions.'

                          No principal payments will be made on any class of Class A Notes until all Class A Notes with preceding class designations have been paid in full. For example, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. Notwithstanding the foregoing, if an Event of Default occurs and the Notes are accelerated, each class of Class A Notes will be paid pro rata on the basis of their respective unpaid principal amounts.

                          No principal will be paid on the Class B Notes or the Class C Notes until the Class A Notes have been paid in full, and no principal will be paid on the Class C
                          Notes until the Class B Notes have been paid in full.

                          The outstanding principal amount of each class of Notes, to the extent not previously paid, will be payable on the Distribution Date specified for such class on the cover page hereof (each, a 'FINAL SCHEDULED DISTRIBUTION DATE') from funds available therefor as described herein.

                          Optional Redemption. After the Class A Notes and the
                          Class B Notes have been paid in full, the Class C
                          Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables, which can occur following the last day of any Collection Period as of which the Pool Balance declines to 5% or less of the Cutoff Date Pool Balance, at a redemption price equal to the unpaid principal amount of the Class C
                          Notes plus accrued and unpaid interest thereon. See
                          'Description of the Notes--Optional Redemption' herein.


                          Limited Rights. Except as described herein, if an Event of Default occurs under the Indenture, (i) neither the Class B Noteholders nor the Class C
                          Noteholders will have any right to direct or to consent to any remedies therefor by the Indenture
                          Trustee, including the sale of Receivables, until the Class A Notes have been paid in full and (ii) the Class C Noteholders will not have any right to direct or to consent to any remedies therefor by the Indenture Trustee, including the sale of the Receivables, until the Class B Notes have been paid in full. If an Event of Servicing Termination occurs, (i) neither the Class B Noteholders nor the Class C
                          Noteholders will have any right to direct or consent to removal of the Servicer or waiver of any Event of Servicing Termination until the Class A Notes have been paid in full and (ii) the Class C Noteholders will not have any right to direct or consent to removal of the Servicer or waiver of any Event of Servicing Termination until the Class B Notes have been paid in full. See 'Risk Factors--Rights of Noteholders,' 'Description of the Notes--The
                          Indenture--Events of Default; Rights upon an Event of Default' and 'Description of the Transfer and Servicing Agreements--Rights Upon Event of Servicing
                          Termination' and '--Waiver of Past Defaults' herein.

Reserve Account.......... The Sellers will establish a reserve account (the
                          'RESERVE ACCOUNT') in the name of the Indenture
                          Trustee on behalf of the Noteholders to be pledged by
                          the Trust to the Indenture Trustee as collateral for
                          the Notes. The Reserve Account will be funded with an
                          initial deposit by the Sellers of cash or certain
                          investments having a value of $11,981,791.32 (4.50% of
                          the Cutoff Date Pool Balance) (the 'RESERVE ACCOUNT
                          INITIAL DEPOSIT'). In addition, on each Distribution
                          Date, any remaining Available Amount with respect to
                          the preceding calendar month (the 'COLLECTION PERIOD'
                          with respect to such Distribution Date) after payment
                          of the Servicing Payment to the Servicer and deposits
                          into the Note Distribution Account have been made will
                          be deposited into the Reserve Account. On each
                          Distribution Date, any amounts on deposit in the
                          Reserve Account in excess of the Specified Reserve
                          Account Balance will be distributed to the
                          Certificateholders in accordance with their respective
                          Certificate Interests.

                          On or prior to each Deposit Date, the Indenture
                          Trustee will withdraw funds from the Reserve Account, to the extent of the funds therein, to the extent (x) the amounts required to be distributed to the Servicer and the Noteholders on the related Distribution Date exceed (y) the Available Amount for such Distribution
                          Date. Amounts so withdrawn will be deposited into the Collection Account. If the amount in the Reserve
                          Account is reduced to zero, the Noteholders will bear the credit and other risks associated with ownership of the Receivables, including the risk that the Trust may not have a perfected security interest in the Financed Boats. See 'Description of the Transfer and
                          Servicing Agreements--Subordination of the Class B
                          Notes and the Class C Notes; Reserve Account' and
                          'Certain Legal Aspects of the Receivables' herein.

Specified Reserve Account
  Balance................ On any Distribution Date, the specified reserve account balance (the 'SPECIFIED RESERVE ACCOUNT
                          BALANCE') will equal 4.50% (8.00% under certain
                          circumstances described herein) of the Pool Balance as
                          of the related Settlement Date, but in no event will
                          be less than the lesser of (i) $5,325,240.59 (2.00% of
                          the Cutoff Date Pool Balance) and (ii) such Pool
                          Balance. The Specified Reserve Account Balance with
                          respect to any Distribution Date may be reduced to a
                          lesser amount as determined by the Certificateholders,
                          provided that such reduction does not adversely affect
                          the rating by a Rating Agency of any class of Notes.

Monthly Advances......... With respect to each Receivable as to which there has been a Payment Shortfall during the related Collection
                          Period (other than a Payment Shortfall arising from a
                          Receivable which has been prepaid in full or which has
                          been subject to a Relief Act Reduction during the
                          related Collection Period), on each Deposit Date the
                          Servicer will be obligated to advance funds in the
                          amount of such Payment Shortfall (each, a 'MONTHLY
                          ADVANCE'), but only to the extent that the Servicer,
                          in its good faith judgment, expects to recover such
                          Monthly Advance from subsequent payments on such
                          Receivable made by or on behalf of the obligor
                          thereunder (the 'OBLIGOR') (but only to the extent of
                          expected interest collections in the case of a Simple
                          Interest Receivable) or from Net Liquidation Proceeds
                          or insurance proceeds with respect to such Receivable.
                          The Servicer shall be reimbursed for any Monthly
                          Advance from subsequent collections with respect to
                          such Receivable. If the Servicer determines in its
                          good faith judgment that an unreimbursed Monthly
                          Advance will not ultimately be recoverable from

                          subsequent collections or that the related Receivable will be sold pursuant to the Sale and Servicing
                          Agreement, the Servicer shall be reimbursed for such Monthly Advance from collections on all Receivables in accordance with the priority of distributions described herein. In determining whether a Monthly
                          Advance is or will be nonrecoverable, the Servicer need not take into account any amounts it might receive in a deficiency judgment against an Obligor. The Servicer will not make a Monthly Advance in respect of (i) the principal component of any scheduled payment on a Simple
                          Interest Receivable or (ii) a Payment Shortfall arising from a Receivable which has been prepaid in full or which has been subject to a Relief Act
                          Reduction during the related Collection Period. See
                          'Description of the Transfer and Servicing
                          Agreements--Monthly Advances' herein.

                          'PAYMENT SHORTFALL' means (i) with respect to any Simple Interest Receivable and any Collection Period, the excess of (A) the product of (1) one-twelfth of the Contract Rate of such Receivable and (2) the outstanding principal amount of such Receivable as of the related Settlement Date (or, in the case of the first Collection Period, as of the Cutoff Date) over
                          (B) the amount of interest, if any, collected on such Receivable during the related Collection Period and
                          (ii) with respect to any Precomputed Receivable and any Collection Period, the excess of (A) the scheduled payment due on such Precomputed Receivable during the related Collection Period over (B) the amount with respect to such payment collected on such Receivable
                          (including any amounts allocated from the Paid-Ahead
                          Account with respect to such Collection Period).

Collection Account;
  Priority of Payments... The Servicer will be required to remit collections
                          (including Net Liquidation Proceeds) received with respect to the Receivables during the related
                          Collection Period and any other amounts constituting the Available Amount to an account in the name of the Indenture Trustee (the 'COLLECTION ACCOUNT') on each
                          Deposit Date, net of any amounts due or distributable to the Sellers and the Servicer to the extent described in 'Description of the Transfer and

                          Servicing Agreement--Net Deposits' herein (except upon the occurrence of certain conditions described in 'Description of the Transfer and Servicing
                          Agreement--Collections' herein). Pursuant to the Sale and Servicing Agreement, the Servicer will have the revocable power to instruct the Indenture Trustee or the Paying Agent to withdraw the Available Amount on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicer Payment (if not deducted from the Servicer's remittance as described herein), (ii) the Class A Noteholders'
                          Interest Distributable Amount, (iii) the Class B
                          Noteholders' Interest Distributable Amount (except as described below), (iv) the Class C Noteholders'
                          Interest Distributable Amount (except as described below) and (v) the Noteholders' Principal
                          Distributable Amount.

                          Notwithstanding the foregoing, if an Event of Default occurs and the maturity of the Notes is accelerated,
                          (i) payments of interest on and principal of the Class
                          B Notes and the Class C Notes will not be paid until the Class A Notes have been paid in full and (ii) payments of interest on and principal of the

                          Class C Notes will not be paid until the Class B Notes have been paid in full.

Paid-Ahead Amounts....... Payments by or on behalf of Obligors on Precomputed
                          Receivables received during any Collection Period
                          which do not constitute scheduled payments or full
                          prepayments ('PAID-AHEAD AMOUNTS') will be retained by
                          the Servicer and deposited into the Paid-Ahead Account
                          on the related Deposit Date (except upon the
                          occurrence of certain events described in 'Description
                          of the Transfer and Servicing Agreement--Collections'
                          herein). As of the Cutoff Date, there was $594,187.70
                          of Paid-Ahead Amounts with respect to the Receivables.
                          See 'Description of the Transfer and Servicing
                          Agreements--Paid-Ahead Precomputed Receivables'
                          herein.

Servicer Payment......... The Servicer will be entitled to receive a servicing fee, payable on each Distribution Date (the 'SERVICING
                          FEE'), in an amount equal to the sum of (i)
                          one-twelfth of the product of 0.50% (the 'SERVICING

                          FEE RATE') and the Pool Balance as of the close of business on the last day of the second preceding
                          Collection Period (the 'SETTLEMENT DATE') and (ii) any
                          Administrative Fees paid by the Obligors during the related Collection Period. The 'SERVICER PAYMENT' with respect to any Distribution Date will be equal to the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances and the Servicing Fee for such Distribution Date (including any unpaid Servicing
                          Fees for past Distribution Dates). See 'Description of the Transfer and Servicing Agreements--Servicing
                          Compensation' and '--Net Deposits' herein.

Administration
  Agreements............. Each of CITSF and Chase, in its capacity as an administrator of the Trust (each, an 'ADMINISTRATOR'),
                          will enter into an agreement (each, an 'ADMINISTRATION
                          AGREEMENT') with the Trust and the Indenture Trustee.
                          Pursuant to each Administration Agreement, each
                          Administrator will agree to provide certain notices
                          and to perform certain other administrative functions
                          required of the Trust pursuant to the Transfer and
                          Servicing Agreements and specified in such
                          Administration Agreement as being the responsibility
                          of such Administrator. See 'Description of the
                          Transfer and Servicing Agreements--Administration
                          Agreements' herein.

Certain Federal Income
  Tax Considerations..... Upon issuance of the Notes, Simpson Thacher &
                          Bartlett, special United States federal income tax
                          counsel to the Sellers, will deliver its opinion
                          generally to the effect that under current law the
                          Notes will be characterized as debt, and the Trust
                          will not be characterized as an association (or a
                          publicly traded partnership) taxable as a corporation.
                          Each Noteholder, by the acceptance of a Note, will
                          agree to treat the Notes as indebtedness. See 'Certain
                          Federal Income Tax Consequences' herein.

ERISA Considerations..... Subject to the considerations described herein under
                          'ERISA Considerations,' the Notes are eligible for
                          purchase with Plan Assets of any Plan. A fiduciary or
                          other person contemplating purchasing the Notes on
                          behalf of or with Plan Assets of any Plan should
                          carefully review with its legal advisors whether the
                          purchase or holding of the Notes could give rise to a

                          transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.

Ratings of the Notes..... It is a condition to the issuance of the Notes that
                          (i) the Class A Notes be rated in the highest
                          long-term rating category, (ii) the Class B Notes be
                          rated at least in the 'A' category and (iii) the Class
                          C Notes be rated at least in the investment grade
                          category, in each case by Moody's Investors Service, a
                          division of Dun & Bradstreet ('MOODY'S'), Standard &
                          Poor's Ratings Services, a division of the McGraw-Hill
                          Companies ('STANDARD & POOR'S') and Duff & Phelps
                          Credit Rating Company ('DUFF & PHELPS,' and together
                          with Moody's and Standard & Poor's, the 'RATING
                          AGENCIES'). There can be no assurance that any rating
                          will not be lowered or withdrawn by the related Rating
                          Agency if, in its judgment, circumstances in the
                          future so warrant. See 'Risk Factors--Ratings of the
                          Notes' herein.

                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with any purchase of the Notes.

LIMITED LIQUIDITY

     There is currently no secondary market for the Notes offered hereby. The Underwriters currently intend to make a market in the Notes, but are not under any obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes.

TRUST'S RELATIONSHIP TO THE SELLERS AND THE SERVICER

     The Notes represent obligations of the Trust only and do not represent obligations of, or interests in, either Seller, the Servicer or any of their respective Affiliates. None of the Sellers or the Servicer is generally obligated to make any payments in respect of the Notes or the Receivables. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables' herein.

SERVICING

     In connection with the Servicing Transfer, the right to service or subservice the Receivables and all other Marine Loans then serviced by CFMC was sold to CITSF. CITSF began servicing the Receivables on August 18, 1997. The Sellers and their affiliates (other than CIT and its affiliates) are no longer financing or servicing Marine Loans. Although steps were taken and will continue to be taken to ensure an orderly and efficient transfer of the servicing of the Receivables to CITSF, the Sellers anticipate a temporary increase in the number of delinquent Receivables during the first few months following such transfer.

     CITSF began originating and servicing retail installment sales contracts for marine products in January 1993. As of June 30, 1997, CITSF serviced for itself and others approximately 231,500 contracts, representing an outstanding balance of approximately $5.9 billion. Of this portfolio, approximately 19,900 contracts (representing an outstanding balance of approximately $500 million) consisted of marine contracts. CITSF's extensive experience in servicing consumer financing contracts for manufactured housing and other types of products may not be in all respects directly applicable to the servicing of marine contracts and the Receivables in particular.

     The Sale and Servicing Agreement provides that if, at the end of any calendar year or, in the case of 1997, the last three months of 1997, Aggregate Losses on the Receivables exceed 1.20% of the average of the month-end principal balances of the Receivables for each month in such calendar year or, in the case of 1997, partial calendar year, the Servicer may be replaced at the direction of the Sellers as described herein. There can be no assurance that the replacement of CITSF as Servicer would not adversely affect the performance of the Receivables or result in delays in payments on the Notes. See 'Description of the Transfer and Servicing Agreements--Certain Matters Regarding the Servicer' herein.

     The Servicing Transfer Agreements set forth certain requirements and restrictions with respect to CITSF's activities as Servicer, including a restriction on CITSF's ability to make any changes to the servicing policies and procedures applicable to the Receivables that would have a material effect on the collectibility of the Receivables without CFMC's consent. These requirements and restrictions could result in the Servicer's servicing the Receivables from time to time in accordance with policies and procedures which are materially different than those it follows with respect to its own serviced portfolio of marine loans at such time. There can be no assurance that such requirements and restrictions will not adversely affect the performance of the Receivables. See 'Description of the Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein.

LIMITED ASSETS; SUBORDINATION

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the amounts on deposit in the Reserve Account. Noteholders generally must rely for repayment upon payments on the Receivables and, if and to the extent available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes, amounts on deposit in the Reserve Account. However, funds deposited in the Reserve Account are limited in amount, and the amount required to be maintained on deposit therein will be reduced as the Pool Balance declines. If the amount on deposit in the Reserve Account is exhausted, to the extent the subordination of amounts payable to Noteholders is insufficient, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes. The Notes will not be insured or guaranteed by the Sellers, the Servicer, the Owner Trustee, the Indenture Trustee or any affiliate thereof.

     Payments of interest on and principal of the Class B Notes and the Class C Notes will be subordinated in priority of payment to payments of interest on and principal of the Class A Notes and payments of interest on and principal of the Class C Notes will be subordinated in priority of payment to payments of interest on and principal of the Class B Notes. In addition, if an Event of Default occurs and the Notes are accelerated, (i) payments of interest on and principal of the Class B Notes will not be made until the Class A Notes have been paid in full and (ii) payments of interest on and principal of the Class C Notes will not be made until the Class B Notes have been paid in full.

RATINGS

     It is a condition to the issuance of the Notes that (i) the Class A Notes be rated in the highest long-term rating category, (ii) the Class B Notes be rated at least in the 'A' category and (iii) the Class C Notes be rated at least in the investment grade category, in each case by each Rating Agency. A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the timely payment of interest on and ultimate payment of principal of the Notes pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by the related Rating Agency if in its judgment circumstances in the future so warrant.

CERTAIN LEGAL ASPECTS

     Security Interest in Financed Boats. When originated, each Receivable was secured by a security interest in the Financed Boat financed thereby. Each such security interest was required to be perfected under applicable state law and, in the case of certain Financed Boats eligible for federal documentation, under applicable federal law. In connection with the sale of the Receivables to the Trust, each Seller will assign its security interest in each Financed Boat to the Trust. However, due to administrative burden and expense, none of the Sellers, the Servicer or the Owner Trustee will amend the certificates of title or file assignments of the UCC-1 financing statements, if any, with respect to the Financed Boats to identify the Trust or the Indenture Trustee as the new secured party nor will any of the Sellers or the Owner Trustee file an assignment of the Preferred Mortgages with respect to any Financed Boats documented or to be documented under federal law until after the Closing Date. See 'Certain Legal Aspects of the Receivables--Security Interests in the Financed Boats' for a description of those Preferred Mortgages that the Sellers will be obligated to assign to the Trust subsequent to the Closing Date. In addition, the certificates of title have not and will not be amended and the UCC-1 financing statements have not and will not be assigned with respect to the Financed Boats relating to the Receivables not originated by either Seller to reflect any interim transfers of ownership of the security interests in such Financed Boats. Furthermore, those Preferred Mortgages that will not be assigned to the Trust will not have been previously assigned to reflect any interim transfers of ownership of the security interests in such Financed Boats. In a majority of states, the assignment of a Receivable together with the related security interest is, as a matter of state law, an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title or any assignment of any UCC-1 financing statements, and the new owner of the Receivables succeeds to the original secured party's rights in the related Financed Boat as against creditors of the Obligor. In certain title states, in the absence of such certificate of title amendment or assignment of record to reflect the successive assignments of the security interest in such Financed Boat, the related Seller (if not the secured party of record), the Trust and/or the Indenture Trustee may not have a perfected security interest in the related Financed Boat. Under the Ship Mortgage Statutes, in the absence of an assignment of record of a Preferred Mortgage, the assignment of the related Receivable by itself will not convey the perfected preferred mortgage lien on the Financed Boat subject to such Preferred Mortgage, and neither the related Seller (if not the secured party of record) nor the Trust will have a perfected preferred mortgage lien on such Financed

Boat.

     Each Seller will be obligated to repurchase any Receivable sold by it to the Trust as to which such Seller has represented that the originator of such Receivable has a first perfected security interest in the Financed Boat securing such Receivable, if a breach of such representation shall materially adversely affect the interest of the Trust in such Receivable. In addition, the Sellers will be obligated to file assignments of the Designated Preferred Mortgages to reflect the ultimate assignment of record of such Preferred Mortgages to the Trust within 120 days of the Closing Date, and each Seller will be obligated to repurchase any Receivable sold by it to the Trust secured by any such Preferred Mortgage if, after such 120-day period, the Trust does not have a perfected preferred mortgage lien on the Financed Boat securing such Receivable, such failure has a material adverse effect on the interest of the Trust in such Receivable and such failure continues for 30 days after the related Seller discovers or receives written notice of such failure. If the Trust does not have a perfected security interest in a Financed Boat, it will not be effective as against third parties. In such case, if third party liens equal or exceed the value of the Financed Boat, the only recourse of the Trust would be against the related Obligor on an unsecured basis or (if the related originator, or in the case of those Receivables described above, the Trust, did not have a perfected security interest in such Financed Boat) against the related Seller pursuant to its repurchase obligation.

     To the extent the Trust's security interest in a Financed Boat is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Boat and holders of subsequently perfected security interests in such Financed Boat. Under the laws of many states, certain possessory liens for repairs on a boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority even over a perfected security interest. Under the Ship Mortgage Statutes, certain preferred maritime liens will have priority over security interests in Financed Boats perfected under federal law. Certain federal tax liens may have priority over the lien of a secured party. In addition, through fraud or negligence, the Trust could lose its security interest or the priority of its security interest in a Financed Boat. If a security interest in a Financed Boat is initially perfected (by titling or a UCC filing) under applicable state law and the Financed Boat subsequently is federally documented, the Trust could lose the priority of its security interest in such Financed Boat to a purchaser thereof or to the holder of a subsequently perfected Preferred Mortgage covering such Financed Boat. See 'Certain Legal Aspects of the Receivables--Security Interests in Financed Boats' herein for a description of Chase Marine Finance's policies on federal documentation. None of the Sellers or the Servicer will have an obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in the Trust's losing the priority of its security interest or its security interest in such Financed Boat after the date such security interest was conveyed to the Trust (other than through fraud or negligence of a Seller or the Servicer). See 'Certain Legal Aspects of the Receivables--Security Interests in Financed Boats' herein.

     Foreclosure. Applicable state law may impose requirements and restrictions on foreclosure sales of boats and on obtaining deficiency judgments following such sales. Even if the Financed Boat securing a Receivable is successfully repossessed or arrested and sold, the full amount due on the Receivable may not be realized because of depreciation, loss of or damage to the Financed Boat and because the resale value of the Financed Boat may vary significantly due to the limited market for used boats, seasonal factors and other economic and social factors.

     In sum, the Trust may not realize the full amount due on a Receivable in the event of default by the Obligor because of the failure to make all necessary amendments to the certificate of title or the UCC-1 financing statement with respect to the related Financed Boat or the failure make to all necessary assignments of record of the Preferred Mortgage, if any, covering such Financed Boat, as the case may be, or the application of requirements and restrictions on foreclosure and deficiency judgments, or because of depreciation, damage or loss of or to a Financed Boat, the application of federal and state bankruptcy and insolvency laws, or other factors. As a result, the Noteholders may be subject to delays in payments and losses.

     Transfer of Receivables to the Trust. Each of the Sellers intends that the transfer of the Receivables by it to the Trust under the Sale and Servicing Agreement constitute a sale. In the event that either Seller were to become insolvent, the Federal Deposit Insurance Act ('FDIA'), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), sets forth certain powers that the FDIC may exercise if it were appointed receiver of such Seller. To the extent that a Seller has granted a security interest in the Receivables transferred by it to the Trust and that interest was validly perfected before such Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Seller or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver of such Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed receiver of either Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, or were to require the Owner Trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Seller as provided under the FDIA, delays in payments on the Notes and possible reductions in the amount of those payments could occur.

     Prior to the Closing Date, 6.28% of the Receivables by Cutoff Date Pool Balance were sold by Chase Financial Acceptance Corporation, an Ohio corporation headquartered in Cleveland, Ohio and a wholly-owned subsidiary of Chase USA ('CFAC'), and Chase Financial Holdings, Inc., an Ohio corporation headquartered in Cleveland, Ohio and an affiliate of Chase and Chase USA ('CFHI'), to Chase USA (collectively, the 'CHASE FINANCIAL RECEIVABLES'). Each of CFAC, CFHI and Chase USA intends that the transfers of the Chase Financial Receivables to Chase USA constitute true sales, rather than pledges to secure indebtedness. CFAC and CFHI will take all actions that are required to perfect Chase USA's ownership interest in such Receivables by filing UCC-1 financing statements with the appropriate governmental authorities in the State of Ohio. Notwithstanding the foregoing, if CFAC or CFHI were to become a debtor under the Bankruptcy Code and CFAC or CFHI or a creditor or trustee-in-bankruptcy of CFAC or CFHI were to take the position that the sale of those Chase Financial Receivables transferred by CFAC or CFHI, as the case may be, to Chase USA should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of those Chase Financial Receivables to the Trust could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments, or a reduction in the amount of those Chase Financial Receivables securing such a borrowing, could result.

     The U.S. Court of Appeals for the Tenth Circuit issued its opinion in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) in which it concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Chase Financial Receivables are likely to be viewed as 'chattel paper,' as defined in the UCC, rather than as accounts, the rationale behind the Octagon ruling is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known, and the extent to which the Octagon decision will be followed in other courts or outside the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of CFAC or CFHI, however, even if the transfers of the Chase Financial Receivables to Chase USA were treated as sales, the Chase Financial Receivables transferred by CFAC or CFHI, as the case may be, would be part of the bankruptcy estate of such debtor and would be subject to claims of certain creditors and delays and reductions in payments to the Trust and holders of the Notes, or a reduction in the amount of Receivables supporting the Notes, could result.

GEOGRAPHIC CONCENTRATION OF RECEIVABLES

     Based on the Cutoff Date Pool Balance, 21.55%, 11.15%, 10.18%, 8.54% and 4.74% of the Receivables had Obligors (in the case of Receivables originated without the involvement of Dealers) or were originated by Dealers (in the case of Receivables originated with the involvement of Dealers) with mailing addresses in New York, Florida, New Jersey, California and Connecticut, respectively. Because of the relative lack of geographic diversity, losses on the Receivables may be more sensitive to the economies of such states than would be the case if there were more geographic diversification. An economic downturn in New York, Florida, New Jersey, California or Connecticut may have an adverse effect on the ability of Obligors in any such state to meet their payment obligations under the Receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. The Receivables are prepayable by the Obligors at any time. Prepayments may also result from

Receivables becoming Liquidated Receivables. Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Noteholders. See also 'Description of the Transfer and Servicing Agreements--Termination' regarding the Servicer's option to purchase the Receivables.

     In addition, the Servicer may, on a case-by-case basis, permit extensions with respect to the Due Dates of payments on Receivables in accordance with the Servicing Transfer Agreements and the Sale and Servicing Agreement. See 'Description of the Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein. Any such deferrals or extensions may increase the weighted average life of the Notes. However, the Servicer will not be permitted to grant any such deferral or extension if as a result the final scheduled payment on a Receivable would fall after the Final Scheduled Maturity Date unless the Servicer purchases the affected Receivable.

RISK OF COMMINGLING

     Under the Sale and Servicing Agreement, for so long as CITSF is the Servicer and CITSF satisfies certain requirements for making deposits less than daily, the Servicer will not be required to deposit payments on and proceeds of the Receivables collected during each Collection Period (including Paid-Ahead Amounts) into the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) until the related Deposit Date. Pending deposit into the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) as provided in the Servicing Transfer Agreements, collections will be transferred by the Servicer to CFMC and held by CFMC until the Business Day prior to the Deposit Date. The Servicer is required to make deposits into the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) on the related Deposit Date regardless of whether CFMC returns such funds to the Servicer. If the Servicer were unable to remit such funds (if, for example, CFMC fails to return such funds to the Servicer prior to such Deposit Date and the Servicer does not otherwise have funds available), the Noteholders might incur a loss. The Sellers or the Servicer may, in order to satisfy the requirements for making deposits less frequently than daily, obtain a letter of credit or other security for the benefit of the Trust to secure timely remittances of collections on the Receivables and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by a Seller or purchased by the Servicer. See 'Description of the Transfer and Servicing Agreements--Collections' herein.

INSURANCE

     Each Receivable requires the Obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance with respect to the related Financed Boat. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. Prior to August 18, 1997, in the event an obligor under a Marine Loan did not maintain the required insurance coverage with respect to the related financed boat and the outstanding balance and months remaining to maturity on such Marine Loan were greater than $5,000 and 15 months, respectively, CFMC purchased a collateral protection insurance policy on behalf of such obligor. Although insurance will continue to be required pursuant to the terms of the Receivables, none of the Sellers or CITSF as Servicer will be obligated to purchase collateral protection insurance on behalf of any Obligor, verify if any insurance required under a Receivable is being maintained by any Obligor or be obligated to pursue any remedies under any Receivable or applicable law as a result of any failure of an Obligor to maintain any such insurance. See 'Description of Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein. As a result of this change in policy, the number of Financed Boats that are not covered by collateral protection insurance may be greater than that reflected in the historical performance of the Chase Marine Finance Portfolio. The term 'CHASE MARINE FINANCE PORTFOLIO' refers to the portfolio of Marine Loans owned and/or serviced by Chase Marine Finance prior to the Servicing Transfer (including the Marine Loans sold pursuant to prior securitizations which CFMC continued to service prior to the Servicing Transfer).

RIGHTS OF NOTEHOLDERS

     The Indenture Trustee will have the power to direct the Owner Trustee to take certain actions in connection with the administration of the Trust property until the Notes have been paid in full and the lien of the Indenture has been released. The Indenture will specifically prohibit the Owner Trustee from taking any action that would impair the Indenture Trustee's security interest in the Trust property and will require the Owner Trustee to obtain the consent of the Indenture Trustee or Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding before modifying, amending, supplementing, waiving or terminating any provision of the Sale and Servicing Agreement. Therefore, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken under the Sale and Servicing Agreement rests with the Indenture Trustee and the Noteholders.

     If an Event of Default under the Indenture occurs and the Notes are accelerated, the Indenture Trustee will have the right or will be required in certain circumstances to exercise remedies as a secured party, including selling the Receivables, to pay the principal of, and accrued interest on, the Notes. Except as described herein, upon the occurrence of an Event of Default, (i) neither the Class B Noteholders nor the Class C Noteholders will have any right to direct or to consent to any actions by the Indenture Trustee until the Class A Notes have been paid in full and (ii) the Class C Noteholders will not have any such rights until the Class B Notes have been paid in full. There is no assurance that the proceeds of any sale of the Receivables would be equal to or greater than the aggregate outstanding principal amount of the Notes plus accrued interest thereon. Because following an Event of Default and acceleration of the Notes neither interest nor principal is paid to the Class B Noteholders or the Class C Noteholders until the Class A Notes have been paid in full and neither interest nor principal is paid to Class C Noteholders until the Class B Notes have been paid in full, the interests of the Class A Noteholders, the Class B Noteholders and the Class C Noteholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies may cause the Class B Noteholders and/or the Class C Noteholders to

suffer a loss of all or part of their investment. See 'Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default' herein.

     In the event that an Event of Servicing Termination occurs, the Indenture Trustee or Noteholders representing not less than a majority of the aggregate principal amount of the Controlling Notes then outstanding, as described under 'Description of the Transfer and Servicing Agreements--Rights upon an Event of Servicing Termination' herein, may remove the Servicer without the consent of any of the other Noteholders or the Owner Trustee. None of the other Noteholders will have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect such Noteholders. See 'Description of the Transfer and Servicing Agreements--Waiver of Past Defaults' herein.

                                   THE TRUST

GENERAL

     The Issuer, Chase Manhattan Marine Owner Trust 1997-A, is a business trust created for the transaction described herein under the laws of the State of Delaware pursuant to a Certificate of Trust filed with the Secretary of State of the State of Delaware on July 17, 1997 and the Trust Agreement. The activities of the Trust are limited by the terms of the Trust Agreement to (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds thereof, (ii) issuing the Notes and the Certificates to finance such assets, (iii) making payments on the Notes and the Certificates issued by it and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust will not acquire any contracts or assets other than the Trust property described below and will not have any need for additional capital resources. As the Trust does not have any operating history and will not engage in any activity other than acquiring and holding the Receivables, issuing the Notes and Certificates and making distributions thereon, there has not been included herein any historical or pro forma financial statements or ratio of earnings to fixed charges with respect to the Trust. Inasmuch as the Trust has no operating history, it is not possible to predict the operating performance of the Trust while the Notes and Certificates are outstanding. While management of each of the Sellers believes that the loss and delinquency experience contained herein for recent periods are representative of past performance of Marine Loans in the Chase Marine Finance Portfolio, there is no assurance that such performance is indicative of the future performance of the Receivables, since future performance may be impacted by, among other things, general economic conditions and economic conditions in the geographical areas in which the Obligors reside including, for example, unemployment rates, the servicing by CITSF of the Receivables and the lack of force-placed insurance on uninsured Financed Boats.

     The Certificates represent the equity in the Trust. The Notes and the Certificates will be transferred to the Sellers by the Trust in exchange for the

Receivables pursuant to the Sale and Servicing Agreement.

     The Trust property will include a pool (the 'RECEIVABLES POOL') comprised of marine retail installment sales contracts and purchase money notes and other notes secured by Financed Boats ('MARINE LOANS') and, except as described herein, (i) with respect to Simple Interest Receivables, all monies received thereunder on and after the Cutoff Date and (ii) with respect to Precomputed Receivables, all monies due thereunder on or after the Cutoff Date (including any outstanding Paid-Ahead Amounts) (collectively, the 'RECEIVABLES'). The Trust property will also include: (i) such amounts as from time to time may be held in one or more Trust Accounts established and maintained pursuant to the Sale and Servicing Agreement, as described herein; (ii) security interests in the Financed Boats; (iii) proceeds from the exercise of the Sellers' recourse rights against Dealers (as described herein under 'The Receivables Pools--Origination of Marine Loans'); and (iv) proceeds from claims and other rights to payment on theft and physical damage, credit life and credit disability insurance policies covering the Financed Boats or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables. The Sale and Servicing Agreement sets forth criteria that must be satisfied by each Receivable. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables' herein. Each Receivable will be identified in one of the schedules appearing as exhibits to the Sale and Servicing Agreement. The Trust property will not include any Administrative Fees incurred by the Obligors prior to August 18, 1997, any forced-placed insurance premiums that are not included in the Principal Balances of the related Receivables ('EXCLUDED FORCED-PLACED INSURANCE PREMIUMS') or any scheduled payments due on the Precomputed Receivables prior to the Cutoff Date ('EXCLUDED PRECOMPUTED AMOUNTS').

     If the protection provided to the Noteholders by the subordination of amounts payable to other Noteholders and the protection provided by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Boats that secure Liquidated Receivables to make payments on the Notes. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Boats, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders. See 'Description of the Transfer and Servicing Agreements--Distributions,' '--Subordination of the Class B Notes and the Class C Notes; Reserve Account' and 'Certain Legal Aspects of the Receivables' herein.

     The Trust's principal offices are in Delaware at the address listed below under '--The Owner Trustee.'

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, exclusive of the Certificates, as if the issuance and sale of the Notes had taken place on such date:


     Class A-1 Notes.....   $ 41,800,000.00
     Class A-2 Notes.....     55,600,000.00
     Class A-3 Notes.....     50,600,000.00
     Class A-4 Notes.....     37,300,000.00
     Class A-5 Notes.....     29,300,000.00
     Class A-6 Notes.....     23,700,000.00
     Class B Notes.......     10,650,000.00
     Class C Notes.......     17,312,029.25
                            ---------------
          Total..........   $266,262,029.25
                            ---------------
                            ---------------

THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Each Seller, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

GENERAL

     The Receivables held by the Trust will consist of all of the Marine Loans owned by the Sellers meeting several criteria as of the Cutoff Date, including the criteria stated below. Each Receivable:

          (i) has a remaining principal balance of not greater than $600,000;

          (ii) is not secured by a Financed Boat in repossession status;

          (iii) has not been identified on the computer files of the Servicer as relating to an Obligor who has filed for bankruptcy;

          (iv) is not delinquent for 60 or more days; and

          (v) was not originated by Chase N.A. or any of its affiliates prior to the Chase/Chemical Merger.

     Approximately 95.49% of the Cutoff Date Pool Balance were Simple Interest Receivables and approximately 4.51% of the Cutoff Date Pool Balance were Precomputed Receivables. Approximately 51.17% of the Cutoff Date Pool Balance related to New Financed Boats, and approximately 48.83% of the Cutoff Date Pool Balance related to Used Financed Boats. As used herein, a 'NEW FINANCED BOAT'

means a Financed Boat the model year of which was the year of origination of the related Receivable or a later year, and a 'USED FINANCED BOAT' means a Financed Boat the model year of which was earlier than the year of origination of the related Receivable. There can be no assurance that these definitions accurately identify all Financed Boats which were new or used at the time the related Receivables were originated.

     Approximately 21.55%, 11.15% 10.18%, 8.54% and 4.74% of the Cutoff Date Pool Balance were Receivables whose Obligors (in the case of Receivables originated without the involvement of Dealers) or whose Dealers (in the case of Receivables originated with the involvement of Dealers) had mailing addresses in the States of New York, Florida, New Jersey, California or Connecticut, respectively. Approximately 2.70% of the Cutoff Date Pool Balance were Receivables delinquent between 30 and 59 days as of the Cutoff Date.

     All statistical information with respect to the Receivables set forth in the following tables is given as of the Cutoff Date.

                         COMPOSITION OF THE RECEIVABLES

                                                                                                           WEIGHTED
                                     AVERAGE                                                WEIGHTED        AVERAGE
                                      CUTOFF                      AVERAGE                    AVERAGE       REMAINING
WEIGHTED AVERAGE                       DATE                       ORIGINAL                ORIGINAL TERM      TERM
  CONTRACT RATE      CUTOFF DATE    PRINCIPAL      ORIGINAL      PRINCIPAL    NUMBER OF     (RANGE IN      (RANGE IN
     (RANGE)        POOL BALANCE     BALANCE     POOL BALANCE     BALANCE    RECEIVABLES     MONTHS)        MONTHS)
-----------------  ---------------  ----------  ---------------  ----------  -----------  -------------  -------------
      9.49%        $266,262,029.25  $28,428.57  $365,982,443.52  $39,075.64       9,366   188.44 months  140.36 months
(0.00% to 16.00%)                                                                          (21 to 245)    (1 to 237)

                         DISTRIBUTION BY CONTRACT RATE

                                      PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                       NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
CONTRACT RATE RANGE   RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-------------------   -----------    ---------------    ---------------    -------------
0.00 to 6.99%......         51              0.54%       $  7,140,077.16          2.68%
7.00 to 7.49%......         42              0.45           3,261,087.31          1.22
7.50 to 7.99%......        271              2.89          32,611,870.58         12.25
8.00 to 8.49%......        240              2.56          24,530,688.75          9.21
8.50 to 8.99%......        814              8.69          66,144,457.62         24.84
9.00 to 9.49%......        400              4.27          19,688,425.52          7.39
9.50 to 9.99%......      1,094             11.68          28,970,651.38         10.88
10.00 to 10.49%....        644              6.88          10,318,503.36          3.88
10.50 to 10.99%....      1,532             16.36          24,314,065.95          9.13
11.00 to 11.49%....      1,006             10.74          14,656,348.76          5.50
11.50 to 11.99%....      1,259             13.44          16,664,668.27          6.26
12.00 to 12.49%....        646              6.90           6,322,064.72          2.37
12.50 to 12.99%....        800              8.54           7,609,423.29          2.86
13.00 to 13.49%....        302              3.22           2,078,285.27          0.78
13.50 to 13.99%....        208              2.22           1,520,702.37          0.57
14.00 to 16.50%....         57              0.61             430,708.94          0.16
                      -----------    ---------------    ---------------    -------------
     Total(1)......      9,366            100.00%       $266,262,029.25        100.00%
                      -----------    ---------------    ---------------    -------------
                      -----------    ---------------    ---------------    -------------

------------------
(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                           GEOGRAPHIC DISTRIBUTION(1)

                                          PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                           NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
STATE                     RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-----------------------   -----------    ---------------    ---------------    -------------
Alabama................          79             0.84%       $  3,025,984.21          1.14%
Arizona................          67             0.72           2,741,652.28          1.03
Arkansas...............          25             0.27           1,304,625.37          0.49
California.............         350             3.74          22,733,521.44          8.54
Colorado...............          21             0.22             636,227.96          0.24
Connecticut............         628             6.71          12,630,646.16          4.74
Delaware...............          53             0.57             995,586.35          0.37
District of Columbia...           6             0.06             241,132.83          0.09
Florida................         806             8.61          29,689,360.80         11.15
Georgia................         269             2.87           9,893,743.64          3.72
Hawaii.................           3             0.03              43,749.99          0.02
Idaho..................           3             0.03              44,157.04          0.02
Illinois...............          85             0.91           7,557,010.45          2.84
Indiana................          24             0.26           1,348,054.69          0.51
Iowa...................           6             0.06             481,660.77          0.18
Kansas.................          15             0.16           1,123,784.77          0.42
Kentucky...............          60             0.64           2,165,210.00          0.81
Louisiana..............          24             0.26           1,062,435.13          0.40
Maine..................          42             0.45             569,891.20          0.21
Maryland...............         232             2.48           5,629,922.62          2.11
Massachusetts..........         273             2.91           9,368,765.01          3.52
Michigan...............          15             0.16             347,100.06          0.13
Minnesota..............          42             0.45           2,635,860.14          0.99
Mississippi............          38             0.41           1,849,215.76          0.69
Missouri...............          43             0.46           1,626,713.21          0.61
Montana................           2             0.02              19,294.70          0.01
Nebraska...............           8             0.09              92,309.92          0.03
Nevada.................          32             0.34           1,049,392.35          0.39
New Hampshire..........          68             0.73           1,882,587.85          0.71
New Jersey.............       1,183            12.63          27,118,106.44         10.18
New Mexico.............          12             0.13             346,583.50          0.13
New York...............       2,790            29.79          57,367,842.52         21.55
North Carolina.........         442             4.72           7,165,536.75          2.69
North Dakota...........           1             0.01              12,602.96          0.00
Ohio...................          57             0.61           3,333,178.97          1.25
Oklahoma...............          28             0.30           1,848,413.46          0.69
Oregon.................          18             0.19           1,861,470.65          0.70
Pennsylvania...........         387             4.13           9,823,132.95          3.69
Puerto Rico............           1             0.01               7,456.10          0.00
Rhode Island...........         105             1.12           2,502,583.58          0.94
South Carolina.........         104             1.11           2,236,926.80          0.84
South Dakota...........           1             0.01              15,725.41          0.01

Tennessee..............         179             1.91           8,227,915.10          3.09
Texas..................         355             3.79           8,141,014.42          3.06
Utah...................          11             0.12             859,631.33          0.32
Vermont................          24             0.26             294,788.52          0.11
Virginia...............         264             2.82           6,929,782.44          2.60
Washington.............          24             0.26           2,535,299.39          0.95
West Virginia..........          30             0.32             394,782.53          0.15
Wisconsin..............          27             0.29           2,379,487.95          0.89
Other..................           4             0.04              70,170.78          0.03
                          -----------        -------        ---------------    -------------
    Total(2)...........       9,366           100.00%       $266,262,029.25        100.00%
                          -----------        -------        ---------------    -------------
                          -----------        -------        ---------------    -------------

------------------

(1) Based on the mailing address of the related Obligor (in the case of Receivables originated without involvement of Dealers) or the Dealer who originated the Receivable (in the case of Receivables originated with involvement of Dealers).

(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                        DISTRIBUTION BY ORIGINAL TERM(1)

                                               PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                                NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
ORIGINAL TERM RANGE (MONTHS)   RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
----------------------------   -----------    ---------------    ---------------    -------------
 13 to  24..................           1             0.01%       $      2,332.74          0.00%
 25 to  36..................          13             0.14              67,587.42          0.03
 37 to  48..................          39             0.42             123,760.45          0.05
 49 to  60..................         209             2.23           1,750,920.17          0.66
 61 to  72..................          90             0.96             522,268.96          0.20
 73 to  84..................         389             4.15           2,804,524.89          1.05
 85 to  96..................         248             2.65           1,830,292.86          0.69
 97 to 108..................         108             1.15             704,910.99          0.26
109 to 120..................       2,245            23.97          20,531,344.37          7.71
121 to 132..................         139             1.48           1,119,058.28          0.42
133 to 144..................       1,567            16.73          19,601,655.60          7.36
145 to 156..................         129             1.38           1,395,370.55          0.52
157 to 168..................          90             0.96           1,802,489.36          0.68
169 to 180..................       3,324            35.49         125,878,264.55         47.28
181 to 192..................         131             1.40           2,802,663.10          1.05
193 to 204..................           2             0.02              98,877.75          0.04

205 to 216..................           3             0.03             175,106.71          0.07
217 to 228..................           7             0.07             849,225.20          0.32
229 to 240..................         625             6.67          83,327,134.61         31.30
Over 240....................           7             0.07             874,240.69          0.33
                               -----------    ---------------    ---------------    -------------
     Total(2)...............       9,366           100.00%       $266,262,029.25        100.00%
                               -----------    ---------------    ---------------    -------------
                               -----------    ---------------    ---------------    -------------

------------------
(1) 'Original Term' with respect to any Receivable is such Receivable's original term as of its date of origination.

(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                       DISTRIBUTION BY REMAINING TERM(1)

                                               PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
REMAINING TERM RANGE            NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
(MONTHS)                       RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
----------------------------   -----------    ---------------    ---------------    -------------
  1 to  12..................         909             9.71%       $  1,468,967.72          0.55%
 13 to  24..................         944            10.08           4,043,922.50          1.52
 25 to  36..................         831             8.87           5,697,860.20          2.14
 37 to  48..................         736             7.86           7,801,710.23          2.93
 49 to  60..................         987            10.54          13,358,136.73          5.02
 61 to  72..................         973            10.39          16,429,320.22          6.17
 73 to  84..................         773             8.25          14,751,451.24          5.54
 85 to  96..................         709             7.57          18,569,744.86          6.97
 97 to 108..................         424             4.53          12,819,115.40          4.81
109 to 120..................         289             3.09           8,931,543.59          3.35
121 to 132..................         290             3.10          12,537,219.88          4.71
133 to 144..................         297             3.17          14,937,718.74          5.61
145 to 156..................         348             3.72          24,918,928.76          9.36
157 to 168..................         208             2.22          20,649,129.20          7.76
169 to 180..................          69             0.74           8,095,077.23          3.04
181 to 192..................          45             0.48           4,321,973.66          1.62
193 to 204..................          85             0.91           9,447,116.72          3.55
205 to 216..................         176             1.88          23,172,722.97          8.70
217 to 228..................         227             2.42          37,228,275.63         13.98
229 to 240..................          46             0.49           7,082,093.77          2.66
                               -----------    ---------------    ---------------    -------------
     Total(2)...............       9,366           100.00%       $266,262,029.25        100.00%
                               -----------    ---------------    ---------------    -------------
                               -----------    ---------------    ---------------    -------------


------------------
(1) The 'Remaining Term' with respect to any Receivable is such Receivable's remaining term as of the Cutoff Date.

(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                 DISTRIBUTION BY ORIGINAL PRINCIPAL BALANCE(1)

                                                    PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
ORIGINAL RECEIVABLE                  NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
PRINCIPAL BALANCE RANGE             RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
---------------------------------   -----------    ---------------    ---------------    -------------
$      1 to less than $ 10,000...         447             4.77%       $  1,381,443.51          0.52%
$ 10,000 to less than $ 20,000...       3,480            37.16          23,059,375.44          8.66
$ 20,000 to less than $ 30,000...       2,223            23.73          32,311,388.15         12.14
$ 30,000 to less than $ 40,000...         992            10.59          21,318,257.41          8.01
$ 40,000 to less than $ 50,000...         456             4.87          13,495,935.30          5.07
$ 50,000 to less than $ 60,000...         315             3.36          12,012,640.81          4.51
$ 60,000 to less than $ 70,000...         247             2.64          11,931,533.82          4.48
$ 70,000 to less than $ 80,000...         169             1.80           9,531,598.27          3.58
$ 80,000 to less than $ 90,000...         127             1.36           8,481,733.58          3.19
$ 90,000 to less than $100,000...         110             1.17           8,899,532.31          3.34
$100,000 to less than $120,000...         237             2.53          21,909,827.73          8.23
$120,000 to less than $140,000...         143             1.53          16,097,969.63          6.05
$140,000 to less than $160,000...         128             1.37          17,315,170.07          6.50
$160,000 to less than $180,000...          70             0.75          10,645,147.66          4.00
$180,000 to less than $200,000...          45             0.48           7,712,883.66          2.90
$200,000 to less than $220,000...          40             0.43           7,391,590.84          2.78
$220,000 to less than $240,000...          16             0.17           3,182,166.85          1.20
$240,000 to less than $260,000...          24             0.26           5,555,970.68          2.09
$260,000 to less than $280,000...          15             0.16           3,810,281.15          1.43
$280,000 to less than $300,000...          10             0.11           2,686,465.32          1.01
$300,000 to less than $320,000...          12             0.13           3,458,783.83          1.30
$320,000 to less than $340,000...           4             0.04           1,259,387.52          0.47
$340,000 to less than $360,000...          13             0.14           4,261,803.74          1.60
$360,000 to less than $380,000...           7             0.07           2,423,774.95          0.91
$380,000 to less than $400,000...           5             0.05           1,863,074.59          0.70
$400,000 to less than $450,000...          13             0.14           4,935,018.37          1.85
$450,000 to less than $500,000...           1             0.01             437,626.69          0.16
$500,000 to less than $550,000...           9             0.10           4,490,900.97          1.69
$550,000 to less than $610,000...           8             0.09           4,400,746.40          1.65
                                    -----------    ---------------    ---------------    -------------
Total(2).........................       9,366           100.00%       $266,262,029.25        100.00%
                                    -----------    ---------------    ---------------    -------------

                                    -----------    ---------------    ---------------    -------------

------------------
(1) The 'Original Principal Balance' with respect to any Receivable is its Principal Balance as of its date of origination.

(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                 DISTRIBUTION BY CUTOFF DATE PRINCIPAL BALANCE

                                                    PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
CUTOFF DATE                          NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
PRINCIPAL BALANCE RANGE             RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
---------------------------------   -----------    ---------------    ---------------    -------------
$      1 to less than $ 10,000...      3,681             39.30%       $ 17,528,568.19          6.58%
$ 10,000 to less than $ 20,000...      2,576             27.50          37,116,666.23         13.94
$ 20,000 to less than $ 30,000...      1,111             11.86          26,627,289.91         10.00
$ 30,000 to less than $ 40,000...        443              4.73          15,334,107.32          5.76
$ 40,000 to less than $ 50,000...        249              2.66          11,111,416.55          4.17
$ 50,000 to less than $ 60,000...        190              2.03          10,399,964.28          3.91
$ 60,000 to less than $ 70,000...        145              1.55           9,424,670.05          3.54
$ 70,000 to less than $ 80,000...        123              1.31           9,148,406.99          3.44
$ 80,000 to less than $ 90,000...        106              1.13           8,926,028.79          3.35
$ 90,000 to less than $100,000...        132              1.41          12,541,002.07          4.71
$100,000 to less than $120,000...        160              1.71          17,658,566.40          6.63
$120,000 to less than $140,000...        116              1.24          15,103,437.22          5.67
$140,000 to less than $160,000...         96              1.02          14,254,619.09          5.35
$160,000 to less than $180,000...         57              0.61           9,612,738.19          3.61
$180,000 to less than $200,000...         42              0.45           7,964,771.40          2.99
$200,000 to less than $220,000...         18              0.19           3,732,949.37          1.40
$220,000 to less than $240,000...         12              0.13           2,754,062.42          1.03
$240,000 to less than $260,000...         25              0.27           6,197,407.45          2.33
$260,000 to less than $280,000...         13              0.14           3,492,343.27          1.31
$280,000 to less than $300,000...         11              0.12           3,187,861.84          1.20
$300,000 to less than $320,000...          6              0.06           1,867,226.76          0.70
$320,000 to less than $340,000...         10              0.11           3,289,132.21          1.24
$340,000 to less than $360,000...         11              0.12           3,840,621.28          1.44
$360,000 to less than $380,000...          5              0.05           1,858,745.31          0.70
$380,000 to less than $400,000...          7              0.07           2,719,653.89          1.02
$400,000 to less than $450,000...          4              0.04           1,678,125.40          0.63
$450,000 to less than $500,000...          6              0.06           2,926,639.57          1.10
$500,000 to less than $550,000...          8              0.09           4,215,053.82          1.58
$550,000 to less than $590,000...          3              0.03           1,749,953.98          0.66
                                    -----------    ---------------    ---------------    -------------
     Total(1)....................      9,366            100.00%       $266,262,029.25        100.00%

                                    -----------    ---------------    ---------------    -------------
                                    -----------    ---------------    ---------------    -------------

------------------------
(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                              DISTRIBUTION BY AGE

                                           PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                            NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
MONTHS SINCE ORIGINATION   RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
------------------------   -----------    ---------------    ---------------    -------------
  0 to  12..............        204              2.18%       $ 22,064,239.96          8.29%
 13 to  24..............        626              6.68          65,408,233.82         24.57
 25 to  36..............        820              8.76          48,659,174.95         18.27
 37 to  48..............        953             10.18          29,970,558.92         11.26
 49 to  60..............        908              9.69          20,712,748.61          7.78
 61 to  72..............        695              7.42          11,995,453.08          4.51
 73 to  84..............        738              7.88          12,142,019.80          4.56
 85 to  96..............      1,133             12.10          19,209,962.66          7.21
 97 to 108..............      1,100             11.74          12,515,463.58          4.70
109 to 120..............      1,276             13.62          12,275,977.83          4.61
121 to 132..............        621              6.63           8,207,728.71          3.08
133 to 144..............        202              2.16           2,042,199.64          0.77
145 to 156..............         54              0.58             818,841.90          0.31
157 to 168..............         28              0.30             211,981.76          0.08
169 to 180..............          8              0.09              27,444.03          0.01
                           -----------    ---------------    ---------------    -------------
     Total(1)...........      9,366            100.00%       $266,262,029.25        100.00%
                           -----------    ---------------    ---------------    -------------
                           -----------    ---------------    ---------------    -------------

------------------------
(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                      DISTRIBUTION BY YEAR OF ORIGINATION


                                   PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                    NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
ORIGINATION YEAR   RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
----------------   -----------    ---------------    ---------------    -------------
1982............          2              0.02%       $      5,731.32          0.00%
1983............          8              0.09              37,437.37          0.01
1984............         22              0.23             312,976.29          0.12
1985............         53              0.57             579,893.08          0.22
1986............        275              2.94           3,210,660.15          1.21
1987............        690              7.37           8,852,920.77          3.32
1988............       1283             13.70          12,743,430.25          4.79
1989............       1079             11.52          12,546,339.95          4.71
1990............       1069             11.41          18,802,221.82          7.06
1991............        717              7.66          11,413,360.66          4.29
1992............        691              7.38          12,273,285.38          4.61
1993............        955             10.20          22,005,777.94          8.26
1994............       1070             11.42          40,086,777.79         15.06
1995............        787              8.40          50,966,609.74         19.14
1996............        575              6.14          64,970,123.83         24.40
1997............         90              0.96           7,454,482.91          2.80
                   -----------    ---------------    ---------------    -------------
     Total(1)...      9,366            100.00%       $266,262,029.25        100.00%
                   -----------    ---------------    ---------------    -------------
                   -----------    ---------------    ---------------    -------------

------------------
(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

DELINQUENCIES AND NET LOSSES

     The following tables set forth information with respect to delinquencies, loan losses and recoveries for the Chase Marine Finance Portfolio as of the dates indicated and for each of the one-year periods ended December 31, 1996, 1995, 1994 and 1993 and for each of the six-month periods ended June 30, 1997 and June 30, 1996. The data presented in the following tables are for illustrative purposes only.

     Although steps were taken and will continue to be taken to ensure an orderly and efficient transfer of the servicing of the Receivables to CITSF in accordance with the Servicing Transfer, the Sellers anticipate a temporary increase in the number of delinquent Receivables during the first few months following such transfer.

     The delinquency and loan loss data presented in the following tables include data with respect to Marine Loans serviced by CFMC and for which, if necessary, force-placed insurance had been obtained. Since CITSF will not be obtaining force-placed insurance on the Financed Boats, charge-offs on the Receivables in future periods may be greater than those experienced by the Chase Marine Finance Portfolio and reflected in the tables below.

     There can be no assurance that the loss and delinquency experience of the

Receivables will be comparable to that of the Chase Marine Finance Portfolio, particularly since the performance of the Receivables will reflect to a large extent CITSF's loss and delinquency policies which are different from those of Chase Marine Finance. See 'The CIT Group/Sales Financing, Inc., Servicer--CITSF's Servicing Procedures.' In addition, under certain circumstances, CITSF may be replaced as Servicer. See 'The CIT Group/Sales Financing, Inc., Servicer.' Accordingly, the information presented in the tables below should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Receivables in the future, and no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience of the Receivables.

                             DELINQUENCY EXPERIENCE

                                                AS OF JUNE 30,
                                 ---------------------------------------------
                                         1997                    1996
                                 ---------------------   ---------------------
                                                NUMBER                  NUMBER
                                                  OF                      OF
                                   DOLLARS      LOANS      DOLLARS      LOANS
                                 ------------   ------   ------------   ------
Outstanding Principal
  Amount(1)                      $297,397,000   10,922   $364,235,003   14,221

Delinquencies ($)(2)(3)
  30-59 Days                     $  6,884,655     404    $  5,924,694     442
  60-89 Days                        1,805,666     143       1,605,766     134
  90 Days or More                   2,427,019     152       1,539,917      94
                                 ------------   ------   ------------   ------
TOTAL Delinquencies              $ 11,117,340     699    $  9,070,377     670
Repossession Inventory(4)           1,698,905      46       1,917,895      47
                                 ------------   ------   ------------   ------
TOTAL Delinquencies and
  Repossession Inventory         $ 12,816,245     745    $ 10,988,272     717
                                 ------------   ------   ------------   ------
                                 ------------   ------   ------------   ------

Delinquencies (%)(2)(3)(5)
  30-59 Days                             2.31%   3.70 %          1.63%   3.11%
  60-89 Days                             0.61%   1.31 %          0.44%   0.94%
  90 Days or More                        0.82%   1.39 %          0.42%   0.66%
                                 ------------   ------   ------------   ------
TOTAL Delinquencies(6)                   3.74%   6.40 %          2.49%   4.71%
Repossession Inventory(4)                0.57%   0.42 %          0.53%   0.33%
                                 ------------   ------   ------------   ------
TOTAL Delinquencies and
  Repossession Inventory(4)(6)           4.31%   6.82 %          3.02%   5.04%

                                 ------------   ------   ------------   ------
                                 ------------   ------   ------------   ------

                                                                      AS OF DECEMBER 31,
                                 --------------------------------------------------------------------------------------------

                                         1996                    1995                    1994                    1993
                                 ---------------------   ---------------------   ---------------------   --------------------
                                                NUMBER                  NUMBER                  NUMBER                 NUMBER
                                                  OF                      OF                      OF                     OF
                                   DOLLARS      LOANS      DOLLARS      LOANS      DOLLARS      LOANS      DOLLARS     LOANS
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------
Outstanding Principal
  Amount(1)                      $352,222,000   12,826   $371,133,000   16,188   $374,663,000   19,711   $409,788,000     N/A*
Delinquencies ($)(2)(3)
  30-59 Days                     $  6,947,158     431    $  7,980,000     541    $  6,790,000     576    $  9,246,000     N/A
  60-89 Days                        2,301,274     149       1,646,000     123       2,474,000     153       2,597,000     N/A
  90 Days or More                   2,121,179     135       2,627,000     151       3,101,000     168       4,111,000     N/A
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------
TOTAL Delinquencies              $ 11,369,611     715    $ 12,253,000     815    $ 12,365,000     897    $ 15,954,000     N/A
Repossession Inventory(4)           2,888,451      61       3,071,166      92       3,759,237     103             N/A     N/A
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------
TOTAL Delinquencies and
  Repossession Inventory         $ 14,258,062     776    $ 15,324,166     907    $ 16,124,237   1,000    $ 15,954,000     N/A
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------
Delinquencies (%)(2)(3)(5)
  30-59 Days                             1.97%   3.36 %          2.15%   3.34 %          1.81%   2.92 %          2.26%    N/A
  60-89 Days                             0.65%   1.16 %          0.44%   0.76 %          0.66%   0.78 %          0.63%    N/A
  90 Days or More                        0.60%   1.05 %          0.71%   0.93 %          0.83%   0.85 %          1.00%    N/A
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------
TOTAL Delinquencies(6)                   3.23%   5.57 %          3.30%   5.03 %          3.30%   4.55 %          3.89%    N/A
Repossession Inventory(4)                0.82%   0.48 %          0.83%   0.57 %          1.00%   0.52 %           N/A     N/A
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------
TOTAL Delinquencies and
  Repossession Inventory(4)(6)           4.05%   6.05 %          4.13%   5.60 %          4.30%   5.07 %          3.89%    N/A
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------
                                 ------------   ------   ------------   ------   ------------   ------   ------------  ------

------------------

(1) 'Outstanding Principal Amount' is (i) the sum of all amounts scheduled to be paid under precomputed Marine Loans, less the unearned finance charges on such Marine Loans, plus (ii) the sum of the unpaid principal balances on simple interest Marine Loans (in each case, excluding Marine Loans in repossession).

(2) The period of delinquency is calculated on a 'Fed' basis, which means that delinquencies are not reported until the end of the month following 30 days after a payment is contractually due.


(3) Delinquencies include principal amounts only.

(4) Amounts shown in Repossession Inventory represent the principal balances of Marine Loans whose related financed boats have been repossessed but have not been sold.

(5) Historically, Delinquencies as a percent of the Outstanding Principal Amount as of year-end have been higher than those at the end of any prior quarter during the related year principally due to year-end seasonal factors.

(6) Percentages representing components of TOTAL Delinquencies and Repossession Inventory may not add to the totals thereof due to rounding.

*N/A: Data is not available.

                              LOAN LOSS EXPERIENCE

                                                  SIX MONTHS ENDED                             YEAR ENDED
                                             --------------------------  ------------------------------------------------------
                                               JUNE 30,      JUNE 30,    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                 1997          1996          1996          1995          1994          1993
                                             ------------  ------------  ------------  ------------  ------------  ------------
Number of Loans Outstanding (1)                 10,922        14,221        12,826        16,188        19,711         N/A*
Portfolio Growth Rate(2)                          (31.13%)       (3.72%)       (5.10%)       (0.94%)       (8.57%)     N/A
Period End Outstanding Principal Amount (3)  $297,397,000  $364,235,003  $352,222,000  $371,133,000  $374,663,000  $409,788,000
Average Outstanding Principal Amount (4)     $327,503,833  $364,388,167  $361,542,000  $370,309,250  $381,636,417  $443,055,750
Number of Repossessions                           94           173           282           376           426           N/A
Number of Repossessions as a % of Period
  End Number of Loans Outstanding (2)               1.72%         2.43%         2.20%         2.32%         2.16%      N/A
Gross Charge-Offs (5)                        $  2,664,440  $  2,350,189  $  5,373,806  $  5,985,834  $  6,662,030  $  9,599,784
Gross Charge-Offs as a % of Period End
  Outstanding Principal Amount (2)                  1.79%         1.29%         1.53%         1.61%         1.78%         2.34%
Gross Charge-Offs as a % of Average
  Outstanding Principal Amount (2)                  1.63%         1.29%         1.49%         1.62%         1.75%         2.17%
Recoveries (6)                               $   (774,011) $ (1,111,434) $ (1,950,305) $ (1,282,130) $ (1,518,020) $ (1,159,394)
Net Charge-Offs                              $  1,890,429  $  1,238,755  $  3,423,501  $  4,703,704  $  5,144,010  $  8,440,390
Net Charge-Offs as a % of Period End
  Outstanding Principal Amount (2)                  1.27%         0.68%         0.97%         1.27%         1.37%         2.06%
Net Charge-Offs as a % of Average
  Outstanding Principal Amount (2)                  1.15%         0.68%         0.95%         1.27%         1.35%         1.91%

------------------

(1)  Number of loans at period end.

(2)  Percentages for the six-month periods ending June 30, 1996 and June 30,

     1997 are annualized.

(3) 'Outstanding Principal Amount' is (i) the sum of all amounts scheduled to be paid under precomputed Marine Loans, less the unearned finance charges on such Marine Loans, plus (ii) the sum of the unpaid principal balances on simple interest Marine Loans (in each case, excluding Marine Loans in repossession).

(4) Averages were computed by taking a simple average of month-end Outstanding Principal Amounts for each period presented.

(5) Amount charged-off includes amounts charged to losses at the time of repossession of the related financed boat or when the loan is otherwise deemed to be uncollectible plus or minus any subsequent loss or gain, respectively, recognized at the time of disposition of the related financed boat. Such amounts exclude related repossession and other liquidation expenses and amounts subsequently recovered from the obligor.

(6) Recoveries represent any deficiency amounts recovered from obligors, including proceeds realized in connection with accounts previously charged-off without repossessing the related financed boat.

*N/A: Data is not available.

THE FINANCED BOATS

     The Financed Boats consist of cruisers, sailboats, houseboats, boat trailers, outboard boats and runabouts (together with boat motors and boat trailers). Cruisers are motor boats that typically range from 25 to 50 feet in length, and include sleeping and galley accommodations. Sailboats are multi-person, wind-powered craft that typically range from 27 to 50 feet in length. Houseboats typically range from 40 to 70 feet in length. Outboard boats typically range from 12 to 27 feet in length and are equipped primarily for fishing. Runabouts typically range from 14 to 24 feet in length and are family pleasure or ski boats.

PAYMENTS ON MARINE LOANS

     'SIMPLE INTEREST RECEIVABLES' provide for the allocation of payments made thereunder to principal and interest in accordance with the 'simple interest' method. As payments are received under a Simple Interest Receivable, the finance charges accrued to date are paid first, the unpaid amount financed (to the extent of the remaining monthly scheduled payment) is paid second and the remaining payment is applied to the unpaid late charges. Accordingly, if an Obligor pays the fixed monthly installment in advance of the date on which a payment is due (the 'DUE DATE'), the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its Due

Date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under a Simple Interest Receivable as a result of early or late payments, as the case may be. See 'Weighted Average Life of the Notes--Paid-Ahead Simple Interest Receivables.'

     'PRECOMPUTED RECEIVABLES' consist of Actuarial Receivables and Rule of 78's Receivables. 'ACTUARIAL RECEIVABLES' provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12th of the related Contract Rate multiplied by the unpaid principal balance of the Receivable, and an amount of principal equal to the remainder of the monthly payment. 'RULE OF 78'S RECEIVABLES' provide for the payment by the related Obligor of a specified total amount of payments, payable in equal monthly installments on each Due Date, which total represents the principal amount financed and add-on interest in an amount calculated based on the Contract Rate for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the 'RULE OF 78'S.' Substantially all of the Precomputed Receivables are Actuarial Receivables.

     If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. For purposes of making the calculations required by the Sale and Servicing Agreement, the Servicer will calculate the amount of interest paid on a Rule of 78's Receivable in the same manner that it calculates such amounts on Actuarial Receivables.

CHASE MARINE FINANCE

     Prior to the Servicing Transfer, Chase and Chase USA, together with several of their affiliates, were engaged in the marine product financing and marine loan servicing business. As used herein, the term Chase Marine Finance refers to such business of the Sellers, their respective predecessors and their affiliates. Prior to the Servicing Transfer, marine loan servicing by Chase Marine Finance was performed by CFMC.

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

     Marine Loans originated by Chase Marine Finance prior to mid-1990 were originated by several affiliates of CFAC and subsequently transferred to CFAC. On April 1, 1995, those Marine Loans owned by CFAC which at the time were considered 'low quality assets' under Section 23 of the Federal Reserve Act were transferred to CFHI. Prior to the Closing Date, 6.26% of the Receivables by

Cutoff Date Pool Balance were sold by CFAC to Chase USA and 0.02% of the Receivables by Cutoff Date Pool Balance were sold by CFHI to Chase USA.

     Since mid-1990, most Marine Loans in the form of retail installment sales contracts purchased from Dealers ('INDIRECT RECEIVABLES') were originated by Chase. Commencing on November 1, 1990, most Marine Loans in the form of purchase money loans or other loans made directly to obligors (including transactions involving a Dealer) ('DIRECT RECEIVABLES') were originated by Chase USA or its predecessor. CFAC originated all Receivables whose Obligors (in the case of Receivables originated without the involvement of Dealers) or Dealers (in the case of Receivables originated with the involvement of Dealers) were located in California, all Receivables originated under a particular vendor financing program and all Receivables having an original principal balance of $25,000 or less.

     In July 1996, Chase N.A. and Chemical Bank, both wholly-owned subsidiaries of the Corporation, merged, with Chemical Bank, a New York banking corporation, continuing as the surviving entity under the name 'The Chase Manhattan Bank' (the 'CHASE/CHEMICAL MERGER'). As survivor of the Chase/Chemical Merger, Chase succeeded to all right, title and interest in the portfolio of Marine Loans owned by Chemical Bank.

     In connection with the Chase/Chemical Merger, Chemical Bank, N.A. changed its name to Chase Manhattan Bank USA, N.A. and, on December 1, 1996, merged with Chase USA, with Chase USA continuing as the surviving entity. As survivor of this merger, Chase USA succeeded to all right, title and interest in the portfolio of Marine Loans owned by Chemical Bank, N.A.

     The term 'ORIGINATOR' refers to the affiliates of CFAC who originated Marine Loans prior to mid-1990, CFAC, Chase, Chase USA, and their respective predecessors.

     On June 3, 1997, the right to service or subservice the Marine Loans then serviced by CFMC was sold to CITSF. CITSF began servicing such Marine Loans on August 18, 1997. CITSF also agreed to service any Marine Loans retained or repurchased by either of the Sellers and to serve as Servicer under the Sale and Servicing Agreement. Following the Servicing Transfer, none of the Sellers or their affiliates (other than CIT and its affiliates) is financing or servicing Marine Loans. Pursuant to the Servicing Transfer Agreements, CITSF and its affiliate, The CIT Group/Consumer Finance, Inc. (NY) '(CITCF-NY'), have agreed to acquire from the Sellers all Marine Loans which did not satisfy the criteria for inclusion in the Trust described herein under 'The Receivables Pool--General.'

ORIGINATION OF MARINE LOANS

     In accordance with Chase Marine Finance's underwriting criteria, the Originators purchased marine retail installment sales contracts relating to new and used boats and motors and trailers for boats from boat dealers who regularly originated and sold such contracts to the Originators pursuant to the terms of approved Dealer Agreements and made purchase money loans secured by financed boats directly to obligors or pursuant to arrangements with Dealers in accordance with approved Dealer Agreements. The dealers who arranged the Marine Loans, unless otherwise specified, are collectively referred to herein as

'DEALERS.' The agreements with the Dealers and the assignments of the Marine Loans by the Dealers are collectively referred to herein as 'DEALER AGREEMENTS.' Dealer Agreements were entered into with Dealers based upon a financial review of each Dealer, and in some cases, the reputation and prior experience of Chase Marine Finance with such Dealer and its key management. The Dealer network was serviced by several account executives who initiated and managed the Dealer relationships.

     Almost all of the Receivables are Indirect Receivables and Direct Receivables originated in accordance with Chase Marine Finance's underwriting criteria.

     The Originators made or purchased the Receivables throughout the United States. Each Dealer made representations and warranties to the Originator with respect to those Receivables made with the involvement of such Dealer, the Obligors on such Receivables and the security interests in the

Financed Boats relating thereto, which representations and warranties typically included, among others, that (i) each Obligor was of legal age and competent to execute a binding contract at the time of such execution; (ii) the documentation submitted by the Dealer evidenced a bona fide loan contract actually executed by the Obligor; (iii) the property securing the loan had not been previously titled if described as new; (iv) the property securing the loan as described in the security agreement either had been or promptly was delivered to the purchaser;
(v) the amount represented by the Dealer as having been received from the Obligor as a down payment was actually received in cash or by property received in trade and valued at no more than its actual cash value; (vi) the Dealer had not granted an extension of credit for any portion of the down payment; (vii) no recoupments, counterclaims, or setoffs existed on the part of the Obligor against the Dealer; (viii) the Dealer had complied with each and every applicable federal, state and local law and administrative regulation in connection with the transaction; (ix) the Dealer had fully performed the terms of any purchase agreement with the Obligor at the time the Originator funded the loan; and (x) application had been made for a certificate of title or other ownership documents in the name of the Obligor with the security interest of the Originator noted as a lien thereon, to the extent applicable.

      Upon breach of any representation or warranty with respect to a Receivable made by a Dealer, the Trust (or its assignee) will have a right of recourse against such Dealer to require it to purchase or repurchase such Receivable. Historically, in determining whether to exercise any right of recourse, Chase Marine Finance considered the prior performance of the Dealer and other business and commercial factors. The Servicer will be obligated to enforce such rights under the Dealer Agreements relating to the Receivables in accordance with its customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the Trust pursuant to the Sale and Servicing Agreement. In accordance with its customary practices in determining whether to exercise any right of recourse, the Servicer considers the prior performance of the related Dealer and other business and commercial factors, including its own commercial relationship with such Dealer. The Sellers will make no representations as to the financial condition of any Dealer to which any Seller may have recourse, and there can be no assurance as to the ability of any such Dealer to perform its obligations under a Dealer Agreement.

     As described herein, certain of the Receivables were originated without the involvement of Dealers. Since there were no Dealers involved in the origination of these Receivables, no Dealer representations and warranties were made with respect to them.

     In substantially all cases, no Direct Receivable was entered into by the Originator, and no Indirect Receivable was purchased from a Dealer by the Originator, until a completed customer file, including the credit application of the customer, was submitted to the Originator and was reviewed and approved by one of the Originator's marine finance specialists in accordance with Chase Marine Finance's underwriting procedures.

     Until October 1996, certain aspects of Dealer liaison, Dealer sales, credit underwriting and documentation reviews with respect to the Receivables originated with the involvement of Dealers took place at several regional support offices ('REGIONAL CENTERS'). At August 1995, there were eight Regional Centers. The Regional Centers were consolidated over time until November 1996, when all of such activities were centralized at the Regional Center in Mission Viejo, California (except for some underwriting support functions which took place in the Regional Center in Tampa, Florida). All origination and underwriting functions with respect to the Receivables originated without the involvement of Dealers (except for title and lien processing) were performed by Chase Marine Finance on a centralized basis in Cleveland, Ohio, including the funding of the Marine Loans, customer service, document file keeping, computerized account record keeping and title processing. Several third-party service providers selected by Chase Marine Finance processed titles and liens with respect to the Marine Loans (including Preferred Mortgages, when applicable) on behalf of the Obligors.

UNDERWRITING OF MARINE LOANS

     Chase Marine Finance's underwriting procedures were intended to assess the applicant's ability to repay the amounts due on the Receivable and the adequacy of the financed boat as collateral. The application, which listed the liabilities, income and credit and employment history of the applicant, was reviewed by Chase Marine Finance for completeness and compliance with Chase Marine Finance's guidelines. Chase Marine Finance's guidelines were intended to provide a basis for lending decisions, but were not meant to supersede the credit judgment of the marine finance specialist overseeing the application. As a result, certain Receivables may not comply with all of Chase Marine Finance's stated guidelines. The discretion granted to a marine finance specialist varied depending on the proposed loan amount and the applicant's credit. Chase Marine Finance also reviewed a credit report issued by an independent credit reporting agency and, where deemed necessary, substantiated information regarding the applicant's employment. The ability of the applicant to repay the amount financed was evaluated by applying Chase Marine Finance's then current credit underwriting criteria, which were intended to provide a general indication based on the information available to Chase Marine Finance of the relative likelihood of repayment of such amount. Among the criteria considered in evaluating the individual applications were (i) stability of the obligor with specific regard to the obligor's length of residence in the area, occupation, length of employment and whether the obligor rents or owns his or her home; (ii) the obligor's payment history with respect to present and past debt based on information known directly by Chase Marine Finance or as provided by various credit reporting agencies; (iii) a debt service to gross monthly income ratio test (Chase Marine Finance's general policy was to reject applications for Marine Loans whose applicants' debt service to gross monthly income ratios exceeded 45%, although ratios of up to 55% were allowed if approved at senior levels); (iv) a loan to value ratio test taking into account the age, type and market value of the financed boat; and (v) a credit bureau score. Each application was coded with the relevant marine finance specialist's name, and Chase Marine Finance tracked the historical performance of the Marine Loans approved by each marine finance specialist.

     Prior to 1994 Chase Marine Finance sought to make Marine Loans secured by a broad spectrum of marine products. Commencing in 1994, Chase Marine Finance through its pricing policies targeted obligors purchasing higher priced boats. See '--The Financed Boats' herein.

     Each Receivable arose from a credit sale, refinancing or casual sale of a new or used boat. In most cases, Chase Marine Finance would not finance a Marine Loan relating to a new boat if the amount financed under the loan exceeded the sum of (a) 110% of the manufacturer's invoice price of the boat to the Dealer (or 115% if the Marine Loan was originated under the vendor financing program with Genmar Industries, Inc. ('GENMAR') and the amount financed was less than $25,000), (b) the cost to the Dealer of any options and (c) the cost to the customer of any warranties, taxes, fees and credit life and disability insurance and title and license fees (other than federal excise tax). In the case of new boats, Chase Marine Finance generally required an obligor to make a down payment of at least 15% of the total purchase price if the amount financed was over $25,000 and 10% if the amount financed was less than $25,000.

     With respect to Marine Loans relating to used boats, while Chase Marine Finance generally reviewed the sale price of a used boat to determine whether it was within guidelines acceptable to Chase Marine Finance, the prices of used boats vary significantly based upon the individual circumstances of the sale. There can be no assurance that a ready resale market exists for any used boat. Chase Marine Finance used various national publications, including the National Automotive Dealers Association ('NADA') Marine Appraisal Guide and the BUC Guidebook, and individual appraisals to assess the value of a used boat and to determine whether it met Chase Marine Finance's underwriting criteria. Marine appraisal surveys were required for Marine Loans relating to used boats where the amount financed was in excess of $50,000. Generally, Chase Marine Finance would not finance a Marine Loan relating to a used boat unless the amount financed under the contract was consistent with such national publications or Chase Marine Finance's appraisal and, in any case, unless such amount was equal to or less than 80% of the wholesale value indicated in such national publications or the appraised value (or 85% if the Marine Loan was originated under the vendor financing program with Genmar). In the case of used boats,

Chase Marine Finance generally financed Marine Loans on which an Obligor made a down payment of at least 20% of the amount financed (or 15% if the Marine Loan was originated under the vendor financing program with Genmar).

     In addition, whether a financed boat was new or used, Chase Marine Finance also financed credit life/accident/health insurance and service warranties under a Marine Loan.

INSURANCE PROCEDURES

     Each Receivable requires the Obligor to obtain insurance against loss by fire, theft, comprehensive and collision or full boat damage with respect to the related Financed Boat. The Dealer Agreements include a representation and warranty that each Financed Boat had such insurance at the time of origination of the Receivable. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. Prior to August 18, 1997, in the event an obligor under a Marine Loan did not maintain the required insurance coverage with respect to the related financed boat and the outstanding balance and months remaining to maturity on such Marine Loan were greater than $5,000 and 15 months, respectively, CFMC purchased a collateral protection insurance policy on behalf of such obligor. The Principal Balance of a small percentage of the Receivables will include the outstanding amount of premiums for collateral protection insurance purchased by CFMC on behalf of the related Obligors prior to the Cutoff Date. In addition, the Obligors with respect to a small percentage of the Receivables will be obligated to make premium payments in respect of collateral protection insurance purchased by CFMC. Such premium payment obligations will not be included in the Principal Balance of the related Receivables and will not be the property of the Trust. Although insurance will continue to be required pursuant to the terms of the Receivables, none of the Sellers or CITSF as Servicer will purchase collateral protection insurance on behalf of any Obligor, verify if such insurance is being maintained by any Obligor or be obligated to pursue any remedies under any Receivable or applicable law as a result of the failure of any Obligor to maintain insurance. See 'Description of Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein.

                              CHASE AND CHASE USA

     Chase, a wholly-owned banking subsidiary of the Corporation, is a New York banking corporation, a member of the Federal Reserve System and is subject to the primary supervision of the New York State Department of Banking. Chase's activities are primarily related to retail and commercial banking. The principal executive office of Chase is located at 270 Park Avenue, New York, New York 10017 (telephone (212) 270-3000).

     At June 30, 1997, Chase's total assets were approximately $278.7 billion, total liabilities were approximately $261.6 billion and total stockholders' equity was approximately $17.1 billion.

     Chase USA, a wholly-owned subsidiary of the Corporation, is a national banking association, a member of the Federal Reserve System and is subject to the primary supervision of the Office of the Comptroller of the Currency. Chase USA's activities are primarily related to general consumer lending. The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801 (telephone (302) 575-5000).

     At June 30, 1997, Chase USA's total assets were approximately $26.6 billion, total liabilities were approximately $23.8 billion and total stockholders' equity was approximately $2.8 billion.

     Neither Chase nor Chase USA is currently originating Marine Loans.

                 THE CIT GROUP/SALES FINANCING, INC., SERVICER

GENERAL

     CITSF, a Delaware corporation, is a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (201) 740-5000.

     CITSF originates, purchases, sells and services conditional sales contracts for marine products, manufactured housing, recreational vehicles and other consumer goods throughout the United States (except that CITCF-NY purchases the contracts originated in New York State). CITSF has a centralized asset service facility (the 'ASSET SERVICE CENTER') in Oklahoma City, Oklahoma. Working through dealers and manufacturers, CITSF currently offers retail installment credit. Working through brokers, CITSF makes direct marine loans to obligors. CITSF began originating and servicing retail installment sales contracts for marine products in January 1993.

     As of June 30, 1997, CITSF serviced approximately 231,500 contracts for itself and others (consisting primarily of recreational vehicle, home equity, marine and manufactured housing contracts), representing an outstanding principal balance of approximately $5.9 billion. Of this portfolio, approximately 19,900 contracts (representing an outstanding balance of approximately $500 million) consisted of marine contracts. The foregoing statistics on CITSF's servicing portfolio do not include the Marine Loans and other loans serviced by CITSF pursuant to the Servicing Transfer Agreements. CITSF's extensive experience in servicing consumer financing contracts for manufactured housing and other types of products may not be in all respects directly applicable to the servicing of marine contracts and the Receivables in particular.

     The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for recreational vehicle, home equity, marine products and manufactured housing retail installment contracts and direct loans. The Asset Service Center is supplemented by outside collectors and field remarketers located throughout the United States.


     CIT, a Delaware corporation, is a leading diversified finance organization offering secured commercial and consumer financing primarily in the United States to smaller, middle-market and larger businesses and to individuals through a nationwide distribution network. CIT's predecessor commenced operations in 1908. CIT has developed a broad array of franchise and strategic business units that focus on specific industries, asset types and markets which are balanced by client, industry and geographic diversification.

     The Dai-Ichi Kangyo Bank, Limited ('DKB') owns eighty percent (80%) of the issued and outstanding shares of common stock of CIT. DKB purchased a sixty percent (60%) common stock interest in CIT from Manufacturers Hanover Corporation ('MHC') (a predecessor of the Corporation) at year-end 1989 and acquired an additional twenty percent (20%) common stock interest in CIT on December 15, 1995 from CBC Holding (Delaware) Inc., a wholly-owned subsidiary of the Corporation ('CBC HOLDING'). DKB has an option, expiring December 15, 2000, to purchase the remaining twenty percent (20%) common stock interest in CIT from CBC Holding.

     On September 26, 1997, CIT changed its name to The CIT Group, Inc. and filed a registration statement with the Commission for an initial public offering of 20% of its common stock. The proceeds of that offering will be used to fund CIT's acquisition of DKB's option to purchase CBC Holding's 20% common stock interest in CIT and the exercise of such option. Following consummation of such offering, DKB will continue to hold its present investment in CIT.

     In accordance with a stockholders agreement among DKB, the Corporation, as direct successor to CBC and indirect successor to MHC, and CIT, dated as of December 29, 1989, as amended by an Amendment to Stockholders' Agreement, dated December 15, 1995 (as amended, the 'STOCKHOLDERS AGREEMENT'), one nominee of the Board of Directors of CIT is designated by the Corporation. The Stockholders Agreement also contains restrictions with respect to the transfer of the stock of CIT to third parties.

ASSET SERVICE CENTER

     Through its Asset Service Center, CITSF services marine, recreational vehicle, manufactured housing, home equity, and other consumer loans. CITSF services all of the marine loans it and CITCF-NY originates or purchases (except those sold to third parties on a servicing released basis). CITSF is actively seeking arrangements pursuant to which it will service marine loans held by other entities, such as the Receivables. Generally, such servicing responsibilities are, and would be, also carried out through the Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and remitting principal and interest payments to the holders of such loans to the extent such holders are entitled thereto. Collections procedures include repossession and resale of boats securing defaulted loans and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted loans. Although decisions as to whether to repossess any boat are made on an individual discretionary basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted loan will be brought current or that the related financed boat is at risk, and thereafter to diligently pursue the resale of such boat if the market is favorable.

CITSF'S SERVICING PROCEDURES

     Collection activities with respect to delinquent Receivables will be performed by the Servicer or its affiliates consistent with the Servicer's servicing policies and practices in effect from time to time with respect to marine loans that it services for its own account (except as set forth in the Servicing Transfer Agreements and described herein). CITSF may change such policies and practices, provided, that any such change applicable to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to no more than $65 of a scheduled monthly payment remains unpaid.

     An automated collection system, together with manual collectors, are utilized to assist in collection efforts. The automated collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information), records of all contacts with obligors and, in some cases, performs automated dialing. The system also records an obligor's promise to pay and allows supervisor review of collection personnel activity, permits supervisors to modify priorities as to which obligors should be contacted and provides extensive reports concerning marine loan delinquencies. The Servicer may attempt to collect delinquent payments by sending letters or making continued phone calls to obligors. In the event that contact by telephone can not be made within 10 days of the due date of a payment, a manual review of the marine loan is made to determine the appropriate course of action, which may be continued phone calls and/or sending of letters. Pursuant to the Servicing Transfer Agreements, CITSF has agreed to attempt to make such contacts with Obligors of delinquent Receivables at specified time intervals. See 'Description of the Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein. Generally, after a marine loan continues to be delinquent for more than 30 days (regardless of whether contact had been made), such marine loan is assigned to a specific 'late stage' collector until resolution. A field visit may be scheduled at this time. The Servicer has agreed to employ the same means to cure delinquencies on the Receivables as it does for marine loans it services for itself, including deferments and reschedulings, except as set forth in the Servicing Transfer Agreements. CITSF may change such means in accordance with its business judgment; provided, that any such change applicable to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent.

     Chase Marine Finance's collection procedures were substantially the same as those of CITSF, although CITSF's individual collectors have more discretion than Chase Marine Finance's individual collectors had in determining what actions are appropriate at different stages of delinquency. In addition, Chase Marine Finance's collection procedures at the initial stages of delinquency used a combination of automatic dialing and letters and Chase Marine Finance customarily assigned a delinquent account to a specific late stage collector at

26 days delinquent (with field visits scheduled if appropriate at 60 days delinquent).

     CITSF implements repossession procedures when it is evident to it that the obligor can no longer make payment on the marine loan or if the related financed boat is at risk. Repossessions are generally conducted by third parties who are engaged in the business of repossessing boats for secured parties. After repossession, the obligor generally has 10 to 30 days to redeem the boat before the boat is resold. CITSF uses site auctions, pool auctions, individual bids, brokers, retail sale outlets, newspaper advertisements and telemarketing for asset remarketing. Decisions on the remarketing method are made by an internal remarketer based upon recommendations from field personnel. CITSF will typically send a boat to auction before attempting a retail sale.

     Losses may occur in connection with delinquent marine loans and can arise in several ways, including the inability to locate the boat or the obligor, because of a discharge of the obligor in a bankruptcy proceeding, or because of depreciation of the related financed boat. The Sale and Servicing Agreement will provide that a Receivable will be deemed to be a Liquidated Receivable upon the earlier of becoming 120 days past due and the Servicer's determination to charge-off such

Receivable. Charged-off receivables are routed to a recovery collector who, as appropriate, may assign the loan to a collection agency or an attorney, and any deficiency remaining will be pursued to the extent deemed practical and to the extent permitted by law and the Servicing Transfer Agreements. The loss recognition and collection policies and practices of the Servicer may change over time in accordance with CITSF's business judgment; provided, that any such change applicable to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent. Under Chase Marine Finance's loss recognition policies, losses on Marine Loans were recognized upon repossession of the related financed boat and all Marine Loans were required to be charged off no later than when 240 days past due.

     CITSF may, on a case-by-case basis, permit extensions with respect to the Due Dates of payments on Receivables and other modifications of Receivables in accordance with its normal and customary servicing practices and procedures, as described more fully in 'Description of the Transfer and Servicing Agreements--Modification of Receivables' herein. The extension policies of CITSF may be changed over time in accordance with CITSF's business judgment, provided, that any such change applicable to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent.

                                USE OF PROCEEDS

     As consideration for the transfer of the Receivables to the Trust, the Trust will issue the Notes and the Certificates to the Sellers, with (i) Chase receiving 49.40% of the original principal amount of each class of Notes and the original Certificate Interest and (ii) Chase USA receiving 50.60% of the original principal amount of each class of Notes and the original Certificate Interest. After the deposit of the Reserve Account Initial Deposit and the deduction of estimated expenses, the net proceeds to be received by the Sellers from the sale of the Notes will be added to their respective general funds.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

GENERAL

     The weighted average life of the Notes will generally be influenced by the rate at which the principal balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term 'PREPAYMENTS' includes prepayments in full, partial prepayments, liquidations due to default, as well as receipts of proceeds from theft and physical damage, credit life and credit disability insurance policies covering the Financed Boats and amounts received in connection with certain other Receivables repurchased by a Seller or purchased by the Servicer for administrative reasons. The Receivables are prepayable by the Obligors at any time.

     The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Boat securing a Receivable without the Servicer's consent. The rate of prepayment of the Receivables may also be influenced by programs offered by lenders (including the Sellers, the Servicer and their respective affiliates) that solicit or make available credit that may be used by Obligors to prepay the Receivables. Such credit includes but is not limited to home equity lines of credit, consumer installment credit and credit cards offered by lenders (including the Sellers, the Servicer and their respective affiliates). The Sellers, the Servicer and their respective affiliates may, in the ordinary course of business, offer general or targeted solicitations for such extensions of credit, and such solicitations may be sent, to Obligors. In addition, the Sale and Servicing Agreement permits the Servicer to refinance an existing Receivable for an Obligor, so long as the proceeds of such refinanced loan would be used to prepay such existing Receivable in full and any such refinanced loan is evidenced by a new promissory note. Any such loan thus created by a refinancing would not be the property of the Trust. See 'Description of the Transfer and Servicing Agreements--Termination' herein regarding the Servicer's option to purchase the Receivables from the Trust. In addition, each Seller will be obligated to repurchase any Receivable secured by a Designated Preferred Mortgage transferred by such Seller to the Trust if, by the 120th day after the Closing Date, the Trust does not have a perfected preferred mortgage lien on the Financed Boat securing such Receivable, such failure has a material adverse effect on the interest of the Trust in such Receivable and such failure continues for 30 days after such Seller discovers or receives written notice of such failure. See 'Certain Legal Aspects--Security Interests in Financed Boats.'

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders.

     No principal payments will be made on any class of Class A Notes until all Class A Notes with preceding class designations have been paid in full. For example, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. In addition, no principal payments will be made on the Class B Notes until the Class A Notes have been paid in full, and no principal payments will be made on the Class C Notes until the Class B Notes have been paid in full. See 'Description of the Notes--Payments of Principal' herein. As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the Principal Balances of the Receivables, final payment of any class of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. It is expected that final payment of the Notes of each class will occur on or prior to the related Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Notes of any class in full on or prior to the related Final Scheduled Distribution Date, final payment of such Notes could occur later than such date. Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the related Interest Rate.

     With respect to the Receivables that are Simple Interest Receivables and, to the extent that payments of the fixed monthly installments thereunder are received prior to the scheduled due dates for such installments, the portions of such installments allocable to interest will be less that they would be if the payments were received as scheduled. If the Reserve Account is exhausted and losses on the Receivables occur, the amount of interest distributed to the Noteholders may be less than described above.

     If an Event of Default occurs and the Notes are accelerated, (i) payments of interest on and principal of the Class B Notes and the Class C Notes will not be paid until the Class A Notes have been paid in full and (ii) payments of interest on and principal of the Class C Notes will not be paid until the Class B Notes have been paid in full.

     Subject to the conditions set forth herein under the heading 'Description of the Transfer and Servicing Agreements--Servicing and Insurance Procedures,' the Servicer may reschedule the Due Date of any scheduled payment. Any such deferrals will have the effect of increasing the weighted average life of the Notes. However, the Servicer will not be permitted to grant any such deferral or extension if, as a result, the final scheduled payment on a Receivable would fall after the Final Scheduled Maturity Date, unless the Servicer purchases such Receivable.

PAID-AHEAD RECEIVABLES

     If an Obligor with respect to any Simple Interest Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Receivable in such Collection Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Receivable (a 'PAID-AHEAD SIMPLE INTEREST RECEIVABLE') for the number of Due Dates corresponding to the number of such additional scheduled payments (the 'PAID-AHEAD PERIOD'). During the Paid-Ahead Period, interest will continue to accrue on the Principal Balance of such Paid-Ahead Simple Interest Receivable, as reduced by the application of the additional scheduled payments made in the Collection Period in which such Receivable was paid-ahead. The Obligor's Receivable will not be considered delinquent during the Paid-Ahead Period. A Payment Shortfall with respect to a Paid-Ahead Simple Interest Receivable will exist during each Collection Period occurring during the Paid-Ahead Period, and the Servicer may be required to make a Monthly Advance in respect of such Payment Shortfall, as described under 'Description of the Transfer and Servicing Agreements--Monthly Advances' herein; provided, that no Monthly Advances will be made in respect of principal of a Paid-Ahead Simple Interest Receivable.

     When the Obligor resumes his required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Paid-Ahead Simple Interest Receivable would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the Principal Balance of the Paid-Ahead Simple Interest Receivable. Depending on the Principal Balance and the Contract Rate of the related Receivable, and on the number of payments that were paid-ahead, there may be extended periods of time during which Receivables that are current are not amortizing.

     Paid-Ahead Simple Interest Receivables will affect the weighted average life of the Notes. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Notes. In addition, to the extent the Servicer makes Monthly Advances with respect to a Paid-Ahead Simple Interest Receivable which subsequently goes into default, because liquidation proceeds with respect to such Receivable will be applied first to reimburse the Servicer for such Monthly Advances, the loss with respect to such Receivable may be larger than would have been the case had such Monthly Advances not been made.

     As of the Cutoff Date, approximately 28% of the number of Receivables were Paid-Ahead Simple Interest Receivables with at least one scheduled monthly payment having been paid-ahead. The Chase Marine Finance Portfolio has historically included Marine Loans which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Simple Interest Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.


     If an Obligor with respect to any Precomputed Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period for similar reasons (such Receivable being a 'PAID-AHEAD PRECOMPUTED RECEIVABLE'), the Paid-Ahead Amounts will be deposited into an account in the name of the Indenture Trustee (the 'PAID-AHEAD ACCOUNT') or the Collection Account and applied on subsequent Deposit Dates as described herein under 'Description of the Transfer and Servicing Agreements-Paid-Ahead Precomputed Receivables.' Because Paid-Ahead Amounts on Paid-Ahead Precomputed Receivables are not deposited into the Collection Account and distributed to Noteholders until the Deposit Date and Distribution Date, respectively, related to the Collection Period during which any such scheduled payment was due, no shortfalls of interest or principal will result therefrom.

     Chase Marine Finance maintains certain records of the historical prepayment experience of the Chase Marine Finance Portfolio. The Sellers believe that such records are not adequate to provide meaningful information with respect to the Receivables. In any event, no assurance can be given that prepayments on the Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to the Receivables.

CPR TABLES

     Prepayments on Marine Loans can be measured relative to a prepayment standard or model. The model used in this Prospectus is based on a constant prepayment rate ('CPR'). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

     The tables captioned 'Percent of Initial Note Principal Balance at Various CPR Percentages' (each, a 'CPR TABLE') have been prepared on the basis of the characteristics of the Receivables. Each CPR Table assumes that (a) the Receivables prepay in full at the specified monthly CPR, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (c) payments on the Notes are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (d) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and (e) the Servicer does not exercise its option to purchase the Receivables. The Receivables Pool has an assumed cutoff date of the Cutoff Date. The CPR Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates or each October 15, as indicated, at various CPR percentages.

     The tables also assume that the Receivables have been aggregated into five hypothetical pools with all of the Receivables within each such pool having the following characteristics:

                                             WEIGHTED
                                             AVERAGE        WEIGHTED
            AGGREGATE         WEIGHTED       ORIGINAL       AVERAGE
            PRINCIPAL          AVERAGE       TERM IN       REMAINING
POOL         BALANCE        CONTRACT RATE     MONTHS     TERM IN MONTHS
------   ---------------    -------------    --------    --------------
1.....   $ 63,551,368.84         11.08%         147             57
2.....   $ 52,857,623.73         10.13%         167            106
3.....   $ 60,505,776.70          8.80%         181            152
4.....   $ 45,036,890.58          8.73%         230            200
5.....   $ 44,310,369.40          8.18%         240            224
         ---------------
         $266,262,029.25

     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing each CPR Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of prepayment until maturity or that all of the Receivables will prepay at the same level of CPR. Moreover, the diverse terms of the Receivables within each of the five hypothetical pools could produce slower or faster principal distributions than indicated in each CPR Table at the various constant percentages of CPR specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                                       CLASS A-1 NOTES
                                      --------------------------------------------------
                                                    ASSUMED CPR PERCENTAGE
                                      --------------------------------------------------
                                       0%       12%      18%      21%      24%      30%
                                      -----    -----    -----    -----    -----    -----

Closing Date.......................     100      100      100      100      100      100
October 15, 1998...................      53        0        0        0        0        0
October 15, 1999...................       1        0        0        0        0        0
October 15, 2000...................       0        0        0        0        0        0
October 15, 2001...................       0        0        0        0        0        0
October 15, 2002...................       0        0        0        0        0        0
October 15, 2003...................       0        0        0        0        0        0
October 15, 2004...................       0        0        0        0        0        0
October 15, 2005...................       0        0        0        0        0        0
October 15, 2006...................       0        0        0        0        0        0
October 15, 2007...................       0        0        0        0        0        0
October 15, 2008...................       0        0        0        0        0        0
October 15, 2009...................       0        0        0        0        0        0
October 15, 2010...................       0        0        0        0        0        0
October 15, 2011...................       0        0        0        0        0        0
October 15, 2012...................       0        0        0        0        0        0
October 15, 2013...................       0        0        0        0        0        0
October 15, 2014...................       0        0        0        0        0        0
October 15, 2015...................       0        0        0        0        0        0
October 15, 2016...................       0        0        0        0        0        0
Weighted Average Life (years)(1)...    1.06     0.43     0.33     0.29     0.26     0.21

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                                       CLASS A-2 NOTES
                                      --------------------------------------------------
                                                    ASSUMED CPR PERCENTAGE
                                      --------------------------------------------------
                                       0%       12%      18%      21%      24%      30%
                                      -----    -----    -----    -----    -----    -----
Closing Date.......................     100      100      100      100      100      100
October 15, 1998...................     100       87       60       47       33        7
October 15, 1999...................     100        9        0        0        0        0
October 15, 2000...................      57        0        0        0        0        0
October 15, 2001...................       9        0        0        0        0        0
October 15, 2002...................       0        0        0        0        0        0
October 15, 2003...................       0        0        0        0        0        0
October 15, 2004...................       0        0        0        0        0        0
October 15, 2005...................       0        0        0        0        0        0
October 15, 2006...................       0        0        0        0        0        0
October 15, 2007...................       0        0        0        0        0        0
October 15, 2008...................       0        0        0        0        0        0
October 15, 2009...................       0        0        0        0        0        0
October 15, 2010...................       0        0        0        0        0        0
October 15, 2011...................       0        0        0        0        0        0
October 15, 2012...................       0        0        0        0        0        0
October 15, 2013...................       0        0        0        0        0        0
October 15, 2014...................       0        0        0        0        0        0
October 15, 2015...................       0        0        0        0        0        0
October 15, 2016...................       0        0        0        0        0        0

Weighted Average Life (years)(1)...    3.15     1.49     1.13     1.00     0.89     0.73

------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of such Note.

     THE CPR TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                                       CLASS A-3 NOTES
                                      --------------------------------------------------
                                                    ASSUMED CPR PERCENTAGE
                                      --------------------------------------------------
                                       0%       12%      18%      21%      24%      30%
                                      -----    -----    -----    -----    -----    -----
Closing Date.......................     100      100      100      100      100      100
October 15, 1998...................     100      100      100      100      100      100
October 15, 1999...................     100      100       65       43       23        0
October 15, 2000...................     100       36        0        0        0        0
October 15, 2001...................     100        0        0        0        0        0
October 15, 2002...................      60        0        0        0        0        0
October 15, 2003...................      32        0        0        0        0        0
October 15, 2004...................       1        0        0        0        0        0
October 15, 2005...................       0        0        0        0        0        0
October 15, 2006...................       0        0        0        0        0        0
October 15, 2007...................       0        0        0        0        0        0
October 15, 2008...................       0        0        0        0        0        0
October 15, 2009...................       0        0        0        0        0        0
October 15, 2010...................       0        0        0        0        0        0
October 15, 2011...................       0        0        0        0        0        0
October 15, 2012...................       0        0        0        0        0        0
October 15, 2013...................       0        0        0        0        0        0
October 15, 2014...................       0        0        0        0        0        0
October 15, 2015...................       0        0        0        0        0        0
October 15, 2016...................       0        0        0        0        0        0
Weighted Average Life (years)(1)...    5.46     2.84     2.20     1.96     1.76     1.44

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES


                                                       CLASS A-4 NOTES
                                      --------------------------------------------------
                                                    ASSUMED CPR PERCENTAGE
                                      --------------------------------------------------
                                       0%       12%      18%      21%      24%      30%
                                      -----    -----    -----    -----    -----    -----
Closing Date.......................     100      100      100      100      100      100
October 15, 1998...................     100      100      100      100      100      100
October 15, 1999...................     100      100      100      100      100       78
October 15, 2000...................     100      100       79       48       19        0
October 15, 2001...................     100       62        0        0        0        0
October 15, 2002...................     100        0        0        0        0        0
October 15, 2003...................     100        0        0        0        0        0
October 15, 2004...................     100        0        0        0        0        0
October 15, 2005...................      55        0        0        0        0        0
October 15, 2006...................       9        0        0        0        0        0
October 15, 2007...................       0        0        0        0        0        0
October 15, 2008...................       0        0        0        0        0        0
October 15, 2009...................       0        0        0        0        0        0
October 15, 2010...................       0        0        0        0        0        0
October 15, 2011...................       0        0        0        0        0        0
October 15, 2012...................       0        0        0        0        0        0
October 15, 2013...................       0        0        0        0        0        0
October 15, 2014...................       0        0        0        0        0        0
October 15, 2015...................       0        0        0        0        0        0
October 15, 2016...................       0        0        0        0        0        0
Weighted Average Life (years)(1)...    8.13     4.18     3.35     3.01     2.72     2.25

------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of such Note.

     THE CPR TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                                       CLASS A-5 NOTES

                                      --------------------------------------------------
                                                    ASSUMED CPR PERCENTAGE
                                      --------------------------------------------------
                                       0%       12%      18%      21%      24%      30%
                                      -----    -----    -----    -----    -----    -----
Closing Date.......................     100      100      100      100      100      100
October 15, 1998...................     100      100      100      100      100      100
October 15, 1999...................     100      100      100      100      100      100
October 15, 2000...................     100      100      100      100      100       58
October 15, 2001...................     100      100       92       55       22        0
October 15, 2002...................     100       91       12        0        0        0
October 15, 2003...................     100       37        0        0        0        0
October 15, 2004...................     100        0        0        0        0        0
October 15, 2005...................     100        0        0        0        0        0
October 15, 2006...................     100        0        0        0        0        0
October 15, 2007...................      74        0        0        0        0        0
October 15, 2008...................      34        0        0        0        0        0
October 15, 2009...................       0        0        0        0        0        0
October 15, 2010...................       0        0        0        0        0        0
October 15, 2011...................       0        0        0        0        0        0
October 15, 2012...................       0        0        0        0        0        0
October 15, 2013...................       0        0        0        0        0        0
October 15, 2014...................       0        0        0        0        0        0
October 15, 2015...................       0        0        0        0        0        0
October 15, 2016...................       0        0        0        0        0        0
Weighted Average Life (years)(1)...   10.61     5.78     4.51     4.09     3.72     3.11

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                                       CLASS A-6 NOTES
                                      --------------------------------------------------
                                                    ASSUMED CPR PERCENTAGE
                                      --------------------------------------------------
                                       0%       12%      18%      21%      24%      30%
                                      -----    -----    -----    -----    -----    -----
Closing Date.......................     100      100      100      100      100      100
October 15, 1998...................     100      100      100      100      100      100
October 15, 1999...................     100      100      100      100      100      100
October 15, 2000...................     100      100      100      100      100      100
October 15, 2001...................     100      100      100      100      100       58
October 15, 2002...................     100      100      100       75       41        0
October 15, 2003...................     100      100       54       20        0        0
October 15, 2004...................     100       87        7        0        0        0
October 15, 2005...................     100       36        0        0        0        0
October 15, 2006...................     100        0        0        0        0        0
October 15, 2007...................     100        0        0        0        0        0
October 15, 2008...................     100        0        0        0        0        0
October 15, 2009...................      87        0        0        0        0        0
October 15, 2010...................      38        0        0        0        0        0

October 15, 2011...................       9        0        0        0        0        0
October 15, 2012...................       0        0        0        0        0        0
October 15, 2013...................       0        0        0        0        0        0
October 15, 2014...................       0        0        0        0        0        0
October 15, 2015...................       0        0        0        0        0        0
October 15, 2016...................       0        0        0        0        0        0
Weighted Average Life (years)(1)...   12.85     7.76     6.14     5.48     4.94     4.13

------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of such Note.

     THE CPR TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                                        CLASS B NOTES
                                      --------------------------------------------------
                                                    ASSUMED CPR PERCENTAGE
                                      --------------------------------------------------
                                       0%       12%      18%      21%      24%      30%
                                      -----    -----    -----    -----    -----    -----
Closing Date.......................     100      100      100      100      100      100
October 15, 1998...................     100      100      100      100      100      100
October 15, 1999...................     100      100      100      100      100      100
October 15, 2000...................     100      100      100      100      100      100
October 15, 2001...................     100      100      100      100      100      100
October 15, 2002...................     100      100      100      100      100       72
October 15, 2003...................     100      100      100      100       80        0
October 15, 2004...................     100      100      100       51        1        0
October 15, 2005...................     100      100       32        0        0        0
October 15, 2006...................     100       88        0        0        0        0
October 15, 2007...................     100       29        0        0        0        0
October 15, 2008...................     100        0        0        0        0        0
October 15, 2009...................     100        0        0        0        0        0
October 15, 2010...................     100        0        0        0        0        0
October 15, 2011...................     100        0        0        0        0        0
October 15, 2012...................      50        0        0        0        0        0
October 15, 2013...................       0        0        0        0        0        0
October 15, 2014...................       0        0        0        0        0        0

October 15, 2015...................       0        0        0        0        0        0
October 15, 2016...................       0        0        0        0        0        0
Weighted Average Life (years)(1)...   15.01     9.67     7.80     7.06     6.38     5.26

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                                        CLASS C NOTES
                                      --------------------------------------------------
                                                    ASSUMED CPR PERCENTAGE
                                      --------------------------------------------------
                                       0%       12%      18%      21%      24%      30%
                                      -----    -----    -----    -----    -----    -----
Closing Date.......................     100      100      100      100      100      100
October 15, 1998...................     100      100      100      100      100      100
October 15, 1999...................     100      100      100      100      100      100
October 15, 2000...................     100      100      100      100      100      100
October 15, 2001...................     100      100      100      100      100      100
October 15, 2002...................     100      100      100      100      100      100
October 15, 2003...................     100      100      100      100      100       91
October 15, 2004...................     100      100      100      100      100       56
October 15, 2005...................     100      100      100       89       65       34
October 15, 2006...................     100      100       82       58       41       20
October 15, 2007...................     100      100       58       40       27       12
October 15, 2008...................     100       87       40       27       17        7
October 15, 2009...................     100       60       26       17       10        4
October 15, 2010...................     100       41       16       10        6        2
October 15, 2011...................     100       29       11        6        4        1
October 15, 2012...................     100       19        7        4        2        1
October 15, 2013...................      83       11        3        2        1        *
October 15, 2014...................      42        5        1        1        *        *
October 15, 2015...................      17        2        *        *        *        *
October 15, 2016...................       0        0        0        0        0        0
Weighted Average Life (years)(1)...   16.94    13.06    10.98    10.07     9.24     7.80

------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of such Note.

(2) An asterisk '*' means a percent of initial Note principal balance of more than zero and less than 0.5%.

     THE CPR TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                   NOTE POOL FACTORS AND TRADING INFORMATION

     The 'NOTE POOL FACTOR' for each class of Notes will be an eight-digit decimal that the Servicer will compute prior to each distribution with respect to such class of Notes expressing the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. Each Note Pool Factor will be 1.00000000 as of the Cutoff Date and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor.

     The Paying Agent will send to Noteholders monthly reports concerning payments received on the Receivables, the Pool Balance, or each Note Pool Factor and various other items of information specified herein. In addition, the Indenture Trustee or the Paying Agent will furnish to Noteholders of record during any calendar year any information for tax reporting purposes as required by law not later than the latest date permitted by law. See 'Certain Information Regarding the Notes--Reports to Noteholders' herein.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will consist of eight classes: the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class B Notes and the Class C Notes. The Notes will be issued pursuant to the terms of the Indenture substantially in the form of the Indenture filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following, as well as other pertinent information included elsewhere herein, summarizes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Norwest Bank Minnesota, National Association, a national banking corporation with its corporate trust offices located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, will be the Indenture Trustee under the Indenture. In the ordinary course of its business, the Indenture Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with the Sellers, the Servicer and their respective affiliates.

PAYMENTS OF INTEREST

     Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Interest Rate specified on the cover page hereof and will be payable to the Noteholders of record monthly on each Distribution Date, commencing November 17, 1997. Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Interest Rate for each

Interest Accrual Period and shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest payments on the Notes will generally be derived from the Available Amount after payment of the Servicer Payment and from amounts, if any, on deposit in the Reserve Account. Interest on the Class B Notes will not be paid on any Distribution Date until all accrued and unpaid interest on the Class A Notes has been paid in full, and interest on the Class C Notes will not be paid on any Distribution Date until all accrued and unpaid interest on the Class B Notes has been paid in full. In addition, if an Event of Default occurs and the Notes are accelerated, (i) the Class B Noteholders will not be entitled to receive any payments until the Class A Notes have been paid in full and (ii) the Class C Noteholders will not be entitled to receive any payments until the Class B Notes have been paid in full. See 'Description of the Transfer and Servicing Agreements--Distributions' and '--Subordination of the Class B Notes and the Class C Notes; Reserve Account' herein.

     Interest payments to all classes of Class A Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Distribution Date, in which case each class of Class A Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Class A Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class A Notes.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Noteholders' Principal Distributable Amount. Principal payments on the Notes will generally be derived from the remaining Available Amount after payment of the Servicing Payment and the deposit of the Noteholders' Interest Distributable Amount into the Note Distribution Account, and from amounts, if any, on deposit in the Reserve Account.

     On each Distribution Date, principal payments on the Notes, to the extent of the Noteholders' Principal Distributable Amount, will be applied in the following order of priority: (i) to the principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; (ii) to the principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero; (iii) to the principal balance of the Class A-3 Notes until the principal balance of the Class A-3 Notes is reduced to zero;
(iv) to the principal balance of the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero; (v) to the principal balance of the Class A-5 Notes until the principal balance of the Class A-5 Notes is reduced to zero; (vi) to the principal balance of the Class A-6 Notes until the principal balance of the Class A-6 Notes is reduced to zero; (vii) to the principal balance of the Class B Notes until the principal balance of the Class B Notes is reduced to zero; and (viii) to the principal balance of the Class C Notes until the principal balance of the Class C Notes is reduced to zero.


     Notwithstanding the foregoing, if an Event of Default occurs and the Notes are accelerated, the Noteholders' Principal Distributable Amount will be applied to the repayment of principal on each class of Class A Notes pro rata on the basis of their respective unpaid principal amounts.

     The principal balance of each class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date with respect to such class specified on the cover page hereof. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the applicable Final Scheduled Distribution Date based on a variety of factors, including those described under 'Weighted Average Life of the Notes' herein.

OPTIONAL REDEMPTION

     On any Distribution Date after the Class A Notes and the Class B Notes have been paid in full, the Class C Notes will be redeemed in whole, but not in part, if the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables after the last day of a Collection Period as to which the Pool Balance shall have declined to 5% or less of the Cutoff Date Pool Balance, as described herein under 'Description of the Transfer and Servicing Agreements--Termination.' The redemption price will be equal to the unpaid principal amount of the Class C Notes plus accrued and unpaid interest thereon.

THE INDENTURE

     Modification of Indenture. The Trust and the Indenture Trustee may, with the consent of the Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

     Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the Noteholders of which is required
(a) for any such supplemental indenture or (b) for any waiver of compliance with certain provisions of the

Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on such Notes, the Sellers or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding principal amount of such Notes required to direct the

Indenture Trustee to sell or liquidate the Receivables, the consent of the Noteholders of which is required if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture that specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements;
(vii) modify any provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation); or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided that such action will not materially adversely affect the interest of any such Noteholder.

     In addition to the foregoing limitations on executing supplemental indentures, the Trust will covenant in the Sale and Servicing Agreement not to execute any supplemental indentures without the prior written consent of CITSF, as Administrator.

     Events of Default; Rights Upon Event of Default. With respect to the Notes, 'EVENTS OF DEFAULT' under the Indenture will consist of: (i) a default in the payment of any interest on any such Note for a period of 5 days; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture, which default materially adversely affects the rights of the Noteholders and which default continues for a period of 30 days after written notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Noteholders representing not less than 25% of the aggregate principal amount of the Controlling Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less); or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to the Principal Distributable Amount (absent acceleration of the Notes). Therefore, the failure to pay principal on a class of Notes on any Distribution Date generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

     If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee or the Noteholders representing not less than a majority of the aggregate principal amount of the Controlling Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Noteholders representing not less than a majority of the aggregate principal amount of such Controlling Notes then outstanding.

     As used herein, 'CONTROLLING NOTES' means (i) all classes of Class A Notes voting together as a single class until the Class A Notes have been paid in full, (ii) from and after the payment in full of the Class A Notes, the Class B Notes and (iii) from and after the payment in full of the Class B Notes, the Class C Notes.

     If the Notes are declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on the Trust property, exercise remedies as a secured party, sell the Receivables or elect to have the Trust maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the Receivables following an Event of Default, unless (i) Noteholders representing 100% of the aggregate principal amount of the Notes then outstanding consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale, or (iii) there has been an Event of Default arising from a failure to make a required payment of principal of or interest on any Notes, and the Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders representing not less than 66-2/3% of the aggregate principal amount of the Controlling Notes then outstanding.

     If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, Noteholders representing not less than a majority of the aggregate principal amount of the Controlling Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and Noteholders representing not less than a majority of the aggregate principal amount of the Controlling Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of Noteholders representing 100% of the aggregate principal amount of the Notes then outstanding.

     No Noteholders will have the right to institute any proceeding with respect to the Indenture unless (i) such holder has previously given written notice to the Indenture Trustee of a continuing Event of Default, (ii) Noteholders representing not less than 25% of the aggregate principal amount of the Controlling Notes then outstanding have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days after receipt of such notice, request and offer of indemnity failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by Noteholders representing not less than a majority of the aggregate principal amount of the Controlling Notes then outstanding.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Certificateholder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS

     The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state of the United States or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments of principal of and interest on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that no rating then in effect of the Notes by any Rating Agency would be downgraded or withdrawn as a result of such merger or consolidation,

(v) such action as was necessary to maintain the lien and security interest created by the Indenture shall have been taken and (vi) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder.

     The Trust will not, among other things, (i) except as expressly permitted by the Indenture or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) permit the validity or effectiveness of the Indenture to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any party thereof, or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Financed Boat and arising solely as a result of an action or omission of the related Obligor) or (v) permit any lien of the Indenture not to constitute a valid first priority security interest in the Trust (other than with respect to any such tax, mechanics or other lien).

     The Trust may not engage in any activity other than as specified herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Indenture or the Sale and Servicing Agreement.

     Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee may resign at any time by notifying the Issuer and the Noteholders, in which event the Issuer will be obligated to appoint a successor indenture trustee. The Issuer may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding may also remove the Indenture Trustee by so notifying the Indenture Trustee. In such circumstances, the Issuer will be obligated to appoint a successor indenture trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.


     Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee will be deemed to have a conflict of interest and be required to resign as trustee for at least two of the Class A Notes, the Class B Notes and the Class C Notes (each, a 'CLASS') if an Event of Default occurs under the Indenture. In these circumstances, the Indenture will require that, within 90 days of ascertaining that an Event of Default has occurred, the Indenture Trustee will resign as Indenture Trustee for at least two of the Classes of Notes and provide for indenture trustees to be appointed for such Classes. The indenture trustee for the Controlling Notes will have the right to exercise remedies under the Indenture

(but the Noteholders of any other Classes will be entitled to their share of any proceeds of enforcement, subject to the subordination described herein), and only the Noteholders of the Controlling Notes will have the right to direct or consent to any action to be taken, including sale of the Receivables. Any resignation of the original Indenture Trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor trustee for such Class of Notes and such successor's acceptance of such appointment.

     In addition, the Indenture Trustee will agree that if for any reason it shall not qualify as an assignee of a Preferred Mortgage under the Ship Mortgage Statutes, it shall immediately give notice thereof to the Servicer and the Noteholders and shall cause a successor indenture trustee to be appointed. Any such successor indenture trustee must qualify as such an assignee under the Ship Mortgage Statutes.

                    CERTAIN INFORMATION REGARDING THE NOTES

BOOK-ENTRY REGISTRATION

     Noteholders may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     The Sellers have been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of any Book-Entry Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing its interest in such Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its Participants and all references herein to distributions, notices, reports and statements to Noteholders of Book-Entry Notes refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See '--Definitive Notes' herein.

     Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers'

securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the 'DEPOSITARIES'), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'CLEARING CORPORATION' within the meaning of the New York Uniform Commercial Code and a 'CLEARING AGENCY' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any Underwriter), banks, trust companies and clearing corporations and may include certain other organizations, including Cedel and Euroclear. Indirect access to the DTC system also is available to Indirect Participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     A 'NOTEHOLDER,' as used herein, shall mean a holder of a beneficial interest in a Book-Entry Note. Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of or other interest in Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal of and interest on Notes from the Indenture Trustee, through the Participants, who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Noteholders. It is anticipated that the only 'CLASS A NOTEHOLDER,' 'CLASS B NOTEHOLDER' and 'CLASS C NOTEHOLDER' will be Cede, as nominee of DTC. Noteholders will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, as applicable, and Noteholders will only be permitted to exercise the rights of Noteholders indirectly through DTC, Cedel or Euroclear and their respective participants or organizations.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not physically possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of physical certificates for such Notes.

     DTC has advised the Sellers that it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose accounts with DTC the applicable Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ('CEDEL') is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and

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certain other organizations and may include any Underwriter. Indirect access to
Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System ('EUROCLEAR') was created in 1968 to hold securities for participants of Euroclear ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the 'TERMS AND CONDITIONS'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through

Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture or the Trust Agreement, as applicable, on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     Except as required by law, the Indenture Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by DTC, Cedel or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

     The Notes of any class issued in book-entry form will be issued in fully registered, certificated form ('DEFINITIVE NOTES') to Noteholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Sellers advise the Indenture Trustee in writing that DTC is no longer willing or able to

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discharge properly its responsibilities as depository with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor depository,
(ii) the Sellers, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, holders representing not less than a majority of the outstanding principal amount of the Notes of such class advise DTC through Participants in writing (with instructions to notify the Indenture Trustee in writing) that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes is no longer in the best interest of the holders of such Notes.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all applicable Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue such Notes as Definitive Notes to such Noteholders.

     Distributions of principal with respect to, and interest on, such

Definitive Notes will thereafter be made in accordance with the procedures set forth in the Indenture, directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee. The final payment on any such Definitive Notes (whether a Definitive Note or the Notes registered in the name of Cede representing the Notes), however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which shall initially be the corporate trust department of Chase (in such capacity, the 'TRANSFER AGENT AND REGISTRAR'). No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF NOTEHOLDERS

     Three or more Noteholders (each of whom has owned a Note for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record. Unless Definitive Notes have been issued, the only Noteholder appearing on the list maintained by the Indenture Trustee will be Cede, as nominee for DTC. In such circumstances, any beneficial owner of a Note wishing to communicate with other beneficial owners of Notes will not be able to identify those beneficial owners through the Indenture Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such beneficial owner may find available.

REPORTS

     On each Distribution Date, the Paying Agent will include with each distribution to each Noteholder a statement prepared by the Servicer. Each such statement to be delivered to Noteholders will include, among other things, the following information as to the Trust and the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to interest with respect to each class of Notes and the derivation of such amounts;

          (ii) the amount of the distribution allocable to principal on or with respect to each class of Notes;

          (iii) the amount of the Servicing Fee paid and the amount of Monthly Advances being reimbursed to the Servicer in respect of the related Collection Period, and the total Servicer Payment;


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          (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (v) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes after giving effect to all payments reported under clause (ii) above on such date;

          (vi) the amount of the Aggregate Net Losses, if any, for the preceding Collection Period and the derivation of such amount, and the amount of Aggregate Losses on all Liquidated Receivables for the year to date;

          (vii) the Class A Noteholders' Interest Carryover Shortfall, the Class A Noteholders' Principal Carryover Shortfall, the Class B Noteholders' Interest Carryover Shortfall, the Class B Noteholders' Principal Carryover Shortfall, the Class C Noteholders' Interest Carryover Shortfall and the Class C Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

          (viii) the aggregate Repurchase Amounts with respect to the Receivables, if any, that were repurchased by either Seller or purchased by the Servicer in such Collection Period;

          (ix) the balance of the Reserve Account as of such date, after giving effect to changes therein on such date, the Specified Reserve Account Balance on such date and the components of calculating any such required balance;

          (x) the amount of Monthly Advances included in the Available Amount;
     and

          (xi) the balance of the Paid-Ahead Account as of such date, after giving effect to any changes therein on such date.

     Each amount set forth pursuant to subclauses (i) and (ii) with respect to each class of Notes will be expressed as a dollar amount per $1,000 of the initial principal balance of such class of Notes.

     The statements for each Collection Period will be delivered to DTC for further distribution to Noteholders in accordance with DTC procedures. See 'Certain Information Regarding the Notes--Book-Entry Registration' herein. Chase, as Administrator, will file with the Commission such periodic reports with respect to the Trust as required under the Exchange Act and the rules and regulations of the Commission thereunder.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Indenture Trustee or the Paying Agent will furnish to each person who at any time during such calendar year has been a Noteholder and received any payment thereon a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See 'Certain Federal Income Tax Consequences' herein.

                        DESCRIPTION OF THE CERTIFICATES

     On the Closing Date, the Trust will issue the Certificates to the Sellers. The Certificates will not bear interest but will evidence the right on each Distribution Date to receive monies in the Reserve Account in excess of the Specified Reserve Account Balance and, after the payment of all principal and interest on the Notes, to receive any amounts remaining on deposit in the Reserve Account. The Certificates will represent fractional undivided beneficial equity interests in the Trust and will be issued pursuant to the Trust Agreement. The Certificates are not being offered and sold hereby.

     On the Closing Date, Chase will retain 49.40% of the Certificate Interest and Chase USA will retain 50.60% of the Certificate Interest. The Sellers may subsequently transfer the Certificates, provided the Owner Trustee and Indenture Trustee receive an opinion of counsel that such transfer will not cause the Trust to become a taxable entity and confirmation from each Rating Agency that such transfer will not adversely affect any rating by such Rating Agency of a Note.

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

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following, as well as other information included elsewhere herein, summarizes the material terms of the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreements (collectively, the 'TRANSFER AND SERVICING AGREEMENTS'). Each of the Transfer and Servicing Agreements is in substantially the form of the corresponding agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth herein, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Pursuant to the Sale and Servicing Agreement, on or before the Closing Date, the Sellers will transfer and assign to the Trust in consideration of the receipt of the Notes and Certificates, without recourse, their entire interest in the Receivables, certain related property and the proceeds thereof, including, among other things, their respective security interests in the related Financed Boats. Each Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (a 'SCHEDULE OF RECEIVABLES'). The Sellers will sell the Notes to the Underwriters. See 'Underwriting' herein. The Certificates are not being offered or sold hereby and will initially be retained by the Sellers. See 'Description of the Certificates' herein.

     In the Sale and Servicing Agreement, each Seller will make representations and warranties with respect to its Receivables and the security interests in the Financed Boats related thereto, which representations and warranties will include, among others, the following: (i) each Receivable (A) was originated by a Dealer and acquired by an Originator from such Dealer in the ordinary course of business or (B) was originated by an Originator directly; (ii) each Receivable is secured by a Financed Boat; (iii) each Receivable was originated in the form of a retail installment sales contract with a Dealer or a purchase money loan from an Originator through a Dealer located in one of the states of the United States (or the District of Columbia) or without the involvement of a Dealer for the financing of a Financed Boat, and in each case was fully and properly executed by the parties thereto; (iv) (A) in the case of a Receivable originated with the involvement of a Dealer, if in the form of a retail installment sales contract, such Receivable was purchased by an Originator from the originating Dealer and was validly assigned by such Dealer to such Originator and (B) in the case of a Chase Financial Receivable, such Receivable was purchased by Chase USA from CFAC or CFHI, and was validly assigned by CFAC or CFHI, as applicable, to Chase USA; (v) no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the related Receivables file; (vi) each Receivable is a legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (vii) as of the Cutoff Date, such Seller had no knowledge of any facts which would give rise to any right of rescission, setoff, counterclaim or defense or of the same being asserted or threatened with respect to any Receivable; (viii) the Obligor on each Receivable is required to maintain physical damage insurance covering the related Financed Boat in accordance with its terms; (ix) no Receivable was originated in or is subject to the laws of any jurisdiction whose laws would prohibit (A) the transfer of the Receivable to the Trust pursuant to the Sale and Servicing Agreement, (B) the ownership of the Receivable by the Trust or (C) the pledge by the Trust of such Receivable to the Indenture Trustee; (x) each Receivable complies with all requirements of law in all material respects; (xi) no Receivable has been satisfied, subordinated in whole or in part or rescinded, and no Financed Boat has been released from the security interest of the related Receivable in whole or in part; (xii) each Receivable creates a valid and enforceable first priority security interest in favor of the originator of such Receivable in the Financed Boat covered thereby, such security interest is assignable to the Trust (by such originator to such Seller, if such originator is not such Seller, and by such Seller to the Trust), and all necessary action with respect to such Receivable has been taken to perfect the security interest in the related Financed Boat in favor of such originator; (xiii) all parties to each Receivable had capacity to execute such Receivable; (xiv) no Receivable has been sold,

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

assigned or pledged by such Seller to any person other than the Trust and, prior to the transfer of the Receivables by such Seller to the Trust, such Seller had good and marketable title to such Receivable, free and clear of any lien, encumbrance, equity, loan, pledge, charge, claim or security interest, and such Seller was the sole owner and had full right to transfer such Receivable to the Trust; (xv) as of the Cutoff Date, such Seller had no knowledge that a default, breach, violation or event permitting acceleration under any Receivable existed; such Seller had no knowledge of any event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Receivable (except for payment delinquencies permitted as described herein), and such Seller has not waived any of the foregoing (except for payment delinquencies permitted); (xvi) as of the Cutoff Date, such Seller had no knowledge of any liens or claims which have been filed for work, labor or materials affecting a Financed Boat securing a Receivable, which are or may be liens prior to or equal or coordinate with the security interest of the Receivable; (xvii) each Receivable is a fully amortizing loan with interest at a fixed rate (the 'CONTRACT RATE'), provides for level payments over the term of such Receivable and is either a Simple Interest Receivable or a Precomputed Receivable; (xviii) each Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the related collateral (except as may be limited by creditors' rights generally); (xix) the description of each Receivable set forth in the Schedule of Receivables is true and correct as of its date; (xx) no Obligor is the United States of America or any state or any agency, department, instrumentality or political subdivision thereof; (xxi) if the Obligor is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and the Receivable is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'SOLDIERS' AND SAILORS' CIVIL RELIEF ACT'), or the California Military Reservist Relief Act of 1991 (the 'MILITARY RESERVIST RELIEF ACT'), such Obligor has not made a claim to a Seller or the Servicer that (A) the amount of interest on the Receivable should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status or (B) payments on the Receivable should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ordered otherwise upon application of a Seller (in either case 'RELIEF ACT REDUCTION'); (xxii) there is only one original executed copy of each Receivable, which, prior to the execution of the Sale and Servicing Agreement, was transferred to the Servicer on behalf of the Trust; (xxiii) the Receivable is 'chattel paper' as defined in the New York and Ohio Uniform Commercial Codes; (xxiv) each Receivable satisfies the other criteria specified above under 'The Receivables Pool' herein; and (xxv) each Receivable was originated in the United States of America. The representations and warranties will be for the benefit of the Trust and, with respect to any Receivable purchased by the Servicer, the Servicer.

     As of the last day of the month following the date (or, if the related Seller elects, the last day of the month including such date) on which the related Seller discovers or receives written notice from the Owner Trustee or the Indenture Trustee that a Receivable did not meet any of the criteria set forth in the Sale and Servicing Agreement as of the Closing Date or the Cutoff Date, as applicable, and such failure materially adversely affects the interests of the Trust in such Receivable (regardless of whether such Seller had actual knowledge of such failure as of the Cutoff Date), such Seller, unless it has cured the failed criterion, will repurchase such Receivable from the Trust at a price equal to the Actual Principal Balance owed by the Obligor thereof plus accrued and unpaid interest thereon at the respective Contract Rate through such last day (the 'REPURCHASE AMOUNT').

     In addition, the Sellers will be obligated to file assignments of record of the Designated Preferred Mortgages to reflect the ultimate assignments of such Preferred Mortgages to the Trust within 120 days of the Closing Date, and each Seller will be obligated to repurchase any Receivable sold by it to the Trust secured by any such Preferred Mortgage for an amount equal to the Repurchase Amount thereof if, after such 120-day period, the Trust does not have a perfected preferred mortgage lien on the Financed Boat securing such Receivable, such failure has a material adverse effect on the interest of the Trust in such Receivable and such failure continues for 30 days after such Seller discovers or receives written notice of such failure. For administrative convenience, if Chase is obligated pursuant to the Sale and Servicing Agreement to repurchase a Receivable from the Trust, Chase USA, at its option, may satisfy Chase's obligation by repurchasing such Receivable on the same terms. The

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repurchase obligation will constitute the sole remedy available to the Owner
Trustee, the Noteholders or the Indenture Trustee for the failure of a Receivable to meet any of the criteria set forth in the Sale and Servicing Agreement. 'ACTUAL PRINCIPAL BALANCE' means, as of the close of business on the last day of any month, (a) with respect to a Precomputed Receivable, the sum of
(i) the Principal Balance thereof as of such day and (ii) the portion of all scheduled payments on such Receivable due and unpaid on or prior to such day allocable to principal using the actuarial method and (b) with respect to a

Simple Interest Receivable, the Principal Balance thereof as of such day.

     The Owner Trustee will agree that if for any reason it shall not qualify as an assignee of a Preferred Mortgage under the Ship Mortgage Statutes, it shall immediately give notice thereof to the Sellers and the Sellers shall cause a successor owner trustee to be appointed. Any such successor owner trustee must be such a qualified assignee under the Ship Mortgage Statutes.

CUSTODY OF RECEIVABLES

     Pursuant to the Sale and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Owner Trustee on behalf of the Trust and the Indenture Trustee will appoint the Servicer as initial custodian of the Receivables files. Receivables will not be stamped or otherwise marked to reflect the transfer of the Receivables to the Trust and will not be segregated from the other marine loans owned or serviced by the Servicer, CFMC or any of their respective affiliates. Custody of the Receivables files may be held by the Servicer or a third party custodian together with files for marine loans or other loans owned by Chase Marine Finance or CITSF. The Obligors under the Receivables will not be notified of the transfer of the Receivables to the Trust, but each Seller's accounting records and computer systems will be purged of all references to the Receivables to reflect the sale and assignment of the Receivables to the Trust. See 'Certain Legal Aspects of the Receivables' herein.

ACCOUNTS

     The Sellers will establish the Collection Account, the Reserve Account, the Paid-Ahead Account and the Note Distribution Account in the name of the Indenture Trustee on behalf of the Noteholders. The Collection Account, the Paid-Ahead Account, the Reserve Account and the Note Distribution Account are collectively referred to herein as the 'TRUST ACCOUNTS.' Each Trust Account (other than the Reserve Account) will be established initially with the trust department of Chase, and the Reserve Account will be established initially with the trust department of Norwest Bank Minnesota, National Association. Chase, in its capacity as the initial paying agent (the 'PAYING AGENT'), will have the revocable right, at the direction of the Servicer, to withdraw funds from each Trust Account (other than the Reserve Account) for the purpose of making distributions to Noteholders in the manner provided in the Transfer and Servicing Agreements. See '--Subordination of the Class B Notes and the Class C Notes; Reserve Account' below.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. An 'ELIGIBLE DEPOSIT ACCOUNT' shall be either (a) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or (b) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution. A 'QUALIFIED INSTITUTION' shall be a depository institution (including Chase) organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating and a long-term unsecured debt rating confirmed by each Rating Agency as being consistent with the ratings of the Notes and, in the case of any such institution (including

Chase) organized under the laws of the United States, the deposits of which are insured by the FDIC. A 'QUALIFIED TRUST INSTITUTION' shall be an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with the authority to act under such laws as a trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management and a long-term deposit rating confirmed by each Rating Agency as being consistent with the ratings of the Notes.

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Should Chase, Norwest Bank Minnesota, National Association or any other depositary of a Trust Account cease to be a Qualified Institution or Qualified Trust Institution, such Trust Account shall be moved to a Qualified Institution or Qualified Trust Institution, provided that such Trust Account may remain at such depositary if the Indenture Trustee receives written confirmation from each related Rating Agency to the effect that the ratings of the Notes will not be adversely affected.

     Funds in the Trust Accounts will be invested as provided in the Sale and Servicing Agreement in Permitted Investments. 'PERMITTED INVESTMENTS' are generally limited to investments confirmed by the related Rating Agencies as being consistent with the ratings of the Notes. Permitted Investments may include securities issued by either Seller or its affiliates or trusts originated by either Seller or its affiliates, and may also include certain money market mutual funds for which Chase or any of its affiliates serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian (for which it collects fees and expenses). Permitted Investments are limited to obligations or securities that mature on or before the Business Day preceding the next Distribution Date (each such preceding day, a 'DEPOSIT DATE'). Investment earnings on funds deposited in the Trust Accounts (other than the Reserve Account), net of losses and investment expenses (collectively, 'INVESTMENT EARNINGS'), shall be paid to the Certificateholders.

PAID-AHEAD PRECOMPUTED RECEIVABLES

     So long as CITSF is the Servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to holding Paid-Ahead Amounts as may be required by the Sale and Servicing Agreement is satisfied, Paid-Ahead Amounts received during any Collection Period will be retained by the Servicer until the related Deposit Date. As provided in the Servicing Transfer Agreements, pending deposit into the Paid-Ahead Account, Paid-Ahead Amounts will be transferred by the Servicer to CFMC and held by CFMC on behalf of the Servicer until the Business Day prior to such Deposit Date. If any of the above-described conditions to retaining Paid-Ahead Amounts is not satisfied, Paid-Ahead Amounts will be deposited into the Paid-Ahead Account within two business days of receipt thereof and retained therein until such time as the paid-ahead payment falls due. As of the Cutoff Date, there was $594,187.70 of Paid-Ahead Amounts with respect to the Receivables. Until such time as Paid-Ahead Amounts are transferred from the Paid-Ahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Noteholders.

SERVICING COMPENSATION

     The Servicer will be entitled to receive, out of collections on the Receivables, a Servicing Fee for each Collection Period, payable on the following Distribution Date, equal to the sum of (i) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the related Settlement Date (or, in the case of the first Distribution Date, the Cutoff Date Pool Balance) and (ii) any Administrative Fees paid by the Obligors during the related Collection Period. 'ADMINISTRATIVE FEES' shall mean late payment fees, extension fees and transfer of equity and assumption fees with respect to the Receivables.

     In addition, the Servicing Transfer Agreements provide that CFMC may be required to pay to CITSF a fee, or, in the alternative, CITSF may be required to pay CFMC a fee, in each case, based on the performance of the Receivables. If the ratio (expressed as a percentage) of (x) the Aggregate Losses on the Receivables for any calendar year or partial calendar year over (y) the average monthly Pool Balance with respect to such calendar year or partial calendar year is less than 1.00%, CFMC will be required to pay to CITSF an additional fee of up to 0.80% per annum of such average monthly Pool Balance (based on the actual level of Aggregate Losses), and if such ratio exceeds 1.00%, CITSF will be required to refund to CFMC an amount up to 0.20% per annum of such average monthly Pool Balance (based on the actual level of Aggregate Losses). Neither the Trust nor any successor Servicer under the Sale and Servicing Agreement will be entitled to receive from CFMC or will be required to refund to CFMC any of the foregoing amounts. 'AGGREGATE LOSSES' means, with respect to any calendar year or partial calendar year, an amount equal to (x) the sum of the Losses on Receivables in default for such calendar year or partial calendar year, less (y) any recoveries (including, but not limited to, sales proceeds and insurance credits) received during such calendar year or partial

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calendar year in respect of Receivables in default in, and included in the calculation of Aggregate Losses with respect to, any prior calendar year or partial calendar year. A 'LOSS' on a Receivable in default is equal to the sum of its principal balance, accrued interest thereon, collection and insurance expenses, repossession and liquidation expenses and forbearance expenses related to such Receivable, net of any liquidation proceeds, insurance proceeds, collections, and any recoveries on such Receivable. For purposes of calculating Aggregate Losses, a Receivable will be deemed to be in default when CITSF has received all amounts that it expects to recover upon disposition or sale of the related Financed Boat.

     Payments to the Servicer of such amounts will compensate the Servicer for performing the functions of a third party servicer of Marine Loans as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting federal income tax information to Obligors, monitoring the Financed Boats in cases of Obligor default and handling the foreclosure or other liquidation of the Financed Boat in appropriate instances (subject to reimbursement of its expenses incurred in connection with such foreclosure, liquidation or other realization on the Receivables to the extent described herein). The Servicing Fee will also compensate the Servicer for serving as an Administrator under its related Administration Agreement. The Servicer will also be responsible for compensating Chase for serving as an Administrator under its related Administration Agreement. The Servicer shall be responsible for all of its own expenses and costs incurred in carrying out its obligations under the Sale and Servicing Agreement, except that, in accordance with the Servicing Transfer Agreements, CFMC has agreed to reimburse the Servicer for customary or necessary repossession and other expenses incurred in connection with the repair, care and custody of repossessed Financed Boats in an amount up to $1,000 per defaulted Receivable, legal fees in an amount up to $1,000 per defaulted Receivable, or such higher amounts as CFMC shall agree to from time to time, and funds advanced by the Servicer to pay taxes or satisfy tax liens in respect of Financed Boats. The Servicer is not required to take any action which would cause it to incur expenses in excess of such amounts nor is CFMC required to reimburse any such expenses in excess of such amounts. CFMC has also agreed to pay the Servicer reasonable compensation and reimburse it for its expenses if, at the request of CFMC, the Servicer takes action beyond its agreed-upon scope in servicing the Receivables.

     The Servicing Fee also will compensate the Servicer for administering the Receivables, including reimbursing the Servicer for accounting for collections, furnishing monthly and annual statements to the Owner Trustee and Indenture Trustee with respect to distributions and providing certain federal income tax information to the Paying Agent. The Servicing Fee also will compensate the Servicer for accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering and servicing the Receivables.

     The Servicer Payment is equal on each Distribution Date to the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances and the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates).

SERVICING AND INSURANCE PROCEDURES

     The Servicer will make reasonable efforts, consistent with the customary servicing practices and procedures employed by the Servicer with respect to marine loans owned by it (except as set forth in the Servicing Transfer Agreements and described herein), to collect all payments due with respect to the Receivables and, in a manner consistent with the Transfer and Servicing Agreements, will continue such normal collection practices and procedures as it follows with respect to comparable marine loans that it services for itself (except as set forth in the Servicing Transfer Agreements and described herein). The Servicer will follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which it determines that eventual payment in full is unlikely or to realize upon any defaulted Receivable. The Servicer may sell the related Financed Boat securing such Receivable at a public or private sale in accordance with the Servicing Transfer Agreements, or take any other action permitted by applicable law. See 'Certain Legal Aspects of the Receivables.' The proceeds of any such realization will be deposited in the Collection Account. CITSF's customary servicing practices and procedures with respect to marine


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loans may be changed in accordance with CITSF's business judgment; provided, that any such change relating to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent.

     In accordance with the Servicing Transfer Agreements, CITSF has agreed to several limitations on how it services the Receivables. In addition, CFMC has retained the right to direct CITSF with respect to loss mitigation strategies, to require CITSF to initiate repossession actions or to direct CITSF to refrain from repossessing Financed Boats, in each case based upon reasonable criteria communicated in writing to CITSF from time to time. Such limitations and instructions may result in the Servicer's taking actions from time to time different from actions it otherwise would take in accordance with its customary servicing policies and procedures at such time.

     The Servicer has agreed that, with respect to defaulted Receivables having Principal Balances in excess of $30,000, the Servicer may not enter into a repossession sale or short sale/settlement which would result in a loss exceeding 60% of such Principal Balance without the approval of CFMC. Pursuant to the Servicing Transfer Agreements, the Servicer has agreed to attempt to contact by telephone Obligors whose Receivables have become more than ten days delinquent, and in the event contact by telephone is not made on or before the 21st day of delinquency, to perform a manual review of the Receivable to determine the appropriate course of action, which may be continued phone calls and/or the sending of letters.

     In accordance with the Servicing Transfer Agreements, the Servicer is not permitted to initiate litigation with respect to any Receivable without CFMC's consent except for actions to recover possession or to foreclose upon a Financed Boat, collection suits or actions to recover deficiencies (subject to limitations on reimbursement of the Servicer's expenses as described under '--Servicing Compensation' herein). The Servicing Transfer Agreements also require that the Servicer, before commencing any litigation to collect amounts owing with respect to a Receivable, review the related files to determine if there exist facts which might constitute a defense or counterclaim in any such litigation. If such review indicates the existence of facts which might constitute a defense or counterclaim, the Servicer is not permitted to initiate any litigation with respect to such Receivable without the prior written consent of CFMC.

     The Servicer shall, at its own cost and expense, keep in force throughout the term of the Transfer and Servicing Agreements a fidelity bond. Such fidelity bond shall protect against losses, including forgery, theft, embezzlement and fraud and shall have such deductibles, and be in such form and amount as is generally customary among persons which service a portfolio of marine loans having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors, but in no case shall such fidelity bond be less than $5,000,000.

PURCHASE BY THE SERVICER


     Under the Sale and Servicing Agreement, the Servicer will agree not to, except as expressly provided therein, (i) release the Financed Boat securing each Receivable from the security interest granted by such Receivable except in accordance with the terms of such Receivable and applicable law, (ii) impair the rights of the Trust in the Receivables or take any action inconsistent with the Trust's ownership of the Receivables, (iii) increase the number of payments under a Receivable, or increase the principal amount of a Receivable which is used to finance the purchase price of the related Financed Boat, or extend or forgive payments on a Receivable, or (iv) fail to file and process claims under any insurance policy covering a Receivable, if the failure to file and process such claims would impair the protection or benefit to be afforded by such insurance policy. A breach of any of the above described covenants that materially adversely affects the Trust's interest in any Receivable will require the Servicer to purchase such Receivable from the Trust for the Repurchase Amount, unless such breach is cured by the last day of the Collection Period following the Collection Period in which such discovery occurred. The purchase obligation will constitute the sole remedy available to the Owner Trustee and the Noteholders or the Indenture Trustee for a breach of any of the above covenants.

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MODIFICATION OF RECEIVABLES

     Consistent with its customary servicing procedures in effect from time to time (except as described herein), the Servicer may, in its discretion, arrange with an Obligor to defer, reschedule, extend or modify the payment schedule on a Receivable or otherwise to modify the terms of a Receivable, provided that (i) the maturity of such Receivable would not extend beyond the Final Scheduled Maturity Date and (ii) if any such modification constitutes a refinancing, the proceeds of such refinancing are used to pay the related Receivable in full. CITSF may change such servicing procedures in accordance with its business judgment, provided, that any such change relating to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent. Notwithstanding the foregoing, in connection with the settlement by the Servicer of a defaulted Receivable, the Servicer may forgive a portion of such Receivable, if in its discretion it believes that the acceptance of the settlement proceeds from the related Obligor would result in the Trust's receiving a greater amount of collections than the Net Liquidation Proceeds that would result from repossessing and liquidating the related Financed Boat.

REMOVAL OF RECEIVABLES

     Except as otherwise specified herein, none of the Sellers or the Servicer will have the right to remove any Receivables from the Trust after the Closing Date. In certain circumstances, a Seller may have the obligation to repurchase, the Servicer may have the obligation to purchase or the Servicer may have the option to purchase, a Receivable from the Trust, but all such repurchases or purchases (except for the Servicer's optional purchase) will be made at the Repurchase Amount.


COLLECTIONS

     The Servicer may deposit all payments on or with respect to the Receivables during each Collection Period (including Paid-Ahead Amounts) into the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) monthly on the Deposit Date following the last day of such Collection Period, provided that (i) (A) CITSF or any of its affiliates is the Servicer and (B) the Servicer or the direct or indirect parent of the Servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and at least 'D-1' by Duff & Phelps (if rated by Duff & Phelps) and either a short-term debt rating of P-1 or a long-term debt rating of at least A2 by Moody's, or (ii) the Sellers or the Servicer obtain a letter of credit, surety bond or insurance policy as set forth in the Sale and Servicing Agreement, under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) and, in the case of clause (ii), the Indenture Trustee is provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of any of its then-current ratings of the Notes. As of the date of this Prospectus, CITSF, as Servicer, will be permitted to remit collections to the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) on a monthly basis by virtue of clause (i) above. In the event that the Servicer is permitted to make remittances of collections to the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) on a monthly basis pursuant to satisfaction of clause (ii) above, the Sale and Servicing Agreement will be modified, to the extent necessary, without the consent of any Noteholder. Pending such a monthly deposit into the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts), the Servicing Transfer Agreements require that collections be transferred by the Servicer to CFMC and held by CFMC until the Business Day prior to the Deposit Date. See 'Risk Factors--Risk of Commingling.' If the Servicer is not permitted to remit collections to the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) on a monthly basis, the Servicer will be obligated to deposit all payments on or with respect to the Receivables and all proceeds of Receivables collected on or with respect to the Receivables during each Collection Period into the Collection Account (or the Paid-Ahead Account, in the case of Paid-Ahead Amounts) not later than two Business Days after receipt.

     A Seller or the Servicer, as the case may be, will remit the aggregate Repurchase Amount of any Receivables to be purchased from the Trust into the Collection Account on or before the next succeeding Deposit Date.

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     The Servicer will not be required to deposit in the Collection Account amounts relating to the Receivables attributable to the following: (a) amounts received with respect to each Receivable (or property acquired in respect thereof) which has been repurchased by a Seller or purchased by the Servicer, respectively, pursuant to the Sale and Servicing Agreement, (b) Investment Earnings on funds deposited in the Collection Account or the Paid-Ahead Account,
(c) amounts to be reimbursed to the Servicer in respect of nonrecoverable Monthly Advances, (d) Net Liquidation Proceeds of any Liquidated Receivable to

the extent such proceeds exceed its Principal Balance, (e) Administrative Fees incurred by the Obligors prior to August 18, 1997, (f) any Excluded Forced-Placed Insurance Premiums and (g) any Excluded Precomputed Amounts.

MONTHLY ADVANCES

     With respect to each Receivable as to which there has been a Payment Shortfall during the related Collection Period (other than a Payment Shortfall arising from a Receivable which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Collection Period), on each Deposit Date the Servicer will be obligated to make a Monthly Advance but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent collections on such Receivable made by or on behalf of the Obligor (but only to the extent of expected interest collections in the case of a Simple Interest Receivable) or from Net Liquidation Proceeds or insurance proceeds with respect to such Receivable. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Receivable. If the Servicer determines in its good faith judgment that an unreimbursed Monthly Advance shall not ultimately be recoverable from subsequent collections or that the related Receivable will be sold pursuant to the Sale and Servicing Agreement, the Servicer shall be reimbursed for such Monthly Advance from collections on all Receivables in accordance with the priority of distributions described herein. In determining whether a Monthly Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment against an Obligor. The Servicer will not make a Monthly Advance in respect of
(i) the principal component of any scheduled payment on a Simple Interest Receivable or (ii) a Payment Shortfall arising from a Receivable which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Collection Period.

NET DEPOSITS

     As an administrative convenience, the Servicer will be permitted to make deposits of collections, Monthly Advances, and the aggregate Repurchase Amount of Receivables purchased by the Servicer for, or with respect to, a Collection Period net of distributions to be made to the Sellers or the Certificateholders (to the extent of Investment Earnings and amounts received with respect to Excluded Forced-Placed Insurance Premiums and Excluded Precomputed Amounts) or to the Servicer (including, without limitation, the Servicer Payment, amounts received with respect to Administrative Fees incurred by Obligors prior to August 18, 1997, and amounts to be deducted in the definition of 'Available Amount' and paid to the Servicer set forth under '--Distributions' below). The Servicer, however, will account to the Owner Trustee and the Indenture Trustee and to the Noteholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit. On each Distribution Date, the Servicer will pay directly to the Certificateholders any Investment Earnings on funds deposited in the Collection Account or the Paid-Ahead Account and any other amounts the Sellers are entitled to (such as amounts received with respect to Excluded Forced-Placed Insurance Premiums and Excluded Precomputed Amounts).

DISTRIBUTIONS

     Deposits to Collection Account.  On or before the third Business Day prior to a Distribution Date, the Servicer will inform the Indenture Trustee and the Paying Agent of the following amounts: (i) the Available Amount and the Principal Distributable Amount for the next succeeding Distribution Date; (ii) the aggregate Repurchase Amount, if any, of Receivables to be repurchased by the Sellers or purchased by the Servicer with respect to the preceding Collection Period; (iii) the amount to be withdrawn from the Reserve Account on the next succeeding Deposit Date and deposited into the Collection Account; (iv) the Noteholders' Interest Distributable Amount; (v) the Servicer Payment;

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(vi) the amount of Paid-Ahead Amounts received during the preceding Collection
Period and any Paid-Ahead Amounts to be deposited into the Collection Account on the related Deposit Date; (vii) the Monthly Advances to be deposited into the Collection Account on the related Deposit Date; (viii) the amount to be deposited in the Reserve Account; and (ix) the amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders on such Distribution Date.

     On or before each Deposit Date, the Servicer will cause all collections and other amounts constituting the Available Amount for the related Distribution Date to be deposited into the Collection Account, together with any amounts withdrawn by the Indenture Trustee from the Reserve Account on such Deposit Date.

     The 'AVAILABLE AMOUNT' on any Distribution Date is equal to the excess of
(A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of the Receivables in the related Collection Period (including Net Liquidation Proceeds, any recoveries on Liquidated Receivables and any applied Paid-Ahead Amounts), (ii) the Repurchase Amount for any Receivable repurchased by either Seller or purchased by the Servicer and the price paid by the Servicer, if any, to purchase the assets of the Trust as described herein under '--Termination' and (iii) any Monthly Advances made by the Servicer (with respect to (ii) and (iii) above, to the extent such amounts are paid on or before the Deposit Date immediately preceding such Distribution Date), over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Receivables): (i) any amounts incorrectly deposited in the Collection Account, (ii) net investment earnings on the funds in the Collection Account and the Paid-Ahead Account, (iii) any amounts received with respect to Administrative Fees incurred by the Obligors prior to August 18, 1997, Excluded Forced-Placed Insurance Premiums or Excluded Precomputed Amounts and (iv) any other amounts, if any, permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Receivables) pursuant to the Sale and Servicing Agreement.

     Principal Distributable Amount. The 'PRINCIPAL DISTRIBUTABLE AMOUNT' on each Distribution Date is equal to the sum of the following amounts with respect to the related Collection Period, in each case calculated in accordance with the method specified in each Receivable: (i) (A) all payments of principal (including all Principal Prepayments applied during the related Collection Period as described below) made on each Simple Interest Receivable during the related Collection Period and (B) the portion of the scheduled payment due during such Collection Period allocable to principal using the actuarial method with respect to each Precomputed Receivable (or the Principal Balance thereof if such Precomputed Receivable is prepaid in full during such Collection Period),
(ii) the Principal Balance of each Receivable which, during the related Collection Period, was repurchased by a Seller or purchased by the Servicer pursuant to the Sale and Servicing Agreement (a 'REPURCHASED RECEIVABLE') and
(iii) the Principal Balance of each Receivable that became a Liquidated Receivable during the related Collection Period; provided, however, that (x) payments of principal (including Principal Prepayments) with respect to a Repurchased Receivable received after the last day of the Collection Period as of which the Receivable became a Repurchased Receivable shall not be included in the Principal Distributable Amount and (y) if a Liquidated Receivable is purchased by a Seller or the Servicer pursuant to the Sale and Servicing Agreement on the Deposit Date immediately following the Collection Period in which it became a Liquidated Receivable, no amount will be included with respect to such Receivable in the Principal Distributable Amount pursuant to clause
(iii) of the definition thereof.

     'PRINCIPAL BALANCE' means, as of the close of business on the last day of a Collection Period, (a) with respect to a Precomputed Receivable, the amount originally advanced thereunder minus the sum of (i) that portion of all scheduled payments due on or prior to such day allocable to principal using the actuarial method, (ii) any payment of the Repurchase Amount with respect to such Precomputed Receivable allocable to principal and (iii) any Principal Prepayment applied to reduce the Principal Balance of such Precomputed Receivable in full and (b) with respect to a Simple Interest Receivable, the amount originally advanced thereunder minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the simple interest method and (ii) any payment of the Repurchase Amount with respect to such Simple

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Interest Receivable allocable to principal, in each case without giving effect to any adjustments due to bankruptcy or similar proceedings. A 'LIQUIDATED RECEIVABLE' is a defaulted Receivable (i) as to which the Servicer (A) has recovered all amounts that it expects to recover either by sale or disposition of the related Financed Boat or otherwise or (B) has charged-off such Receivable in accordance with its customary practices as modified by the Servicing Transfer Agreements or (ii) which is 120 or more days past due, whichever occurs first. 'PRINCIPAL PREPAYMENT' means a payment or other recovery of principal on a Receivable (including insurance proceeds and Net Liquidation Proceeds applied to principal on a Receivable) which is received in advance of its Due Date. 'NET LIQUIDATION PROCEEDS' means the monies collected by the Servicer (from whatever source) during a Collection Period on a Liquidated Receivable, net of (i) any payments required by law to be remitted to the Obligor and (ii) other expenses customarily deducted from sales proceeds by third parties in connection with sales or other dispositions of boats.

     Deposits to the Distribution Accounts. On each Distribution Date, the Servicer shall instruct the Indenture Trustee or the Paying Agent to make the following distributions, to the extent of the sum of the Available Amount and any amounts withdrawn from the Reserve Account then on deposit in the Collection Account, in the following order of priority (except under the limited circumstances provided herein):

          (i) to the Servicer, the Servicer Payment with respect to such Distribution Date and all unpaid Servicing Fees with respect to prior Distribution Dates, to the extent such amounts are not deducted from the Servicer's remittance to the Collection Account;

          (ii) to the Note Distribution Account, the Class A Noteholders' Interest Distributable Amount;

          (iii) to the Note Distribution Account, the Class B Noteholders' Interest Distributable Amount (unless the Notes have been accelerated as described herein);

          (iv) to the Note Distribution Account, the Class C Noteholders' Interest Distributable Amount (unless the Notes have been accelerated as described herein);

          (v) to the Note Distribution Account, the Noteholders' Principal Distributable Amount; and

          (vi) to the Reserve Account, any remaining portion of the Available Amount.

     Notwithstanding the foregoing, if an Event of Default occurs and the Notes are accelerated, the Class B Noteholders and the Class C Noteholders will not be entitled to receive any payments until the Class A Notes have been paid in full, and the Class C Noteholders will not be entitled to receive any payments until the Class A Notes and the Class B Notes have been paid in full.

     For purposes hereof, the following terms shall have the following meanings:

     'CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL' means, for any Distribution Date, the excess of (i) the Class A Noteholders' Interest Distributable Amount for the preceding Distribution Date over (ii) the amount in respect of interest that was actually deposited in the Note Distribution Account in respect of the Class A Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by the Class A Notes for the related Interest Accrual Period.

     'CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (x) the Class A Noteholders' Monthly Interest Distributable Amount for all classes of Class A Notes for such Distribution Date and (y) the Class A Noteholders' Interest Carryover Shortfall for such Distribution Date.

     'CLASS A NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date for each class of Class A Notes, interest accrued during the related Interest Accrual Period at the Interest Rate borne by such class of

Class A Notes on the outstanding principal balance of the Class A Notes of such class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     'CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL' means, for any Distribution Date, the excess of (i) the Class B Noteholders' Interest Distributable Amount for the preceding Distribution Date

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over (ii) the amount in respect of interest that was actually deposited into the
Note Distribution Account in respect of the Class B Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Class B Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Class B Notes for the related Interest Accrual Period.

     'CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (x) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (y) the Class B Noteholders' Interest Carryover Shortfall for such Distribution Date.

     'CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, interest accrued during the related Interest Accrual Period at the Interest Rate borne by the Class B Notes on the outstanding principal balance of the Class B Notes on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     'CLASS C NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL' means, for any Distribution Date, the excess of (i) the Class C Noteholders' Interest Distributable Amount for the preceding Distribution Date over (ii) the amount in respect of interest that was actually deposited into the Note Distribution Account in respect of the Class C Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Class C Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Class C Notes for the related Interest Accrual Period.

     'CLASS C NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (x) the Class C Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (y) the Class C Noteholders' Interest Carryover Shortfall for such Distribution Date.

     'CLASS C NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, interest accrued during the related Interest Accrual Period at the Interest Rate borne by the Class C Notes on the outstanding principal balance of the Class C Notes on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     'NOTEHOLDERS' DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.


     'NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (x) the Class A Noteholders' Interest Distributable Amount, (y) the Class B Noteholders' Interest Distributable Amount and (z) the Class C Noteholders' Interest Distributable Amount.

     'NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL' means, for any Distribution Date, the excess of (x) the Noteholders' Principal Distributable Amount for the preceding Distribution Date over (y) the amount in respect of principal that was actually deposited in the Note Distribution Account on such preceding Distribution Date.

     'NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (i) the Principal Distributable Amount for such Distribution Date and (ii) the Noteholders' Principal Carryover Shortfall for such Distribution Date; provided, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Final Scheduled Distribution Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the related class of Notes to zero.

SUBORDINATION OF THE CLASS B NOTES AND CLASS C NOTES; RESERVE ACCOUNT

     In the event of defaults and delinquencies on the Receivables, the Class A Notes will generally be senior in right to payment of interest and principal to the Class B Notes and the Class C Notes, and the Class B Notes will generally be senior in right to payment of interest and principal to the Class C Notes. The protection afforded to the Class A Noteholders through subordination of the Class B Notes and the Class C Notes will be effected by the preferential right of the Class A Noteholders to be paid principal, and following the occurrence of an Event of Default and acceleration of the Notes, interest and

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principal. Subject to the rights of the Class A Noteholders, the protection afforded to the Class B Noteholders through subordination of the Class C Notes will be effected by the preferential right of the Class B Noteholders (relative to the Class C Noteholders) to be paid principal, and following the occurrence of an Event of Default and acceleration of the Notes (after the Class A Notes have been paid in full) interest and principal.

     The Reserve Account will be funded with an initial deposit by the Sellers of cash or Permitted Investments having a value of at least the Reserve Account Initial Deposit. In addition, on each Distribution Date, the Reserve Account will be augmented by the deposit therein of the Available Amount remaining after the payment of the Servicer Payment and the deposit of the Noteholders' Distributable Amount in the Note Distribution Account as described above under '--Distributions.'


     Under the Sale and Servicing Agreement, on each Deposit Date, the Indenture Trustee is required to demand a withdrawal from the amounts on deposit in the Reserve Account, up to the Available Reserve Account Amount, in an amount equal to the excess, if any, of the Noteholders' Distributable Amount for the related Distribution Date over the Available Amount for such Distribution Date remaining after the payment of the Servicer Payment for such Distribution Date. Amounts so withdrawn will be deposited in the Collection Account.

     On each Distribution Date, the amount available in the Reserve Account (the 'AVAILABLE RESERVE ACCOUNT AMOUNT') will equal the lesser of (i) the amount on deposit in the Reserve Account and (ii) the Specified Reserve Account Balance. The aggregate amount withdrawn from the Reserve Account on any Deposit Date may not exceed the Available Reserve Account Amount for the related Distribution Date.

     The Specified Reserve Account Balance on any Distribution Date will equal 4.50% of the Pool Balance as of the related Settlement Date, but in any event will not be less than the lesser of (i) $5,325,240.59 (2.00% of the Cutoff Date Pool Balance) and (ii) such Pool Balance; provided that the Specified Reserve Account Balance will be calculated using a percentage of 8.00% on any Distribution Date (beginning with the January 1998 Distribution Date) for which
(x) the Average Net Loss Ratio exceeds 2.75% or (y) the Average Delinquency Percentage exceeds 3.00%. If the Specified Reserve Account Balance is increased pursuant the foregoing proviso, it will revert back to the amount as previously calculated if, for any three consecutive Distribution Dates, clauses (x) or (y) is not triggered.

     'AGGREGATE NET LOSSES' means, for any Distribution Date, the amount equal to (i) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (ii) the Net Liquidation Proceeds collected during such Collection Period with respect to any Liquidated Receivables.

     'AVERAGE DELINQUENCY PERCENTAGE' means, for any Distribution Date, the average of the Delinquency Percentages for such Distribution Date and the preceding two Distribution Dates.

     'AVERAGE NET LOSS RATIO' means, for any Distribution Date, the average of the Net Loss Ratios for such Distribution Date and the preceding two Distribution Dates.

     'DELINQUENCY PERCENTAGE' means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent (including Receivables, which are not Liquidated Receivables, relating to Financed Boats that have been repossessed), as of the close of business on the last day of the Collection Period immediately preceding such Distribution Date, determined in accordance with the Servicer's normal practices, such sum expressed as a percentage of the Pool Balance as of the close of business on the last day of such Collection Period.

     'NET LOSS RATIO' means, for any Distribution Date, an amount expressed as a percentage, equal to (i) the Aggregate Net Losses for such Distribution Date, divided by (ii) the average of the Pool Balances on each of the related Settlement Date and the last day of the related Collection Period.


     The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the the Certificateholders; provided that such reduction may not adversely affect any rating by a Rating Agency of a Note.

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     The availability of funds in the Reserve Account and, in the case of the
Class A Notes, the subordination of the Class B Notes and the Class C Notes, and, in the case of the Class B Notes, the subordination of the Class C Notes, are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them, and to decrease the likelihood that the Noteholders will experience losses. There is no other protection against losses on the Receivables.

     In certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes. Such shortfalls may result from, among other things, Aggregate Net Losses on the Receivables or the failure by either Seller or the Servicer to make any remittance under the Sale and Servicing Agreement.

     On each Distribution Date, if the amount on deposit in the Reserve Account (after giving effect to all deposits thereto or withdrawals therefrom on the day preceding such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Certificateholders in accordance with the Sale and Servicing Agreement and the Trust Agreement. Upon distribution to the Certificateholders of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

ADMINISTRATION AGREEMENTS

     Each of CITSF and Chase, as Administrators, will enter into an Administration Agreement with the Trust and the Indenture Trustee. Pursuant to each Administration Agreement, the Administrator party thereto will agree on behalf of the Trust to provide certain notices and to perform certain other administrative functions required by the Transfer and Servicing Agreements and the Indenture and specified in such Administration Agreement as being the responsibility of such Administrator. Compensation for the performance by CITSF of its obligations under the Administration Agreement to which it is a party will be included in the Servicing Fee. The Servicer will be responsible for compensating Chase for the performance of Chase's obligations under the Administration Agreement to which Chase is a party.

     Each Administration Agreement provides that the Administrator party thereto may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and that such Administrator will not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by such Administrator with due care.

STATEMENTS TO THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     Prior to each Distribution Date, the Servicer will provide to the Owner Trustee and Indenture Trustee a statement setting forth substantially the same information for such date and the related Collection Period as is required to be provided in the periodic reports provided to Noteholders described herein under 'Certain Information Regarding the Notes--Reports.'

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement will provide that a firm of independent public accountants will annually furnish to the Sellers, the Owner Trustee and the Indenture Trustee a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) with certain standards relating to the servicing of the Receivables, or as to the effectiveness of its processing and reporting procedures and certain other matters.

     The Sale and Servicing Agreement will also provide for delivery to the related firm of independent public accountants referred to in the immediately preceding paragraph, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such

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certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. Such resignation will not become effective until a successor Servicer has assumed the Servicer's servicing obligations and duties under the Transfer and Servicing Agreements.

     Pursuant to the Sale and Servicing Agreement, the Sellers will have the right to terminate all rights and obligations of the Servicer thereunder at any time after a calendar year, or in the case of 1997, the last three calendar months of 1997, during which Aggregate Losses on the Receivables exceed 1.20% of the average of the month-end principal balances of the Receivables for each month in such calendar year, or such three calendar months, so long as Chase,

Chase USA or another party acceptable to the Rating Agencies assumes the Servicer's servicing obligations and duties under the Transfer and Servicing Agreements.

     The Sale and Servicing Agreement will provide that neither the Servicer nor any of its shareholders, affiliates, directors, officers, employees and agents shall be under any liability to the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders or the Noteholders for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which otherwise would be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Transfer and Servicing Agreements will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action which arises under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In the event that the Servicer, in its discretion, undertakes any action which it deems necessary or desirable in connection with its rights and duties under the Transfer and Servicing Agreements or the interests of the Noteholders thereunder, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor out of amounts otherwise distributable to the Certificateholders from the Reserve Account.

     Any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer, which corporation or other entity assumes the obligations of the Servicer, will be the successor of the Servicer under the Transfer and Servicing Agreements.

EVENTS OF SERVICING TERMINATION

     'EVENTS OF SERVICING TERMINATION' under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the Servicer's certificate for the related Collection Period or any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee for deposit in any Trust Account any proceeds or payments required to be delivered under the terms of the Notes or the Sale and Servicing Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for five Business Days after discovery by the Servicer or for five Business Days after receipt of written notice to the Servicer by the Owner Trustee or the Indenture Trustee or to the Indenture Trustee and the Servicer by Noteholders representing not less than 25% of the aggregate principal amount of the Controlling Notes then

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outstanding; (ii) any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in the Sale and Servicing Agreement or Indenture, which failure materially adversely affects the rights of the Trust or the Noteholders or the Certificateholders and which continues unremedied for 60 days after receipt of written notice of such failure to the Servicer by the Owner Trustee or the Indenture Trustee or to the Indenture Trustee and the Servicer by Noteholders representing not less than 25% of the aggregate principal amount of the Controlling Notes; (iii) a court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days; or (iv) the Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     As long as an Event of Servicing Termination under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee or Noteholders representing not less than a majority of the aggregate principal amount of the Controlling Notes then outstanding may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon Chase will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that Chase is unwilling or unable to so act, the Sellers may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer. The Sellers may make such arrangements for compensation to be paid, which in no event may be greater than the Servicing Fee paid to the Servicer under the Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     The Noteholders representing not less than a majority of the aggregate principal amount of the Controlling Notes then outstanding may, on behalf of all the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement. Therefore, the Controlling Noteholders have the ability, as limited above, to waive defaults by the Servicer that could in certain instances materially adversely affect the Class B Notes and/or the Class C Notes. No such waiver will impair such Class B Noteholders' or Class C Noteholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without prior notice to the Noteholders but with prior consent of the Owner Trustee and notice to the Rating Agencies (i) to cure any ambiguity, to correct or supplement any provision therein or in the Notes or the Certificates that may be inconsistent with any other provision therein, to evidence a succession to the Servicer or a Seller pursuant to the related Transfer and Servicing Agreement, or to add any other provisions with respect to matters or questions arising under such Transfer and Servicing Agreement that are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided, however, that such action will not, on the basis of officer's certificate of the Servicer and the Sellers reasonably acceptable to the Owner Trustee and the Indenture Trustee, materially adversely affect the interests of the Trust, any Noteholder or any Certificateholder or (ii) to effect a transfer or assignment of

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the Trust's or the Servicer's rights, obligations and duties under such Transfer and Servicing Agreement. The Transfer and Servicing Agreements may also be amended by the Sellers, the Servicer, the Owner Trustee and the Indenture
Trustee with the consent of the Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding and Certificateholders representing a majority of the Certificate Interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders; or (ii) reduce the aforesaid percentage of the Noteholders or the Certificateholders that are required to consent to any such amendment, without the consent of Noteholders representing 100% of the aggregate principal amount of the Notes then outstanding or Certificateholders representing 100% of the Certificate Interest, as applicable. In addition to the foregoing limitations, the Sellers will covenant in the Sale and Servicing Agreement that they will not amend the Trust Agreement without the prior written consent of CITSF, as Administrator.

TERMINATION

     The obligations of the Servicer, the Sellers, the Owner Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the Distribution Date next succeeding the month that is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust and (ii) the payment to Noteholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

     In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from the Trust, as of the last day of any applicable Collection Period, if the outstanding Pool Balance with respect to the Receivables held by the Trust is 5% or less of the Cutoff Date Pool Balance as of such last day, all assets of the Trust (other than the Trust Accounts, except for the Paid-Ahead Account), including the remaining Receivables, any related Paid-Ahead Amounts and any rights of the Trust to Liquidated Receivables, at the price specified in the Sale and Servicing Agreement, which price shall not be less than the amount necessary to redeem the Class C Notes on the related Distribution Date after paying the Servicer Payment to the Servicer. The subsequent payment to the Class C Noteholders of all amounts required to be distributed to them pursuant to the Indenture will effect early redemption of the Class C Notes.

     The Indenture Trustee will give written notice of termination to each Class C Noteholder of record, which notice will specify the Distribution Date upon which such Class C Noteholders may surrender their Class C Notes to the Transfer Agent and Registrar for final payment. The final distribution to any Class C Noteholder will be made only upon surrender and cancellation of such holder's Class C Note (whether a Definitive Note or the Notes registered in the name of Cede representing the Class C Notes) at the office or agency of the Transfer Agent and Registrar specified in the notice of termination.

     Subject to applicable law and after the Indenture Trustee has taken certain measures to notify Noteholders, any money held by the Indenture Trustee or the Paying Agent in trust for payment on the Notes that remain unclaimed for two years shall, upon request of the Trust, be paid to the Trust. Following any such payment, the Owner Trustee and the Paying Agent shall no longer be liable to any Noteholder with respect to such unclaimed amount, and any claim with respect to such amount shall be an unsecured claim against the Trust. Subject to applicable law, any funds that then remain shall be paid to the Certificateholders.

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                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES TO THE TRUST

     The Receivables are 'chattel paper' as defined in the Uniform Commercial Code (the 'UCC') in effect in the State of New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect the Trust's ownership or security interest in the Receivables, the Sellers will file UCC-1 financing statements with the appropriate governmental authorities in the States of New York, Delaware and, with respect to the Chase Financial Receivables, Ohio, to give notice of Chase USA's, the Trust's and the Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under the Sale and Servicing Agreement, the Servicer will be obligated to maintain the perfection of the Trust's and the Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge merely because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables files since they would not be marked to show such sale, although Chase Marine Finance's master computer records will indicate such sale.

     Each of the Sellers intends that the transfer of the Receivables by it to the Trust under the Sale and Servicing Agreement constitute a sale. In the event that either Seller were to become insolvent, the FDIA, as amended by FIRREA, sets forth certain powers that the FDIC may exercise if it were appointed receiver of such Seller. To the extent that a Seller has granted a security interest in its related Receivables to the Trust and that interest was validly perfected before such Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Seller or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver of such Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed receiver of either Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, or were to require the Owner Trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Seller as provided under the FDIA, delays in payments on the Notes and possible reductions in the amount of those payments could occur.

     Prior to the Closing Date, the Chase Financial Receivables were sold by CFAC and CFHI to Chase USA. Each of CFAC, CFHI and Chase USA intends that the transfers of the Chase Financial Receivables to Chase USA constitute true sales, rather than pledges to secure indebtedness. CFAC and CFHI will take all actions that are required to perfect Chase USA's ownership interest in such Receivables by filing UCC-1 financing statements with the appropriate governmental authorities in the State of Ohio. Notwithstanding the foregoing, if CFAC or CFHI were to become a debtor under the Bankruptcy Code and CFAC or CFHI or a creditor or trustee-in-bankruptcy of CFAC or CFHI were to take the position that the sale of those Chase Financial Receivables transferred by CFAC or CFHI, as the case may be, to Chase USA should be recharacterized as a pledge of such Receivables to secure a borrowing of CFAC or CFHI, then delays in payments of collections of those Chase Financial Receivables to the Trust could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments, or a reduction in the amount of those Chase Financial Receivables securing such a borrowing, could result.

     The U.S. Court of Appeals for the Tenth Circuit issued its opinion in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) in which it concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior


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to the filing for bankruptcy remain property of the debtor's bankruptcy estate.
Although the Chase Financial Receivables are likely to be viewed as 'chattel paper,' as defined in the UCC, rather than as accounts, the rationale behind the Octagon ruling is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known, and the extent to which the Octagon decision will be followed in other courts or outside the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of CFAC or CFHI, however, even if the transfers of the Chase Financial Receivables to Chase USA were treated as sales, the Chase Financial Receivables transferred by CFAC or CFHI, as the case may be, would be part of the bankruptcy estate of such debtor and would be subject to claims of certain creditors and delays and reductions in payments to the Trust and holders of the Notes, or a reduction in the amount of Receivables supporting the Notes, could result.

SECURITY INTERESTS IN FINANCED BOATS

     The Receivables represent marine retail installment sale contracts, purchase money notes and other notes that evidence the credit sale or refinancing of Financed Boats to Obligors. When originated, each Receivable was secured by a security interest in the Financed Boat financed thereby. Each such security interest was required to be perfected under applicable state law and, in the case of certain Financed Boats described below, under applicable federal law. Generally, security interests in boats may be perfected in one of three ways: in 'title' states, by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle or wildlife department or other appropriate state agency; in non-title states, by filing a UCC-1 financing statement; and in respect of a boat eligible for documentation under federal law, by filing all documents necessary to create a first preferred Ship Mortgage (a 'PREFERRED MORTGAGE') under the Ship Mortgage Act of 1920 (1988 Recodification) Section30101 et seq. (the 'SHIP MORTGAGE STATUTES'). Vessels that meet the federal five net ton standard qualify for documentation under federal law ('U.S. DOCUMENTABLE BOATS'). However, federal documentation of vessels used exclusively for recreational purposes is discretionary.

     Chase Marine Finance had policies and procedures in place to ensure that all actions necessary under the laws of the states in which the Financed Boats were located at the time of origination of the Receivables were taken to perfect the originators' security interests in the Financed Boats. In addition, it was Chase Marine Finance's practice to require that all U.S. Documentable Boats of 27 feet or more in length or securing Marine Loans having original principal balances of $75,000 or more be federally documented and that a Preferred Mortgage on each such boat be filed. Chase Marine Finance's policy also required prior perfection of a security interest in any such boat under applicable state law in order to protect itself prior to completion of federal documentation. If a security interest in a boat is initially perfected by a UCC-1 filing or notation on a title under state law and such boat subsequently becomes a federally documented vessel, the holder of such security interest could lose the priority of its security interest in such boat under state law to the holder of a subsequently perfected Preferred Mortgage covering such boat.

     In the event that the originator of a Receivable failed to perfect the security interest in a Financed Boat (for example, by complying with the UCC rather than the applicable certificate of title statute, or by failing to comply with applicable state title law, or the Ship Mortgage Statutes or applicable United States Coast Guard (the 'COAST GUARD') regulations), such originator would not have a perfected first priority security interest in such Financed Boat. In this event, if third party liens equal or exceed the value of the Financed Boat, the only recourse of the Trust would be against the Obligor on an unsecured basis, if applicable, against a Dealer pursuant to its repurchase obligation or against the related Seller.

     Pursuant to the terms of the Sale and Servicing Agreement, each Seller will assign its security interest in the Financed Boats to the Trust and the Trust will pledge its security interest in the Financed Boats to the Indenture Trustee. However, due to administrative burden and expense, none of the Sellers, the Servicer or the Trust will amend the certificates of title or file assignments of the UCC-1 financing statements with respect to the Financed Boats to identify the Trust or the Indenture Trustee as the new secured party, nor will any of the Sellers or the Owner Trustee execute or file any transfer

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instruments with the appropriate governmental authorities. In a majority of states, the assignment of a Receivable together with the related security interest is, as a matter of state law, an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title or of any UCC-1 financing statements or the filing of any transfer instruments with the appropriate governmental authorities, and the new owner of the Receivable succeeds to the original secured party's rights as owner of the Receivable against creditors of the Obligor. In certain title states, in the absence of such certificate of title amendment or assignment of record to reflect the successive assignments of the security interest in the Financed Boat, the related Seller (if not the secured party of record), the Trust and/or the Indenture Trustee may not have a perfected security interest in the related Financed Boat. Under the Ship Mortgage Statutes, in the absence of an assignment of record of a Preferred Mortgage, the assignment of the related Receivable by itself will not convey the perfected preferred mortgage lien on the Financed Boat subject to such Preferred Mortgage and neither the related Seller (if not the secured party of record) nor the Trust will have a perfected security interest in such Financed Boat.

     Pursuant to the Sale and Servicing Agreement, the Sellers have agreed to cause filings of the assignments of each Preferred Mortgage (each a 'Designated Preferred Mortgage') relating to a Receivable having an original Principal Balance of $50,000 or more showing the chain of ownership of such Preferred Mortgage from the originator of such Receivable to the Trust within 120 days of the Closing Date. The Sellers believe that the filing of assignments of Preferred Mortgages relating to all Receivables having an original Principal Balance of $50,000 or more should result in the assignment to the Trust of substantially all of the Preferred Mortgages securing the Receivables. However, due to the administrative burden and expense of determining which Receivables having an original Principal Balance of less than $50,000 were secured by U.S. Documentable Boats, assignments will not be made of all Preferred Mortgages relating to the Receivables. Under the Ship Mortgage Statutes, in the absence of an assignment of a Preferred Mortgage, or in the event an assignment of a Preferred Mortgage is not effective, the Trust will not have a perfected security interest in the related Financed Boat. In such case, if third party liens equal or exceed the value of such Financed Boat, the only recourse of the Trust would be against the related Obligor on an unsecured basis or (in the case of a Receivable having an original Principal Balance of $50,000 or more) against the related Seller pursuant to its repurchase obligation.

     Except as described above, in the absence of fraud or forgery by a boat owner or administrative error by state recording officials or the Coast Guard, the notation of the lien of the originator of each Receivable on the certificate of title with respect to the related Financed Boat, the filing of a UCC-1 financing statement against the Obligor or the filing of an assignment of the related Preferred Mortgage, if any, as described above will be sufficient to protect the Trust against the rights of subsequent purchasers of such Financed Boat or subsequent lenders who take a security interest in such Financed Boat. If there are any Financed Boats as to which the originator of the related Receivable has failed to perfect the security interest assigned to the Trust,
(i) such security interest would be subordinate to, among others, holders of perfected security interests in such Financed Boats and (ii) subsequent purchasers of such Financed Boats would take possession free and clear of such security interest. There is also a risk that, in not identifying the Trust as the new secured party on the certificates of title or executing and filing of transfer instruments with the Coast Guard or assignments of UCC-1 financing statements with state officials, the security interest of the Trust or Indenture Trustee could be released through fraud or negligence.

     A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an obligor moves or the related boat is relocated. Actions must be taken to maintain the perfection of security interests in boats perfected under state law if the boat (in the case of a 'title' state) or the Obligor (in the case of a 'UCC' state) moves to a state other than the state in which such security interest was originally perfected. Under the laws of most states, a perfected security interest in a Financed Boat continues for four months after the Financed Boat is relocated in a new state (from the state in which a financing statement was properly filed initially to perfect the security interest or in which the certificate of title was issued) and thereafter until the owner re-registers

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

such Financed Boat in the new state. Many 'title' states require surrender of a certificate of title to re-register a Financed Boat. Accordingly, to allow re-registration the Servicer must surrender possession if it holds the certificate of title to a Financed Boat or, in the case of a Financed Boat registered in a state which provides for notation of liens on certificates of title but not possession of the certificates of title by the lien holder, the Servicer would typically receive notice of surrender if the security interest in the Financed Boat is noted on the certificate of title. Accordingly, in such cases, the Servicer should have the opportunity to re-perfect the security interest in the Financed Boat in the state of relocation. In states that do not issue a certificate of title at registration of a Financed Boat, re-registration in a different state could defeat perfection. In the ordinary course of servicing its portfolio of marine loans, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a titled Financed Boat showing a lienholder, unless the Servicer surrenders possession of the certificate of title, it generally will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Sale and Servicing Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Financed Boats.

     Under the laws of many states, certain possessory liens for repairs performed on a Financed Boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority over a security interest perfected under state law. Certain U.S. federal tax liens may also have priority over the lien of a secured party. Under the Ship Mortgage Statutes, a Preferred Mortgage supersedes a perfected state law security interest, a state created lien or forfeiture rights (so long as the secured party is innocent of wrong doing) but is subordinate to preferred maritime liens. Each Seller will represent in the Sale and Servicing Agreement that, as of the Cutoff Date, it has no knowledge of any such liens with respect to any Financed Boat related to a Receivable transferred by such Seller to the Trust. However, such liens could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee or the Indenture Trustee in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED BOATS

     The Servicer on behalf of the Trust and the Indenture Trustee may take action to enforce the Trust's security interest by repossession and resale of the Financed Boats securing the Receivables. The actual repossession may be contracted out to third party contractors. Under the Uniform Commercial Code and laws applicable in most states, a creditor can repossess a boat securing a loan by voluntary surrender, 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. Some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may be exercised on a limited number of occasions during the term of the contract. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Financed Boat, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor. Under federal law, notice to the owner of a Financed Boat subject to a Preferred Mortgage, any other lienholders who have filed notice with the Coast Guard and the Coast Guard is required to pass ownership of such Financed Boat in a non-judicial sale.

     Under the Uniform Commercial Code and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the boat securing such debtor's loan. However, many states impose prohibitions or limitations on deficiency judgments. In general, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency worthwhile.

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

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. Certain other factors, including the value of a Financed Boat, may limit the amount realized on the sale of the Financed Boat as collateral to an amount less than the amount due on the Receivable.

OTHER MATTERS

     Numerous federal and state consumer protection laws may impose requirements applicable to the origination and servicing of the Receivables, including the Truth in Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act, the Fair Debt Collection Practices Act and the Federal Trade Commission Act.

     The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC RULE'), other state statutes or the common law in certain states have the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller (which would include the Trust) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the FTC Rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Uniform Consumer Credit Code applicable in certain states contains provisions that generally duplicate this rule.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material United States ('U.S.') federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Notes by an investor who purchases the Notes pursuant to their original issuance at their original issue price. This summary is based upon the Internal Revenue Code of 1986, as amended (the 'CODE'), the Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The following discussion does not deal with all aspects of U.S. income taxation, nor does it address U.S. federal income tax consequences that may be relevant to certain types of investors, such as banks, insurance companies, dealers in securities, tax-exempt organizations or persons whose functional currency is not the U.S. dollar, who may be subject to special treatment under the Code. In addition, the following discussion does not address the alternative minimum tax consequences of an investment in the Notes or the consequences of such an investment under state and local tax laws or foreign tax laws. Accordingly, investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences that may be relevant to their purchase, ownership and disposition of the Notes based upon their particular facts and circumstances. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ('IRS') with respect to any of the U.S. federal income tax consequences discussed herein and opinions of counsel are not binding on the IRS or the courts. Thus, no assurance can be given that the IRS will not take positions contrary to those described below. The opinions of Simpson Thacher & Bartlett, special U.S. federal income tax counsel to the Sellers ('FEDERAL TAX COUNSEL'), described herein will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the Trust Agreement and related documents.

     This summary is intended as an explanatory discussion of the tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own advisers with regard to the tax consequences to it of investing in the Notes. An opinion of Federal Tax Counsel will be filed as an Exhibit to the Registration Statement.

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

     For purposes of the following discussion, except as otherwise provided herein, the term 'NOTEHOLDER' refers to the beneficial owner of a Note. In addition, the discussion below assumes that Noteholders will hold their Notes as 'capital assets' within the meaning of Section 1221 of the Code.

TRUST TREATED AS PARTNERSHIP

     Tax Characterization of the Trust. In the opinion of Federal Tax Counsel, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion is based on, among other things, certain facts and assumptions contained in such opinion.

TAX CONSEQUENCES

     Treatment of the Notes as Indebtedness. The Trust and the Noteholders, by their purchase of the Notes, agree to treat the Notes as debt for all U.S. tax purposes. In the opinion of Federal Tax Counsel, the Notes will be characterized as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     Interest Income on the Notes. The Notes will not be considered to have been issued with original issue discount ('OID') in excess of the statutorily defined de minimis amount (i.e., 1/4% of the principal amount of a Note multiplied by its weighted average to maturity). Consequently, the stated

interest thereon will be taxable to a Noteholder as ordinary interest income at the time it is received or accrued in accordance with such Noteholder's method of tax accounting. Under the applicable Treasury regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

     Sale or Other Disposition. If a Noteholder sells or otherwise disposes of a Note in a taxable transaction, the former Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the former Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the holder's cost therefor increased by any market discount previously included in income by such Noteholder and decreased by the amount of bond premium (if any) previously amortized and the amount of any payments, other than payments of stated interest, previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except to the extent such gain represents accrued interest or accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Noteholders. For purposes of this discussion, the term 'FOREIGN INVESTOR' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if the primary supervision over the administration of such trust can be exercised by a U.S. court and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

     Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of U.S. federal income tax will be required with respect to the payment by the Trust of principal or interest on a Note owned by a Foreign Investor, provided that the beneficial owner of the Note
     (i) is not actually or constructively a '10 percent shareholder' of the Trust (including a holder of 10% or more of such Trust's outstanding Certificates) or either Seller, (ii) is not a 'controlled foreign corporation' with respect to which the Trust or either Seller is a 'related person' within the meaning of the Code and (iii) satisfies the statement requirement (described generally below) set forth in Section 871(h) and
     Section 881(c) of the Code and the regulations thereunder; and

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

          (b) no withholding of U.S. federal income tax will be required with respect to any gain realized by a Foreign Investor upon the sale, exchange or retirement of a Note provided that, in the case of any gain representing accrued interest, the conditions described in (a) above are satisfied.


     To satisfy the requirement referred to in (a)(iii) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, the U.S. entity that would otherwise be required to withhold U.S. taxes with a statement to the effect that the beneficial owner is not a U.S. person. Pursuant to current temporary Treasury regulations, these requirements will be met if (i) the beneficial owner provides his name and address, and certifies, under penalties of perjury that he, she or it is not a 'U.S. person' (which certification may be made on an IRS Form W-8 or successor form), or (ii) a financial institution or securities clearing organization holding the Note on behalf of such beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the U.S. entity otherwise required to withhold U.S. taxes with a copy thereof.

     If a Foreign Investor cannot satisfy the requirements of the 'portfolio interest' exception described in (a) above, payments of premium, if any, and interest (including OID) made to a Foreign Investor with respect to a Note will be subject to a 30% U.S. withholding tax unless the beneficial owner of the Note provides the U.S. entity otherwise required to withhold U.S. taxes with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (ii) IRS Form 4224 (or successor form) stating that the interest paid on the Note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a Foreign Investor is engaged in a trade or business in the United States and premium, if any, or interest on the Note is effectively connected with the conduct of such trade or business, the Foreign Investor, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on such premium, if any, and interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest on the Note will be included in such foreign corporation's effectively connected earnings and profits.

     Any gain realized by a Foreign Investor upon the sale, exchange or retirement of a Note generally will not be subject to U.S. federal income tax unless (i) such gain or income is effectively connected with a trade or business conducted by the Foreign Investor in the United States and (ii) in the case of a Foreign Investor who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

     Information Reporting and Backup Withholding. In general, information reporting requirements generally will apply to payments of principal, interest and premium, if any, paid on the Notes and to the proceeds from the sale of a Note paid to U.S. persons, other than certain exempt recipients (such as corporations). In addition, a 31% U.S. backup withholding tax will apply to such payments if the Noteholder (i) is a U.S. person who fails to provide a taxpayer identification number, (ii) fails to certify such Noteholder's foreign or other exempt status or (iii) fails to report in full dividend and interest income.


     No information reporting or backup withholding will be required with respect to payments made by the Trust to a Foreign Investor if a statement described in (a)(iii) above under the caption 'Foreign Noteholders' has been received by the U.S. entity otherwise required to withhold U.S. taxes and such entity does not have actual knowledge that the beneficial owner is a U.S. person.

     In addition, backup withholding and information reporting will not apply if payments of principal, interest and premium (if any) on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States,

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

such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest and premium (if any), or to the proceeds from a sale that are not subject to backup withholding under the current regulations. Under proposed Treasury regulations, not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a U.S. person.

     Payments of principal, interest and premium (if any) on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds from the sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner (i) provides the statement referred to in (a)(iii) above and the payor does not have actual knowledge that the beneficial owner is a U.S. person or (ii) otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

     Possible Alternative Classification of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for U.S. federal income tax purposes, the Notes might be treated as equity interests in the Trust. Treatment of the Notes as equity interests in the Trust could have adverse tax consequences to certain Noteholders. For example, income to Foreign Investors generally could be subject to U.S. tax and U.S. tax return filing and withholding requirements and Noteholders who are individuals might be subject to certain limitations on their ability to deduct their allocable share of the Trust's expenses.

                         CERTAIN STATE TAX CONSEQUENCES

     The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Oklahoma. The State of Oklahoma imposes a state income tax on individuals, nonresident aliens (with respect to Oklahoma taxable income), corporations, certain foreign corporations, and trusts and estates with Oklahoma taxable income. No ruling on any of the issues discussed below will be sought from the Oklahoma Tax Commission.

     Because of the variation in each state's or locality's tax laws, it is impossible to predict the tax consequences to Noteholders or the Trust in all of the other state and local taxing jurisdictions. Noteholders, particularly financial institutions, are urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of the Notes.

TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     Crowe & Dunlevy, P.C., Oklahoma tax counsel to the Sellers ('OKLAHOMA TAX COUNSEL'), will advise the Trust that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Oklahoma income tax purposes, and the Noteholders not otherwise subject to taxation in Oklahoma should not become subject to taxation in Oklahoma solely because of a holder's ownership of Notes. However, a Noteholder already subject to Oklahoma's income tax could be required to pay additional Oklahoma tax as a result of the holder's ownership or disposition of Notes.

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

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code, impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, 'PLANS'), and on persons who are fiduciaries with respect to Plans, in connection with the investment of 'plan assets' of any Plan ('PLAN ASSETS'). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary with respect to such Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ('Parties in Interest' under ERISA and 'Disqualified Persons' under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Any fiduciary or other Plan investor considering whether to purchase any Notes on behalf of or with Plan Assets of any Plan should consult with its counsel for guidance regarding the ERISA Considerations applicable to the Notes offered hereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Notes without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Subject to the considerations described below, the Notes are eligible for purchase with Plan Assets of any Plan.

     Any fiduciary or other Plan investor considering whether to purchase the Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the Sellers, the Servicer, the Trust (by reason of a Seller's ownership of Certificates), the Indenture Trustee, the Owner Trustee, any other Certificateholder or any other parties may be deemed to be benefiting from the issuance of the Notes and may be Parties in Interest or Disqualified Persons with respect to the investing Plan. Any fiduciary or other Plan investor considering whether to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment, and of the Seller, the Servicer or the Trust as a Party-in-Interest or Disqualified Person with respect to the investing Plan, the availability of exemptive relief under any prohibited transaction exemption. For example, DOL Prohibited Transaction Exemptions 96-23 (relating to transactions determined by 'in-house asset managers'), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent 'qualified professional asset managers') may be available. A purchaser of the Notes should be aware, however, that even if the conditions specified in an exemption are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

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

     In addition, under U.S. Department of Labor Regulation Section 2510.3-101 (the 'PLAN ASSET REGULATION'), the purchase with Plan Assets of equity interests in the Trust could, in certain circumstances, cause the Receivables and other assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Nevertheless, because the Notes (a) should be treated as indebtedness under local law and debt, rather than equity, for tax purposes (see 'Certain Federal Income Tax Consequences--Tax Consequences to Noteholders--Treatment of the Notes as Indebtedness' herein), and (b) should not be deemed to have any 'substantial equity features,' purchases of the Notes with Plan Assets should not be treated as equity investments and, therefore, the Receivables and other assets included as assets of the Trust should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes (which are highly rated by the Rating Agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Before purchasing the Notes, a fiduciary or other Plan investor should itself confirm that the Notes constitute debt for purposes of the Plan Asset Regulation.

     The Notes may not be purchased with Plan Assets of any Plan if any of the Sellers, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. Each purchaser will be deemed to have represented and warranted that its purchase of a Note or any interest therein does not violate the foregoing limitation.

                                  UNDERWRITING

     As consideration for the transfer of the Receivables to the Trust, the Trust will issue the Notes to the Sellers, with (i) Chase receiving 49.40% of the original principal amount of each class of Notes and the Certificate Interest and (ii) Chase USA receiving 50.60% of the original principal amount of each class of Notes and the Certificate Interest. The Certificates are not being offered or sold hereby.

     Subject to the terms and conditions set forth in the underwriting agreement with respect to the Class A Notes (the 'CLASS A UNDERWRITING AGREEMENT') and the underwriting agreement with respect to the Class B Notes and the Class C Notes (the 'CLASS B AND CLASS C UNDERWRITING AGREEMENT,' and together with the Class A Underwriting Agreement, the 'UNDERWRITING AGREEMENTS'), the Sellers have agreed to sell to the underwriters with respect to the Class A Notes (the 'CLASS A UNDERWRITERS') and Chase Securities Inc., as underwriter with respect to the Class B Notes and the Class C Notes (the 'CLASS B AND CLASS C UNDERWRITER,' and together with the Class A Underwriters, the 'UNDERWRITERS'), and each of the Underwriters has agreed to purchase, the principal amount of each class of Notes set forth opposite its name below.

                                                            MERRILL LYNCH, PIERCE,
                            CHASE            GOLDMAN,           FENNER & SMITH
                       SECURITIES INC.     SACHS & CO.           INCORPORATED
                       ---------------    --------------    ----------------------
Class A-1 Notes.....   $ 14,000,000.00    $13,900,000.00        $13,900,000.00
Class A-2 Notes.....     18,600,000.00     18,500,000.00         18,500,000.00
Class A-3 Notes.....     17,000,000.00     16,800,000.00         16,800,000.00
Class A-4 Notes.....     12,500,000.00     12,400,000.00         12,400,000.00
Class A-5 Notes.....      9,900,000.00      9,700,000.00          9,700,000.00
Class A-6 Notes.....      7,900,000.00      7,900,000.00          7,900,000.00
Class B Notes.......     10,650,000.00                --                    --
Class C Notes.......     17,312,029.25                --                    --
                       ---------------    --------------    ----------------------
     Total..........   $107,862,029.25    $79,200,000.00        $79,200,000.00
                       ---------------    --------------    ----------------------
                       ---------------    --------------    ----------------------

     The Underwriters initially propose to offer all or a part of the Notes directly to the public at the respective public offering prices set forth on the cover page of this Prospectus and may offer a portion of the Notes to dealers at a price which represents a concession not in excess of the amounts set forth below for the respective classes of Notes. The Underwriters may allow, and such dealers may allow, a concession not in excess of the amounts set forth below for the respective classes of the Notes for certain dealers. After the initial public offering, the public offering prices and such concessions may from time to time be varied by the Underwriters.

                       CONCESSION TO    REALLOWANCE
                          DEALERS       CONCESSION
                       -------------    -----------
Class A-1 Notes.....       0.100%          0.050%
Class A-2 Notes.....       0.100           0.050
Class A-3 Notes.....       0.125           0.075
Class A-4 Notes.....       0.150           0.100
Class A-5 Notes.....       0.175           0.125
Class A-6 Notes.....       0.200           0.150

Class B Notes.......       0.250           0.200
Class C Notes.......       0.300           0.250

     The Indenture Trustee and the Owner Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Collection Account, the Paid-Ahead Account and the Reserve Account in Permitted Investments acquired from the Underwriters.

     Chase Securities Inc. may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Chase Securities Inc. to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Issuer nor Chase Securities Inc. represent that Chase Securities Inc. will engage in any such transactions or that such transactions, if commenced, will not be discontinued without notice.

     This Prospectus may be used by Chase Securities Inc., an affiliate of the Sellers and a subsidiary of the Corporation, in connection with offers and sales related to market-making transactions in the Notes. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Chase Securities Inc. has no obligation to make a market in the Notes, and it may discontinue any such market-making activities at any time without notice, in its sole discretion.

     The Sellers and CITSF will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Notes will be passed upon for the Sellers by Simpson Thacher & Bartlett (a partnership that includes professional corporations), New York, New York and certain other legal matters will be passed upon for the Sellers by Robert S. Fisher, Esq. and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain Oklahoma state tax matters will be passed upon for the Sellers by Crowe & Dunlevy, P.C., Oklahoma City, Oklahoma. From time to time Simpson Thacher & Bartlett and Orrick, Herrington & Sutcliffe LLP provide legal services to the Sellers and their affiliates.

                                 INDEX OF TERMS

     TERM                                                            PAGE
     ------------------------------------------------------------- --------
     Actual Principal Balance.....................................       57
     Actuarial Receivables........................................       30
     Administration Agreement.....................................        9
     Administrative Fees..........................................       58
     Administrator................................................        9
     Aggregate Losses.............................................       58
     Aggregate Net Losses.........................................       66
     Asset Service Center.........................................       34
     Available Amount.............................................       63
     Available Reserve Account Amount.............................       66
     Average Delinquency Percentage...............................       66
     Average Net Loss Ratio.......................................       66
     Banks........................................................        1
     Business Day.................................................        4
     CBC..........................................................       35
     CBC Holding..................................................       35
     Cede.........................................................       ii
     Cedel........................................................        i
     Cedel Participants...........................................       51
     Certificate Interest.........................................       ii
     Certificateholder............................................        3
     Certificates.................................................    ii, 3
     CFAC.........................................................       14
     CFHI.........................................................       14
     CFMC.........................................................        1
     Chase........................................................        i
     Chase Financial Receivables..................................       14
     Chase Marine Finance.........................................        1
     Chase Marine Finance Portfolio...............................       16
     Chase N.A....................................................        1
     Chase USA....................................................        i
     Chase/Chemical Merger........................................       31
     CIT..........................................................        1
     CITCF-NY.....................................................       31
     CITSF........................................................        1
     Class........................................................       49
     Class A Noteholders..........................................        4
     Class A Noteholders' Interest Carryover Shortfall............       64
     Class A Noteholders' Interest Distributable Amount...........       64
     Class A Noteholders' Monthly Interest Distributable Amount...       64
     Class A Notes................................................        2
     Class A-1 Notes..............................................        2
     Class A-2 Notes..............................................        2
     Class A-3 Notes..............................................        2

     TERM                                                            PAGE
     ------------------------------------------------------------- --------
     Class A-4 Notes..............................................        2
     Class A-5 Notes..............................................        2
     Class A-6 Notes..............................................        2
     Class A Underwriters.........................................       80
     Class A Underwriting Agreement...............................       80
     Class B and Class C Underwriters.............................       80
     Class B and Class C Underwriting Agreement...................       80
     Class B Noteholders..........................................        4
     Class B Noteholders' Interest Carryover Shortfall............       64
     Class B Noteholders' Interest Distributable Amount...........       65
     Class B Noteholders' Monthly Interest Distributable Amount...       65
     Class B Notes................................................        2
     Class C Noteholders..........................................        4
     Class C Noteholders' Interest Carryover Shortfall............       65
     Class C Noteholders' Interest Distributable Amount...........       65
     Class C Noteholders' Monthly Interest Distributable Amount...       65
     Clearing Agency..............................................       50
     Clearing Corporation.........................................       50
     Closing Date.................................................        i
     Coast Guard..................................................       72
     Code.........................................................       75
     Collection Account...........................................        8
     Collection Period............................................        6
     Commission...................................................      iii
     Contract Rate................................................       56
     Controlling Notes............................................       47
     Cooperative..................................................       52
     Corporation..................................................        i
     CPR..........................................................       39
     CPR Table....................................................       40
     Cutoff Date..................................................       ii
     Cutoff Date Pool Balance.....................................        4
     Dealer Agreements............................................       31
     Dealers......................................................       31
     Definitive Notes.............................................       52
     Delinquency Percentage.......................................       66
     Deposit Date.................................................       58
     Depositaries.................................................       50
     Designated Preferred Mortgage................................       77
     Direct Receivables...........................................       31
     Distribution Date............................................       ii
     DKB..........................................................       35
     DTC..........................................................        i
     Due Date.....................................................       30

     Duff & Phelps................................................       10

     TERM                                                            PAGE
     ------------------------------------------------------------- --------
     Eligible Deposit Account.....................................       57
     ERISA........................................................       79
     Euroclear....................................................    i, 52
     Euroclear Operator...........................................       52
     Euroclear Participants.......................................       52
     Events of Default............................................       47
     Events of Servicing Termination..............................       68
     Exchange Act.................................................      iii
     Excluded Forced-Placed Insurance Premiums....................       17
     Excluded Precomputed Amounts.................................       17
     FDIA.........................................................       14
     FDIC.........................................................        i
     Fed..........................................................       29
     Federal Tax Counsel..........................................       75
     Final Scheduled Distribution Date............................        6
     Final Scheduled Maturity Date................................        4
     Financed Boats...............................................        3
     FIRREA.......................................................       14
     Foreign Investor.............................................       76
     FTC Rule.....................................................       75
     Genmar.......................................................       33
     Indenture....................................................    ii, 2
     Indenture Trustee............................................       ii
     Indirect Receivables.........................................       31
     Interest Accrual Period......................................        5
     Interest Rate................................................        4
     Investment Earnings..........................................       58
     IRS..........................................................       75
     Issuer.......................................................     i, 1
     Liquidated Receivable........................................       64
     Loss.........................................................       59
     Marine Loans.................................................       17
     MHC..........................................................       35
     Military Reservist Relief Act................................       56
     Monthly Advance..............................................        7
     Moody's......................................................       10
     NADA.........................................................       33
     Net Liquidation Proceeds.....................................       64
     Net Loss Ratio...............................................       66
     New Financed Boat............................................       19
     Note Pool Factor.............................................       45
     Noteholder...................................................   51, 76

     Noteholders..................................................        4
     Noteholders' Distributable Amount............................       65
     Noteholders' Interest Distributable Amount...................       65

     TERM                                                            PAGE
     ------------------------------------------------------------- --------
     Noteholders' Principal Carryover Shortfall...................       65
     Noteholders' Principal Distributable Amount..................       65
     Notes........................................................       ii
     Obligor......................................................        7
     OID..........................................................       76
     Oklahoma Tax Counsel.........................................       78
     Original Pool Balance........................................        4
     Originator...................................................       31
     Outstanding Principal Amount.................................       28
     Owner Trustee................................................    ii, 2
     Paid-Ahead Account...........................................       39
     Paid-Ahead Amounts...........................................        9
     Paid-Ahead Period............................................       38
     Paid-Ahead Precomputed Receivable............................       39
     Paid-Ahead Simple Interest Receivable........................       38
     Participants.................................................       ii
     Paying Agent.................................................       57
     Payment Shortfall............................................        8
     Permitted Investments........................................       58
     Plan Asset Regulation........................................       80
     Plan Assets..................................................       79
     Plans........................................................       79
     Pool Balance.................................................        4
     Precomputed Receivables......................................       30
     Preferred Mortgage...........................................       72
     Prepayments..................................................       37
     Principal Balance............................................       63
     Principal Distributable Amount...............................       63
     Principal Prepayment.........................................       64
     Qualified Institution........................................       57
     Qualified Trust Institution..................................       57
     Rating Agencies..............................................       10
     Receivables..................................................       17
     Receivables Pool.............................................       17
     Record Date..................................................        4
     Regional Centers.............................................       32
     Registration Statement.......................................      iii
     Relief Act Reduction.........................................       56
     Repurchase Amount............................................       56
     Repurchased Receivable.......................................       63

     Reserve Account..............................................        6
     Reserve Account Initial Deposit..............................        6
     Rule of 78's.................................................       30
     Rule of 78's Receivables.....................................       30
     Rules........................................................       51

     TERM                                                            PAGE
     ------------------------------------------------------------- --------
     Sale and Servicing Agreement.................................        3
     Schedule of Receivables......................................       55
     Securities Act...............................................      iii
     Sellers......................................................     i, 1
     Servicer.....................................................    ii, 1
     Servicer Payment.............................................        9
     Servicing Fee................................................        9
     Servicing Fee Rate...........................................        9
     Servicing Transfer...........................................        1
     Servicing Transfer Agreements................................        2
     Settlement Date..............................................        9
     Ship Mortgage Statutes.......................................       72
     Simple Interest Receivables..................................       30
     Soldiers' and Sailors' Civil Relief Act......................       56
     Specified Reserve Account Balance............................        7
     Standard & Poor's............................................       10
     Stockholders Agreement.......................................       35
     Terms and Conditions.........................................       52
     Transfer Agent and Registrar.................................       53
     Transfer and Servicing Agreements............................       55
     Trust........................................................        i
     Trust Accounts...............................................       57
     Trust Agreement..............................................        1
     UCC..........................................................       71
     Underwriters.................................................       80
     Underwriting Agreement.......................................       80
     U.S..........................................................       75
     U.S. Documentable Boats......................................       72
     Used Financed Boat...........................................       19

                                                                         ANNEX A

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Chase Manhattan Marine Owner Trust 1997-A Class A-1 5.845% Asset Backed Notes, Class A-2 6.028% Asset Backed Notes, Class A-3 6.140% Asset Backed Notes, Class A-4 6.250% Asset Backed Notes, Class A-5 6.420% Asset Backed Notes, Class A-6 6.500% Asset Backed Notes, Class B 6.680% Asset Backed Notes and Class C 6.850% Asset Backed Notes (the 'GLOBAL NOTES') to be issued will be available only in book-entry form. Investors in the Global Notes may hold Global Notes through any of The Depository Trust Company ('DTC'), Cedel or Euroclear. The Global Notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Notes through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing corporation organizations or their participants.

INITIAL SETTLEMENT

     All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Notes through DTC will follow the settlement practice applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with the holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Notes through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no

'lock-up' or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel, or Euroclear through a Cedel Participant or Euroclear Participant, at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be backed-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Notes are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's custom procedures;

          (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of the Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes and who reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption of Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by such beneficial owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. PERSON' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS, THE SERVICER OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLERS, THE SERVICER OR THE RECEIVABLES SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

------------------------------------------------------------

TABLE OF CONTENTS

     Summary of Terms..................................................  1
     Risk Factors...................................................... 11
     The Trust......................................................... 16
     The Receivables Pool.............................................. 19
     Chase and Chase USA............................................... 34
     The CIT Group/Sales Financing, Inc., Servicer..................... 34
     Use of Proceeds................................................... 37
     Weighted Average Life of the Notes................................ 37
     Note Pool Factors and Trading Information......................... 45
     Description of the Notes.......................................... 45
     Certain Information Regarding
       the Notes....................................................... 50
     Description of the Certificates................................... 54
     Description of the Transfer and Servicing Agreements.............. 55
     Certain Legal Aspects of the Receivables.......................... 71
     Certain Federal Income Tax
       Consequences.................................................... 75
     Certain State Tax Consequences.................................... 78
     ERISA Considerations.............................................. 79
     Underwriting...................................................... 80
     Legal Matters..................................................... 81
     Index of Terms.................................................... 82
     Annex A........................................................... A-1

Until January 14, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver this Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS


$266,262,029.25

CHASE MANHATTAN MARINE
OWNER TRUST 1997-A

$ 238,300,000.00
CLASS A ASSET BACKED NOTES

$ 10,650,000.00
CLASS B ASSET BACKED NOTES

$ 17,312,029.25
CLASS C ASSET BACKED NOTES

CHASE MANHATTAN BANK USA,
NATIONAL ASSOCIATION

THE CHASE MANHATTAN BANK
SELLERS

THE CIT GROUP/
SALES FINANCING, INC.
SERVICER

UNDERWRITERS OF THE CLASS A NOTES
CHASE SECURITIES INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH & CO.

UNDERWRITER OF THE CLASS B NOTES AND CLASS C NOTES
CHASE SECURITIES INC.

OCTOBER 16, 1997